Exhibit 10.14
144 TOWNSEND STREET
LEASE AGREEMENT
THIS LEASE AGREEMENT (this “Lease”) is entered into as of April ___, 2020 (the “Effective Date”), by and between SOMA HUB LLC, a California limited liability company (“Landlord”), and USER TESTING, INC., a California corporation (“Tenant”).
RECITALS
A.    Landlord is the tenant under that certain Lease Agreement dated January 30, 2015, as amended by that certain First Amendment to Lease Agreement dated October 29, 2015 (collectively, the “Master Lease”), wherein NORTHSHORE RESOURCES V LP, a California limited partnership (“Master Landlord”) leased to Landlord certain premises (the “Master Premises”) consisting of the Land (as defined in the Master Lease) and that certain building (the “Building”) located at 144 Townsend Street, San Francisco, California, and all improvements located on the Land. A copy of the Master Lease (with certain confidential information redacted) is attached hereto as Exhibit A and made a part hereof.
B.    Tenant desires to lease from Landlord, and Landlord is willing to lease to Tenant, on the terms and conditions set forth herein, certain premises (the “Premises”) consisting of a portion of the Master Premises, consisting of approximately forty-five thousand (45,000) rentable square feet (comprising the entire interior of the Building), as shown on the floor plans attached hereto as Exhibit B and hereby made a part hereof.
NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, Landlord and Tenant (together, the “Parties” and each sometimes a “Party”) hereby agree and covenant with each other as follows:
1.    Basic Lease Information. The information set forth in this Section (the “Basic Lease Information”) is intended to supplement or summarize the provisions set forth in the full text of this Lease. Each reference in this Lease to any of the terms set forth below shall mean the respective information set forth next to such term as amplified, construed, or supplemented by any particular section of the Lease pertaining to such information. In the event of a conflict between the provisions of this Section and the full text of the Lease, the full text of the Lease shall control.
1.1    Landlord: SOMA HUB LLC, a California limited liability company
Landlord’s Address:    [***]
1.2    Tenant: USER TESTING, INC., a California corporation
Tenant’s Address (Prior to Commencement Date):
User Testing, Inc. 690 5th Street
San Francisco, California 94107
Attn.: Legal

Tenant’s Address (After Commencement Date):
User Testing, Inc. 144 Townsend Street
San Francisco, California
Attn.: Legal
1.3    Permitted Use: General office use, including related administrative and storage use, subject to the terms and conditions of the Master Lease.
1.4    Commencement Date: June 1, 2020, subject to Sections 3.1.1 and 3.1.2
1.5    Rent Commencement Date: September 1, 2020 subject to Section 3.1.1
1.6    Expiration Date: August 31, 2025, unless extended or terminated pursuant to the terms of this Lease.
1.7    Lease Term: From the Commencement Date through the Expiration Date
1.8    Monthly Base Rent:

Period of Lease Term (Months Refer to Full Calendar Months following the Rent Commencement Date)	Annual Rate Per RSF	Total Monthly Base Rent
Months 1 - 6	$83.00	$207,500.00*
Months 7 – 12	$83.00	$311,250.00
Months 13 – 24	$85.49	$320,587.50
Months 25 – 36	$90.00	$337,500.00
Months 37 – 48	$94.50	$354,375.00
Months 49 – 60	$99.24	$372,150.00
*Total Monthly Base Rent for Months 1-6, as set forth in the above rent chart, has been calculated based upon the square footage of Floors 1 and 3 (i.e., 30,000 rentable square feet). Total Monthly Base Rent for Months 7-12, as set forth in the above rent chart, has been calculated based upon the square footage of Floors 1, 2 and 3 (i.e. 45,000 rentable square feet).
1.9    Security Deposit: $622,500, subject to reduction as provided in Section 8.2.
1.10    Letter of Credit: $1,867,500, as described more specifically in Rider 1
1.11    Base Year: Calendar Year 2021
1.12    Operating Expenses: Commencing on January 1, 2022, Tenant shall pay to Landlord as Additional Rent one hundred percent (100%) of the Excess Expenses for each Expense Year (as such terms are defined in Section 6) during the Lease Term, as described more particularly in Section 6. Excess Expenses shall be paid in equal monthly installments along with the Base Rent.
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1.13    Brokers:
Tenant’s Broker: [***]
Landlord’s Broker: None
1.14    Option to Extend: Tenant shall have one (1) option to extend the Lease Term for three (3) years, subject to the provision of Section 3.2.
2.    Demise of Premises; Condition of Premises; Existing FF&E.
2.1    Demises of Premises Landlord shall lease and demise to Tenant, and Tenant shall hire and accept from Landlord, the Premises on and subject to the terms and conditions set forth in this Lease.
2.2    Condition of Premises. Tenant accepts the Premises in its presently existing “AS- IS” and “WHERE-IS” condition as of the date of execution of this Lease, and Landlord makes no representations or warranties as to the compliance of the Building and/or Premises with any Laws (as defined in the Master Lease). Without limiting the foregoing or any other provision of this Lease, Tenant hereby acknowledges and agrees that, prior to the date of Tenant’s execution of this Lease: (i) Landlord has delivered to Tenant, without any warranty or representation as to the accuracy thereof or to the ability of Tenant to rely thereon, and Tenant has received, a copy of that certain Phase I Environmental Site Assessment Report dated June 1, 2015, prepared by Partner Engineering and Science, Inc. relating to the Building; and (ii) Landlord has disclosed to Tenant that the Building was constructed in or around 1922 and that Landlord has not performed any seismic upgrades to the Building. Notwithstanding anything to the contrary contained herein, Tenant expressly acknowledges and agrees that Tenant shall have sole responsibility for determining (a) the uses of the Building allowed by the zoning and other land use regulations applicable to the Premises; and (b) whether Tenant can obtain all necessary permits and approvals for Tenant’s use and occupancy of the Premises, including without limitation, permits and approvals for any tenant improvements desired by Tenant.
2.3    Existing Furniture, Fixtures and Equipment. Landlord and Tenant acknowledge and agree that certain furniture, fixtures and equipment described on Exhibit E attached hereto and incorporated herein by this reference (collectively, the “Existing FF&E”) is situated in the Premises as of the Effective Date and that Landlord has entered into an agreement with the former tenant of the Premises (the “Former Tenant”) pursuant to which Former Tenant has agreed to sell the Existing FF& E to Landlord prior to the Commencement Date. Subject to the Former Tenant complying with the terms of its agreement with Landlord and conveying title and possession of the Existing FF&E to Landlord, Landlord shall deliver the Premises to Tenant with the Existing FF&E in the Premises as of the Commencement Date and such Existing FF&E shall be available for Tenant’s use during the Lease Term, at no additional charge to Tenant, on an “AS-IS, WITH ALL FAULTS” basis, without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose. In consideration of Landlord’s agreement to permit Tenant to use the Existing FF&E during the Term of this Lease, from and after the Commencement Date, Landlord shall have no obligation to repair, maintain or insure any of the Existing FF&E, and such Existing FF&E shall be repaired and maintained and insured by Tenant, at Tenant’s sole cost and expense. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord with the Existing FF&E located in the Premises (unless removed or replaced in accordance with this Section) and in the same condition as received, subject to reasonable wear and tear. In the event that Tenant wishes to remove any of the Existing FF&E from the Premises during the Term of this Lease,
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Tenant shall give Landlord prior notice and Landlord, at Landlord’s cost shall make arrangements for the removal of such items of the Existing FF&E that Tenant wishes to remove. At its sole option, Tenant shall have the right to replace any damaged Existing FF&E with a substantially similar item of furniture, fixture, or equipment (any such item or items, a “Replacement FF&E”), provided that Tenant shall provide Landlord with prior notice and photos and receipts for any such Replacement FF&E items for Landlord’s records. At the expiration or earlier termination of the Lease, Tenant shall transfer ownership of the Replacement FF&E to Landlord at no additional charge to Landlord, on an “AS-IS”, WITH ALL FAULTS” basis, without recourse, representation or warranty of any kind or nature, express or implied, and in no event shall Tenant owe Landlord any compensation for the items of the Existing FF&E that were replaced due to such damage. Tenant expressly acknowledges and agrees that in no event shall any defects in the functioning (or failure to function) of all or any portion of the Existing FF&E impact in any way the validity of this Lease or any of Tenant’s obligations hereunder, including, without limitation, Tenant’s obligation to pay Rent hereunder.
3.    Lease Term.
3.1    Initial Lease Term; Tenant’s Right to Terminate.
3.1.1    Initial Lease Term. This Lease shall be for a term (herein called the “Lease Term”) specified in the Basic Lease Information; and the Lease Term shall commence on the date provided for in the Basic Lease Information and shall end on the date provided for therein, unless sooner terminated or extended as provided herein. Tenant expressly acknowledges that the Premises are occupied by the Former Tenant pursuant to a lease between Landlord and the Former Tenant which is scheduled to expire on May 31, 2020. Landlord shall use commercially reasonable efforts to deliver possession of the Premises to Tenant on or prior to the Commencement Date set forth in the Basic Lease Information (the actual date of such delivery shall be referred to herein as the “Delivery Date”); provided, however, if on the Delivery Date, there are Laws, including, but not limited to, governmental emergency orders, governmental health orders, governmental executive orders, and governmental emergency directives, in effect that prohibit Tenant from conducting its business on the Premises due to the COVID-19 pandemic (such laws, collectively, the “COVID-19 Laws”), then the Delivery Date (and Landlord’s actual delivery of the Premises) and the Commencement Date shall be tolled, and shall not be deemed to occur until such COVID-19 Laws permit Tenant to legally conduct of its business on the Premises, and in such event, the following provisions shall apply: (i) the Lease Term shall not commence on the date set forth in the Basic Lease Information, but shall commence on the earliest date thereafter that Landlord delivers possession of the Premises to Tenant and the COVID-19 Laws do not prohibit Tenant from legally conducting its business on the Premises; (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, except that (x) the Lease Term shall begin (and the Commencement Date) shall be deemed to occur on the actual date that the Delivery Date occurs (provided that COVID-19 Laws do not prohibit Tenant from legally conducting its business on the Premises on such date); and (y) the Rent Commencement Date shall be ninety (90) days after the date that the Commencement Date occurs; (iii) Tenant shall have no claim against Landlord because of Landlord’s failure to deliver possession of the Premises on the date originally fixed therefor; (iv) Tenant shall have no additional right to terminate this Lease or abate Rent pursuant to this Lease if the COVID-19 Laws in effect after the Commencement Date prohibit Tenant from legally occupying the Premises for the conduct of its business (except that the foregoing shall not be an exemption of liability under any insurance procured by Tenant under this Lease, relating to the Premises, or relating to Tenant’s conducting its business on the Premises for failures or delays in the performance of the Lease for the period that the failure or delay is a result of an act of government that results in the frustration of the purpose of the contract); and (v) the Expiration Date of the Term shall be extended beyond the date specified in the Basic Lease Information by one day for every
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day during the period commencing on June 1, 2020, until the actual Commencement Date occurs, as provided herein. Notwithstanding the foregoing, if (a) Landlord has not delivered possession of the Premises to Tenant on or prior to October 1, 2020; and (b) as of October 1, 2020, COVID-19 Laws do not prohibit Tenant from legally conducting its business on the Premises, then Tenant shall have the right to terminate this Lease upon delivery to Landlord of written notice of its election to do so on or prior to October 10, 2020. Further, notwithstanding the foregoing, if (1) Landlord has not delivered possession of the Premises to Tenant on or prior to October 1, 2020; and (2) as of October 1, 2020, the COVID-19 Laws prohibit Tenant from legally conducting its business on the Premises, and Tenant has not accepted possession of the Premises, then Landlord and Tenant shall each have the right to terminate this Lease by delivery of written notice to the other party of its election to do so on or prior to October 10, 2020. If either party is entitled to exercise a right to terminate this Lease pursuant to Section 3.1 and fails to deliver such written notice to the other party on or prior to October 10, 2020, then such party shall have no further right to terminate this Lease due to failure of the Delivery Date or the Commencement Date not occurring prior to October 1, 2020. If either party exercises its right to terminate this Lease pursuant to this Section 3.1, Landlord shall return any and all Rent, Security Deposit and Letter of Credit previously delivered by Tenant to Landlord within ten (10) business days and neither party shall have any liability or obligations hereunder. Each party’s right to terminate this Lease pursuant to this Section 3.1 shall be such party’s sole right and/or remedy for the failure of the Delivery Date and/or the Commencement Date to occur on or prior to October 1, 2020. Tenant shall have the right, at its option, to accept possession of the Premises even if COVID-19 Laws prohibit access to the Premises. Notwithstanding anything to the contrary contained herein, if Landlord tenders possession of the Premises to Tenant (A) prior to the date specified in the Basic Lease Information for the commencement of the Term; or (B) as of a date that COVID-19 Laws prohibit Tenant from legally conducting its business on the Premises, and Tenant chooses to accept such possession, then the Term and Tenant’s obligations hereunder shall commence (and the Commencement Date shall occur) on the date that Tenant accepts such possession, but in no event shall the Expiration Date or the Rent Commencement Date be advanced by such early possession. In the event that the actual Commencement Date is a date which is other than the Commencement Date set forth in the Basic Lease Information, within a reasonable period of time after the date Tenant takes possession of the Premises Landlord shall deliver to Tenant an amendment to this Lease that shall be limited to setting forth the actual Commencement Date, the Rent Commencement Date and the Expiration Date, which amendment Tenant shall execute and return to Landlord within five (5) days after Tenant’s receipt thereof. If Tenant fails to execute and return the amendment within such 5- day period or provide written objection thereto, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment.
3.1.2    Tenant’s Right to Terminate. Notwithstanding anything the contrary contained in this Lease, Tenant shall have the right to terminate this Lease by delivering a notice in the form attached as Exhibit G to Landlord at any time on or prior to April 30, 2020, electing to terminate this Lease effective on May 1, 2020, and in the event of such termination, neither party shall have any liability or obligations hereunder. For purposes of this Section 3.1.2, and notwithstanding anything to the contrary in Section 28.1, Tenant may deliver such notice via email to the following email addresses: [***] and [***], and if delivered to such email address shall be deemed given, delivered and received on the date of delivery.
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3.2    Option to Extend Term.
3.2.1    Subject to the provisions, limitations and conditions set forth in this Section 3.2, Tenant shall have an option (the “Renewal Option”) to extend the Lease Term for all of the Premises for one (1) additional three (3) year period (the “Extended Term”).
3.2.2    If Landlord does not receive written notice (the “Option Notice”) from Tenant of its exercise of the Renewal Option on or prior to the date that is one hundred eighty (180) days prior to the end of the initial Lease Term, all rights under the Renewal Option shall automatically terminate and shall be of no further force or effect.
3.2.3    The initial monthly Base Rent for the Premises for the Extended Term shall be equal to the then Fair Rental Value, as hereinafter defined. As used herein, the “Fair Rental Value” payable by Tenant for the Extended Term shall mean the current market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Building and Premises, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, and located in the competitive SOMA submarket area of the Premises, as determined pursuant to this Section 3.2.3; provided, however in no event shall the initial Fair Rental Value be less than the Base Rent in effect during the last month of the initial Lease Term times 1.05. The Fair Rental Value for the Extended Term shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.
If Landlord and Tenant are unable to agree on the Fair Rental Value for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least five (5) years’ full-time commercial real estate brokerage experience in the SOMA submarket of San Francisco to set the Fair Rental Value for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Rental Value for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Rental Value within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extended Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Rental Value. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Rental Value for the Extended Term. The determination of the Fair Rental Value by the third broker shall be binding upon Landlord and Tenant.
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Upon determination of the initial monthly Base Rent for the Extended Term pursuant to the terms outlined above, Landlord and Tenant shall within a reasonable period of time execute an amendment to the Lease. Such amendment shall be limited to setting forth the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to further extend the initial term of the Lease unless Landlord and Tenant otherwise expressly agree in writing.
3.2.4    If Tenant timely and properly exercises this Renewal Option, in strict accordance with the terms contained herein: (i) Tenant shall accept the Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises (except as otherwise expressly provided in this Lease); and (ii) Tenant hereby agrees that, unless otherwise agreed in writing by Landlord and Tenant subsequent to the date of this Lease, Tenant will solely be responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Tenant or who claims a commission based on any act or statement of Tenant (“Tenant’s Renewal Broker”) in connection with the Option.
3.2.5    The Renewal Option is personal to the originally named Tenant (i.e., User Testing, Inc.) (the “Originally Named Tenant”) and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease (other than to a Permitted Transfer Assignee (as defined in Section 22.3) of the Originally Named Tenant and no assignee or subtenant shall have any right under this Section (other than a Permitted Transfer Assignee of the Originally Named Tenant) unless Landlord expressly agrees so in writing. At Landlord’s option, all rights of Tenant under the Renewal Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (i) there has occurred an uncured Event of Default at any time during the Lease Term or an Event of Default exists at the time the Renewal Option is exercised by Tenant and/or (ii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all of the Premises (other than to a Permitted Transfer Assignee of the Originally Named Tenant); and/or (iii) there has occurred a material and adverse change to Tenant’s financial condition; and/or (iv) Tenant has failed to exercise properly the Renewal Option in a timely manner in strict accordance with the provisions of this Section; and/or (v) Tenant (or a Permitted Transfer Assignee) no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms of the Lease.
4.    Master Landlord’s Consent. The obligations of Landlord and Tenant under this Lease are subject and conditioned upon Landlord obtaining Master Landlord’s consent to this Lease. Landlord shall use good faith, diligent efforts to obtain such consent. Landlord makes no representation or warranty to Tenant that Landlord will be able to obtain such consent and Landlord shall not have any liability to Tenant in the event that Master Landlord does not consent to this Lease. Landlord shall seek to obtain Master Landlord’s consent in the form attached as Exhibit E to the Master Lease, subject to such modifications as may be agreed to by the parties thereto. Notwithstanding anything to the contrary contained herein, if (i) Master Landlord for any reason disapproves this Lease, this Lease shall be of no further force and effect; or (ii) if Master Landlord fails to give such consent by May 31, 2020 either Party may then cancel this Lease by giving written notice of cancellation to the other Party before such consent is actually received. Neither Party shall have liability to the other for any termination or cancellation under this Section 4, except that Landlord shall return to Tenant any and all Rent, Security Deposit and Letter of Credit previously deposited with Landlord hereunder.
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5.    Rent.
5.1    Base Rent. If this Lease is not terminated by Tenant pursuant to Section 3.1.2, then commencing on the Rent Commencement Date, Tenant shall pay to Landlord during the Lease Term the Monthly Base Rent specified in the Basic Lease Information (herein called the “Base Rent”), which sum shall be payable by Tenant in equal consecutive monthly installments on or before the first (1st) day of each month, in advance, at the address specified for Landlord in the Basic Lease Information, or at such other place as Landlord shall designate, without any prior demand therefor and without any deductions or setoff whatsoever. Notwithstanding the foregoing, if this Lease has not been terminated by Tenant pursuant to Section 3.1.2, on May 1, 2020, Tenant shall deliver to Landlord the first (1st) month’s Base Rent due hereunder, in the amount of Two Hundred Seven Thousand, Five Hundred and 00/100 Dollars ($207,500). In the event of a partial rent month, the Base Rent shall be prorated on the basis of a thirty (30) day month.
5.2    Additional Rent.
5.2.1    Definitions of Additional Rent and Rent. In addition to Base Rent, Tenant shall pay to Landlord as Additional Rent (“Additional Rent”) all charges and other amounts required under this Lease (including, without limitation, the Additional Rent Payment (as defined in Section 5.2.2) and Excess Expenses (as defined in Section 6)). The Base Rent and Additional Rent may sometimes be referred to herein collectively as the “Rent.”
5.2.2    Additional Rent Payment. In consideration of the landlord’s concession of lower monthly rent for the first six (6) months of the Lease, on or prior to the expiration of the initial Lease Term (the “Initial Lease Term Expiration Date”), Tenant shall pay to Landlord, as Additional Rent, the sum of One Hundred and Fifty Thousand Dollars ($150,000) (the “Additional Rent Payment”). in accordance with the terms and conditions of this Section 5.2.2. The Additional Rent Payment shall be paid by Tenant to Landlord, at Tenant’s election, in either (x) a lump sum payment on or prior to the Initial Lease Term Expiration Date, but in no event later than the Initial Lease Term Expiration Date; or (y) in one or more installment(s) over the initial Lease Term, but in no event shall an installment payment be made more often than concurrently with the monthly installments of Base Rent. The Additional Rent Payment, or any amount of which is outstanding if paid in installments, shall not accrue interest during the Initial Lease Term.
5.3    Method of Payment. All Rent shall be paid to Landlord in lawful money of the United States, at the address specified for notices in the Basic Lease Information (or such other place as Landlord may designate by written notice to Tenant from time to time), and shall be payable without requirement of notice or demand thereof and without any rights of setoff or deduction whatsoever.
5.4    Late Charges. The Parties agree that late payments of Rent by Tenant to Landlord will cause Landlord to incur costs not contemplated by this Lease, the amount of which is extremely difficult to ascertain. Therefore the Parties agree that if any installment of Rent is not received by Landlord within five (5) days after due, Tenant will pay to Landlord a late charge and interest at the rates set forth in the Master Lease.
6.    Additional Charges for Operating Expenses.
6.1    Monthly Payment of Operating Expenses. On or before the first (1st) day of each month during each Expense Year (as hereinafter defined) following the Base Year, Tenant shall pay in advance to Landlord as Additional Rent one-twelfth (1/12th) of the Excess Expenses (as hereinafter
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defined) for such Expense Year or portion thereof, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right to revise such estimates from time to time and Tenant shall thereafter make payments hereunder on the basis of such revised estimates. As used herein, (i) “Expense Year” shall mean each twelve (12) consecutive month period commencing January 1st of each year or partial year during the Lease Term following the Base Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, the Operating Expenses shall be equitably adjusted for the Expense Years involved in any such change; and (ii) “Excess Expenses” shall mean, with respect to any Expense Year, the amount, if any, by which Operating Expenses for such Expense Year exceed the amount of Operating Expenses for the Base Year specified in Section 1.10. With reasonable promptness after the end of each Expense Year, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to Excess Expenses for the past Expense Year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereof, or overpayment thereof, as the case may be. In the event the difference between the actual and estimated amount of Operating Expenses for past Expense Year exceeds Five Thousand Dollars ($5,000), Landlord shall include with such statement invoices showing payment thereof (or alternatively, if the Operating Expenses at issue have been paid by Master Landlord, documentation received by Landlord from Master Landlord relating to such Operating Expenses). Within thirty (30) days after receipt by Tenant of said statement, upon reasonable prior written notice, Tenant shall have the right in person to inspect at Landlord’s office during normal business hours Landlord’s books and records showing the Operating Expenses for the Property for the Expense Year covered by said statement. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless Landlord receives written objections with respect thereto within said thirty (30) day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt thereof; and any overpayment shall be immediately credited against Tenant’s obligation to make monthly payments for Excess Expenses for the then current Expense Year, or, if by reason of any expiration or earlier termination of this Lease no such obligation exists, any such overpayment shall be refunded to Tenant within thirty (30) days following Tenant’s receipt of the statement. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to the statement rendered by Landlord to Tenant pursuant to the terms hereof because of any objection which Tenant may raise with respect thereto; and Landlord shall immediately credit any overpayment found to be owing to Tenant against the Excess Expenses for the then current Expense Year (and future calendar years, if necessary) upon the resolution of said objection, or, if at the time of the resolution of said objection the Term has expired or terminated, Landlord shall refund to Tenant within thirty (30) days following the resolution any overpayment found to be owing to Tenant. If the Expiration Date shall occur on a date other than the last day of an Expense Year, Excess Expenses payable by Tenant for the Expense Year in which the Expiration Date occurs shall be in the proportion that the number of days from and including the first day of the Expense Year in which the Expiration Date occurs to and including the Expiration Date bears to 365.
6.2    Definition of Operating Expenses. As used herein, “Operating Expenses” shall mean all costs of management, operation, maintenance and repair of the Building and/or Land, including without limitation (i) maintenance and other service contracts; (ii) charges for heat, light, power, water, sewer and waste disposal and other utilities furnished to the Premises and Building and not otherwise billed directly to Tenant by Landlord or the provider of such utility; (iii) materials, supplies, equipment, and tools kept or utilized at the Building; (iv) costs for maintenance, replacement and repairs including, but not limited to, painting, caulking, and repair and replacement of Building components, including, but not limited to, the roof, elevators and Building Systems (as defined in Section 7.3 below)(excluding any
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costs or improvements that are Master Landlord’s responsibility pursuant to the Master Lease); (v) expenses incurred in connection with procuring and maintaining the insurance required to be maintained by Landlord pursuant to this Lease or the Master Lease; (vi) license, permit and inspection fees; (vii) depreciation on personal property (if any) of Landlord, including the Existing FF&E; (viii) fees, charges and other costs, including, without limitation, usual and customary management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs any such services in connection with the Building and/or Land; (ix) the cost of any capital costs or improvements made to the Building and/or Land after the Commencement Date, excluding any costs or improvements that are Master Landlord’s responsibility pursuant to the Master Lease, but including without limitation, any costs incurred in connection with the maintenance, repair and replacement of Building components, including without limitation, Building Systems and Exterior Maintenance Obligations (as defined in Section 11.2 below), such costs to be amortized over the useful life of the item or improvement in question, as reasonably determined by Landlord, together with interest on the unamortized balance at a rate equal to the lesser of ten percent (10%) per annum or the maximum annual interest rate permitted by law; (x) except to the extent otherwise expressly excluded hereunder, expenses payable by Landlord and/or Tenant under the Master Lease, including without limitation, Excess Insurance Expenses (as defined in the Master Lease); and (xi) any other expenses of any kind whatsoever reasonably incurred by in managing, operating, maintaining and repairing the Building (other than any services for which Landlord is separately or directly reimbursed by Tenant). The computation of Operating Expenses shall be made in accordance with generally accepted accounting principles. Notwithstanding anything contained in this Lease to the contrary, Operating Expenses shall not include: (a) costs that are the responsibility of Master Landlord pursuant to Section 7.1 of the Master Lease; (b) Property Taxes (as defined in the Master Lease); (c) interest and principal payments on mortgages or any other debt costs, or rental payments on the Master Lease; (d) expense reserves, including but not limited to reserves for capital replacements or bad debts, not actually expended by Landlord; (e) interest and penalties incurred as a result of Landlord’s late payment of any bill or any bad debt loss, rent loss or reserves for bad debt or rent loss or fines, penalties or interest imposed by any governmental body resulting from a violation by Landlord (and not Tenant) of any local, state or federal law or regulation applicable to the Building; (f) costs associated exclusively with the operation of the business of the person or entity which constitutes Landlord which are not directly related to the operation of the Building and which relate to the following: the formation of any entity which constitutes Landlord; the internal accounting and legal matters which relate exclusively to preparation of the tax returns and financial statements of such person or entity; (g) costs of repair or restoration work following a casualty or condemnation, if and to the extent Landlord is reimbursed by insurance, or if and to the extent covered by the net proceeds of any condemnation award; (h) costs associated with path of travel/ADA code requirements required to be made to the Building and Land during the Lease Term that are not attributable to Tenant’s acts or omissions.
7.    Personal Property Taxes; Utilities and Services.
7.1    Personal Property Taxes. Tenant shall pay prior to delinquency any and all taxes and assessments against and levied upon Tenant’s Personal Property (as defined in the Master Lease), except that Landlord shall pay any and all taxes and assessments against and levied upon the Existing FF&E.
7.2    Janitorial Service and Utility Charges. Tenant shall contract and pay directly for any janitorial service and pay all utility charges for the Premises and the Building, including without limitation, all services and utilities and charges referenced in Article 6 of the Master Lease. Landlord shall have no obligation to pay for any utilities or janitorial service for the Premises or the Building; provided,
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however, Landlord will wash the exterior Building windows twice per year (and the cost thereof will be included in Operating Expenses).
7.3    Building Systems. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the systems serving the Building, including without limitation, the heating, ventilating and air conditioning (“HVAC”) system, electrical distribution, plumbing, fire protection, life safety, elevator and other mechanical systems (collectively, the “Building Systems”). Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system and Tenant fails to cure such impact within five (5) business days following notice from Landlord, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord within thirty (30) days of presentation of a demand by Landlord (which demand shall include invoices showing payment thereof).
7.4    Electricity. No electric cable or wire shall be brought into or installed in the Premises, except upon the written consent and approval of the Landlord pursuant to Section 12 (Alterations). Tenant shall use only machines and equipment that operate on the Building’s electric circuits (as such circuits may be modified by Tenant’s Alterations approved by Landlord), but which in no event shall overload the Building’s electric circuits (as modified by Tenant’s Alterations) from which the Tenant obtains electric current. Provided that Tenant has first obtained Landlord’s written consent pursuant to Section 12, Tenant shall be responsible for installing, at Tenant’s sole cost and expense, any special circuits or equipment required by Tenant.
7.5    No Liability for Interruption of Services. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services, or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building; provided that, notwithstanding the foregoing: (a) Landlord shall provide reasonable prior notice (by email or telephone) to Tenant (except in the case of emergency, in which case no notice shall be required) and shall make commercially reasonable efforts to schedule any such work performed by Landlord that could impact the provisions of utilities and services so as to minimize business disruption to Tenant (it being understood and agreed that Tenant shall have the right to request that non-emergency work be conducted after Tenant’s business hours or on the weekend, provided that Tenant shall, at Tenant’s sole cost, be responsible for any overtime or after hours costs incurred to accommodate Tenant’s schedule, in addition to any other costs of such work that are included in Excess Expenses and it being understood and agreed that the cost of any overtime or after hours costs incurred at Tenant’s request in connection with capital costs or improvements shall be amortized and billed monthly to Tenant as provided in Section 6.2(ix)); and (b) in the event any utility interruption that is caused by the negligence or willful act of Landlord or Master Landlord or any of their respective employees, contractors, subcontractors or agents, lasts for more than two (2) consecutive Business Days, and provided Tenant has given written notice of such interruption to Landlord, then to the extent that Tenant cannot and does not use the Premises for the purposes allowed in this Lease due to such interruption, Base Rent and Additional Rent will abate during the period following the second Business Day after the later of (x) such interruption or (y) Landlord’s receipt of such written notice, until such utility service is restored; provided, however, in the event the utility interruption is caused by the negligence or willful misconduct of Master Landlord or Master Landlord’s employees, contractors,
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subcontractors or agents, Tenant’s rights to abate Rent hereunder shall be subject to and conditioned upon Tenant receiving an abatement pursuant to the Master Lease. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption.
8.    Security Deposit and Letter of Credit.
8.1    Security Deposit. If this Lease is not terminated by Tenant pursuant to Section 3.1.2, on May 1, 2020, Tenant shall deliver to Landlord and Landlord shall acknowledge receipt of Tenant’s security deposit (“Security Deposit”) for the faithful performance of all terms, covenants and conditions of this Lease. The sum of the Security Deposit is specified in the Basic Lease Information. Tenant agrees that Landlord may, without waiving any of Landlord’s other rights and remedies under this Lease upon the occurrence of any of the Events of Default described in Section 19 hereof, apply the Security Deposit in an amount sufficient to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein or make any payments owing hereunder. Landlord shall within thirty (30) days following the expiration or earlier termination hereof return the remaining portion of said sum to Tenant or the last permitted assignee of Tenant’s interest hereunder, less any amounts retained to cover uncured defaults. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such Security Deposit. Tenant waives (i) California Civil Code Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary herein, the Security Deposit may additionally be retained and applied by Landlord (a) to offset Rent which is unpaid either before or after termination of this Lease; and (b) against other damages suffered by Landlord before or after termination of this Lease. The Security Deposit shall not be deemed an advance payment of Rent.
8.2    Reduction of Security Deposit. Provided that the Security Deposit Reduction Conditions (defined below) have been met as of each respective Reduction Date (defined below), on the first anniversary and the second anniversary of the Commencement Date during the initial Lease Term (each such anniversary, a “Reduction Date”), Tenant shall have the right to reduce the Security Deposit by an amount equal to $311,250.00 (the “Reduction Amount”) so that the new amount of the Security Deposit(as reduced hereby) shall be: (a) $311,250.00 after of the first Reduction Date; and (b) $0.00 following the second Reduction Date.. Any reduction of the Security Deposit shall only occur upon Landlord’s confirmation that the Security Deposit Reduction Conditions have been met as of the respective Reduction Date and Landlord shall return the Reduction Amount then held by Landlord to Tenant within thirty (30) days of the Reduction Date. Further, if at any time during the Term of the Lease, Tenant provides written notice (accompanied by documentation) (“Tenant’s IPO/Sale Notice”) to Landlord that either (i) Tenant has become a publicly traded entity with a market capitalization equal to One Billion Dollars ($1,000,000,000.00); or (ii) Tenant has been sold to a third party or entity for a value greater than One Billion Dollars ($1,000,000,000.00), then, provided that the Security Deposit Reduction Conditions are met and Tenant is entitled to a return of the Security Deposit (if any is then held by Landlord), the Security Deposit shall no longer be required to be maintained by Tenant pursuant to the Lease, and Landlord shall return the Security Deposit then held by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s IPO/Sale Notice. As used herein, the “Security Deposit Reduction Conditions” shall mean that (i) no Event of Default on the part of Tenant then exists and (ii)
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no Event of Default has existed during the immediately preceding twelve (12) month period remains uncured and (iii) no notice of default from Landlord to Tenant is currently outstanding.
8.3    Letter of Credit. If this Lease is not terminated by Tenant pursuant to Section 3.1.2, on May 1, 2020, Tenant shall deliver to Landlord an original Letter of Credit (as defined in Rider 1 attached hereto and incorporated herein by this reference) meeting the requirements set forth in Rider 1 (as such Rider 1 may be modified pursuant to mutual agreement between Bank (as defined in Rider 1) and Landlord). The Letter of Credit shall be collateral for the full and faithful performance by Tenant of all of its obligations under this Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease.
9.    Master Lease.
9.1    Incorporation by Reference; Assumption. All of the Articles of the Master Lease are incorporated into this Lease as if fully set forth in this Lease, except the following: the Section of the Master Lease entitled “Basic Terms” (it being understood and agreed that if any of such defined terms are used in this Lease, such defined terms shall have the meanings set forth in this Lease); Article 1 (excluded in its entirety); Sections 2.1 and 2.2; Sections 3.1 through 3.5 and 3.7; Section 4.2; Article 6 (excluded solely with respect to the last sentence); Section 7.1 (excluded to the extent Landlord would be deemed to have any obligations thereunder, it being understood and agreed that for purposes of incorporation into this Lease, “Landlord”, as used therein shall mean and refer to “Master Landlord” and “Tenant”, as used in; the last sentence of such Section shall mean and refer to “Landlord”); Section 7.2.1 (excluded to the extent Tenant would be deemed to have any Exterior Maintenance Obligations (as defined below) relating to the exterior of the Building and the Land, it being understood and agreed that such Exterior Maintenance Obligations shall be performed by Landlord (not Tenant)); Section 7.2.2 (excluded solely with respect to the references to “Section 7.1”, it being understood and agreed that for purposes of incorporation into this Lease, the words “Section 7.2” shall be substituted for such references to “Section 7.1”); Section 7.3; Section 8.1 (excluded with respect to the first sentence and with respect to the references to “Major Alterations”, it being understood and agreed that for purposes of incorporation into this Lease, the word “Alterations” shall be substituted in each place that the words “Major Alterations” appears in such Section); Section 8.6 (excluded except with respect such provision applies to any Alterations performed by Tenant as provided in Article 14 of this Sublease); Section 10.2; Section 10.3.2; Section 10.3.4; Section 10.6; Sections 11.1 through 11.6; Sections 11.8 and 11.9; Article 12; Section 14.1 and 14.2; Section 15.1 (excluded solely with respect to the first two sentences); Article 17; Section 18.1; Section 18.4; Section 18.6; Section 18.7; Section 19.2; Section 19.11; Exhibit A (excluded solely with respect to the following definitions: “Basic Rent”, “Brokers”; “Commencement Date”, “Effective Date”, “Fair Market Basic Rent”; “Landlord”, “Lease”, “Premises”, “Security Deposit”, “Tenant”, “Term” and “Work Letter” (it being understood that, except as otherwise expressly provided in this Lease, for purposes of incorporation into this Lease, such defined terms, if used in this Lease, shall have the meaning set forth in this Lease); Exhibit C (excluded in its entirety); Exhibit D (excluded in its entirety); Exhibit F (excluded in its entirety). Where applicable, references in the Master Lease to “Landlord” will mean Master Landlord (as defined in this Lease) and to “Tenant” will mean Landlord (as defined in this Lease) (for example, Landlord shall not be obligated to repair any damage or destruction of the Premises or Building under the Master Lease). If any provisions of this Lease conflict with any portion of the Master Lease as incorporated herein, the terms of this Lease will govern. In addition, if there are any provisions in the Master Lease that pertain to Landlord’s rights (as tenant under the Master Lease) regarding: (i) any option or election, including any option to renew or extend the term thereof, or to expand the premises thereunder, or any preferential right or right of first refusal on any additional space; (ii) any exclusive uses in favor of Landlord; (iii) any tenant finish or other construction obligations; or
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(iv) any monetary allowances for construction, rehabilitation or other purposes, any free rent, any credit against rent, or any other reduction, waiver or forgiveness of rent, or any postponement of rent, then none of such provisions shall be incorporated herein (except as otherwise expressly incorporated herein) and Tenant shall not have any rights or benefits thereunder.
9.2    Master Lease Obligations. Except as otherwise expressly provided herein, Tenant will assume and perform Landlord’s obligations as tenant under the Master Lease during the Lease Term. Tenant will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Landlord does not assume the obligations of the Master Landlord under the Master Lease. Tenant acknowledges that the obligations to perform certain services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Master Landlord under the Master Lease satisfies those same obligations. With respect to the performance by Master Landlord of its obligations under the Master Lease, Landlord’s sole obligation with respect thereto will be to request the same, on request in writing by Tenant, and to use reasonable efforts to obtain the same from Master Landlord; provided, however, Landlord will have no obligation to institute legal action against Master Landlord.
9.3    Master Landlord Defaults; Consents. Notwithstanding any provision of this Lease to the contrary, (i) Landlord will not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Tenant by reason of or as the result of any breach, default or failure to perform by the Master Landlord under the Master Lease, and (ii) whenever the consent or approval of Landlord and Master Landlord is required for a particular act, event or transaction (a) any such consent or approval by Landlord will be subject to the consent or approval of Master Landlord, and (b) should Master Landlord refuse to grant such consent or approval, under all circumstances, Landlord will be released from any obligation to grant its consent or approval.
9.4    Termination of Master Lease. If the Master Lease is terminated for any reason whatsoever, this Lease will terminate simultaneously and any unearned Rent paid in advance by Tenant shall be refunded to Tenant. Landlord shall provide notice to Tenant of any such termination of the Master Lease within three (3) days of Landlord’s receipt, or Landlord’s delivery, of notice that the Master Lease will be terminated. Upon any decision by Landlord to pursue termination of the Master Lease under Section 12.5 of the Master Lease, Landlord shall provide notice to Tenant that it will be pursuing such termination within three (3) days of Landlord’s delivery of notice to Master Landlord of termination under Section 12.5 of the Master Lease. In the event of a Termination of the Master Lease related to Section 12.5 of the Master Lease, the event shall be treated as a Condemnation for purposes of Section 17 of this Lease and, to the extent permitted by the Master Lease, Tenant shall have the right to claim from the Condemning Authority (or Landlord) all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant, subject to the limitations in Section 17 of this Sublease.
10.    Use. Tenant shall use the Premises solely for general office use (and related administrative and storage), in keeping with the character of a similar office building in the South of Market district and shall not use or permit the use of the Premises in any manner which will tend to create waste or a nuisance. Landlord and Tenant acknowledge that the Premises include a lunchroom/kitchen area that is available for Tenant’s use; provided, however, Tenant acknowledges and agrees that in no event shall cooking or a stove be permitted in the Premises, except that microwaves and panini presses and toasters may be used, and such other cooking appliances as may be approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Master Lease, Tenant shall not use, store, generate, transit or dispose of any Hazardous Materials (as defined in the Master Lease) upon, in, about or under the Premises; provided, however, Tenant and its agents, employees, contractors, and subcontractors shall be permitted to use normal quantities of office
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and technology supplies or products (such as copier fluids, lithium batteries or cleaning supplies) customarily used in the conduct of general business office activities (“Common Office Chemicals”) and such supplies, materials, and products (such as solder) customarily used in the construction and alteration of office spaces in such quantities and such manner as are permitted in compliance with applicable Law (“Common Construction Materials”) and provided that the handling of such Common Office Chemicals and Common Construction Materials shall comply at all times with all applicable Laws.
11.    Repairs and Maintenance.
11.1    Tenant’s Repairs. At all times during the Lease Term, Tenant, at Tenant’s sole expense, shall maintain and keep the Premises and every part thereof, including, without limitation, all interior doors, interior portions of windows and plate glass, floor coverings, interior walls, interior fixtures, interior equipment and improvements, exterior signage (if any) and the Outside Patio Area (as defined in Section 33 hereof) in good working order and repair, neat and clean, as provided in Section 7.2 of the Master Lease; provided, however, (i) Landlord (and not Tenant) shall perform all exterior repair and maintenance obligations set forth in Section 7.2 of the Master Lease with respect to the Building and the Land (collectively, “Exterior Maintenance Obligations”); and (ii) Master Landlord (and not Tenant) shall be responsible for the repair and maintenance obligations of Master Landlord set forth in Section 7.1 of the Master Lease. At the end of the Lease Term, Tenant will surrender the Premises in as good condition as when received, reasonable wear and tear and permitted Alterations (as defined in the Master Lease) not required to be removed pursuant to Section 12 hereof) excepted.
11.2    Landlord’s Repairs. Other than obligations to be performed by Tenant pursuant to Section 11.1 above, all maintenance and repair obligations of Landlord (including without limitation, Exterior Maintenance Obligations but excluding the cost of maintenance and repair obligations for which Master Landlord is responsible pursuant to the Master Lease) shall be included in Operating Expenses; provided, however, Tenant shall be responsible for payment of any repairs required by damage caused by the negligence or willful misconduct of Tenant and its agents, employees, licensees, invitees and visitors and the cost of such repairs may be billed separately by Landlord to Tenant.
12.    Alterations. Notwithstanding anything to the contrary contained in the Master Lease, Tenant will not make any Alterations (as defined in the Master Lease) to the Premises without obtaining the prior written consent of Landlord (and to the extent required under the Master Lease, the consent of Master Landlord) thereto. All Alterations shall be subject to the terms and conditions of the Master Lease; provided, however, Landlord shall have the right to deny consent to any Alteration that affects the Building Systems, the exterior appearance of the Building or structural portions of the Building. Landlord shall notify Tenant at the time of its consent whether Landlord (and Master Landlord, if applicable) requires that Tenant shall remove any Alteration at the expiration or earlier termination of this Lease. Subject to the terms and conditions of the Master Lease relating to Alterations (including without limitation, all terms applicable to Major Alterations but excluding Section 8.2(c) of the Master Lease) and Master Landlord’s approval, if required, Landlord hereby approves of the alterations proposed by Tenant and described on Exhibit D (“Tenant’s Alterations”) attached hereto.
13.    Surrender Obligations; Removal of Personal Property. All articles of Tenant’s Personal Property will be and remain the property of Tenant and may be removed by Tenant at any time, provided that Tenant, at its expense, must repair any damage to the Premises caused by such removal or by the original installation. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the condition required by the Master Lease and this Lease. Landlord may elect to require Tenant to remove all or any part of Tenant’s Personal Property at the expiration of the Lease Term or
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sooner termination of this Lease, in which event the removal will be done at Tenant’s expense and Tenant, prior to the end of the Lease Term or upon sooner termination of this Lease, will repair any damage to the Premises caused by its removal.
14.    Compliance with Laws. Tenant shall not use the Premises, Building or Land or permit anything to be done in or about the Premises, Building or Land which will in any way conflict with any Laws, including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California, regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises and/or the use of the Outside Patio Area or roof of the Building. Tenant shall not do or permit anything to be done in or about the Premises, Building or Land or bring or keep anything thereon which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of such insurance or otherwise affect such insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all Laws and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises and the use of the Outside Patio Area and roof, excluding structural changes not related to or affected by alterations or improvements made by Tenant or Tenant’s use of the Premises. Tenant shall not be responsible for any violation or non-compliance of Laws with regard to the Premises or Building to the extent such violation existed or compliance with such Laws was required by applicable authorities prior to the Commencement Date. Notwithstanding the foregoing or anything to the contrary contained herein, from and after the Commencement Date, (i) Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises, Building and/or Land occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use (as opposed to general office use) of the Premises or Building or Land or Alterations made to the Premises regardless of when such Laws became effective; and (ii) Landlord shall be responsible for all costs, fees and expenses (subject to inclusion in Operating Expenses as provided in Section 6.2 and reimbursement by Tenant as Excess Expenses) associated with any modifications or improvements to the Premises, Building and/or Land occasioned by the enactment of or changes to Laws relating to general office use (as opposed to Tenant’s particular use), except to the extent such costs, fees or expenses are caused by Alterations to the Premises by Tenant (which shall be Tenant’s responsibility pursuant to (i) of this sentence) or constitute Master Landlord’s obligations pursuant to the Master Lease; provided, further, that notwithstanding anything to the contrary contained in this Lease, in the event that any modifications or improvements to the Premises, Building, and/or Land are required to be performed at any time during the Term as a result of the enactment of or changes to Laws relating to seismic issues of the Premises, Building, or Land, including, but not limited, to a seismic retrofit of the Building, then (x) Landlord shall promptly provide written notice (“Landlord’s Seismic Work Notice”) to Tenant of the required modification or improvement and the estimated costs, fees, and expenses of such modification or improvement and (y) Tenant shall have the right to elect to terminate this Lease by providing Landlord written notice of such termination on or prior to the date that is sixty (60) days following the date of Landlord’s Seismic Work Notice, which termination shall be effective as of the date (the “Early Termination Date”) specified in Tenant’s notice (but in no event earlier than sixty (60) days following the date of Landlord’s Seismic Work Notice). In the event Tenant elects to terminate this Lease under this Article 14, neither Party shall have liability to the other for such termination, except that Landlord shall return to Tenant any and all Rent (if any) paid by Tenant attributable to the period of the Term following the Early Termination Date, Security Deposit and Letter of Credit previously deposited with Landlord hereunder.
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15.    Insurance.
15.1    Coverage. At all times during the Lease Term, Tenant will, at its sole cost, procure and maintain the following types and amounts of insurance coverage (but in no event less than the types and amounts of coverage required from time to time under the Master Lease):
(a)    Comprehensive/Commercial General Liability Insurance (occurrence form) against any and all damages and liability, including attorneys’ fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises and the Building with at least a single combined liability and property damage limit of $5,000,000 per occurrence.
(b)    Insurance on all plate or tempered glass in or enclosing the Premises, for the replacement cost of such glass.
(c)    Insurance adequate in amount to cover damage to the Premises including, without limitation, leasehold improvements (including without limitation the tenant improvements), trade fixtures, furnishings, equipment, goods and inventory.
(d)    Rent insurance in an amount equal to all rent and other sums or charges payable under this Lease for a period of at least twelve (12) months commencing with the date of loss, which loss includes, but is not limited to, prevention, suspension, disruption, interruption, or interference with Tenant’s use of the Premises.
(e)    Employer’s liability insurance and worker’s compensation insurance as required by applicable law with employer’s liability limits not less than $1,000,000 per accident.
(f)    Any other insurance required under the Master Lease to the extent not covered in subsections (a)-(e) above (it being understood and agreed that any the insurance requirements set forth herein are intended to be in addition to (and not a reduction of) any insurance required to be maintained pursuant to the Master Lease).
(g)    In the event Tenant makes any Major Alterations (as defined in the Master Lease) to the Premises, Tenant shall be required to provide Builder’s Risk coverage for the work (in addition to any other requirements specified in the Master Lease).
15.2    Policies. All insurance required to be carried by Tenant must be in a form satisfactory to Landlord and carried with companies reasonably acceptable to Landlord. Tenant must provide Landlord with an original certificate of insurance showing Landlord and Master Landlord as additional insureds on all policies of insurance excluding the insurance required under Section 15.1(v). Tenant’s policies of insurance shall provide that they are primary coverage for all matters insured therein. The certificate must provide for a thirty (30) day written notice to Landlord in the event of cancellation or material change in coverage.
15.3    Subrogation. Landlord and Tenant will each obtain from their respective insurers under all policies of fire, theft, public liability and other insurance maintained by either of them at any time during the Lease Term insuring or covering the Premises excluding the insurance required under Section 15.1(e), a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party and each party waives any and all rights of recovery against the other and
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their respective officers, employees and agents for loss of or any damage to such waiving party or its property to the extent such loss or damage is insured against under any insurance policy in effect (or required to be in effect) at the time of such loss or damage.
16.    Damage and Destruction. If, as the result of any Casualty (as defined in the Master Lease), Master Landlord or Landlord exercise any option either may have to terminate the Master Lease as to all or any portion of the Premises, this Lease shall terminate to the same extent, effective as of the date of such termination of the Master Lease and Landlord shall return to Tenant all prepaid Rents, the Security Deposit and the Letter of Credit; provided, however, notwithstanding the foregoing, in the event of a Casualty, Tenant shall have the same rights to terminate this Lease and abate Rent as are provided to Landlord as the tenant under the Master Lease. If any Casualty to any portion of the Premises occurs, Tenant shall immediately provide written notice of such Casualty to Landlord. The provision of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any statue or regulation of the State of California, including Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statue or regulation, now or hereafter in effect, has no application to this Lease or any damage or destruction to all or any part of the Premises.
17.    Eminent Domain. If, as the result of any Taking (as defined in the Master Lease), Master Landlord or Landlord exercise any option either may have to terminate the Master Lease as to all or any portion of the Premises, this Lease shall terminate to the same extent, effective as of the date of such termination of the Master Lease; provided however, that in the event of a Taking, Tenant shall have the same right to terminate this Lease as is provided Landlord as the tenant under the Master Lease. The provisions of this Section 17 are Tenant’s sole and exclusive rights and remedies in the event of a Taking. To the fullest extent allowable under the Laws, Tenant waives the benefits of any Laws (including without limitation, California Code of Civil Procedure Section 1265.130 and any successor statutes or laws) that provide tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Section 17. In no event shall Tenant be entitled to any award from the condemning authority for the leasehold value which shall belong to Landlord. Tenant shall, however, be entitled to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant, including Alterations paid for by Tenant, removing Tenant’s merchandise, furniture, trade fixtures, and equipment, for damage to Tenant’s business, loss of business, and or loss of its leasehold interests, or any relocation benefits provided under applicable law; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages and such award to Tenant does not diminish Landlord or Master Landlord’s award for such damages. Landlord’s obligation to pay any amounts to Tenant pursuant to this Section 17 shall survive the expiration or earlier termination of this Lease. If this Lease is not terminated following any such Condemnation as set forth above, the provisions of Section 12.2 of the Master Lease shall control with respect to Master Landlord’s repair and restoration obligations and Tenant shall have the same right to abate rent pursuant to this Lease as Landlord has as tenant pursuant to Section 12.2 of the Master Lease.
18.    No Encumbrance.    Tenant will not voluntarily, involuntarily or by operation of law mortgage or otherwise encumber all or any part of Tenant’s interest in the Lease or the Premises.
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19.    Default. The occurrence of any of the following shall constitute a default (an “Event of Default”) by Tenant:
(a)    Failure to pay Rent or deliver the Letter of Credit or any renewal or replacement thereof as and when due, if such failure continues for five (5) days after notice has been given to Tenant; provided that if Tenant fails to pay Rent when due more than three (3) times during a consecutive twelve (12) month period during the Lease Term, Landlord’s obligation to notify Tenant of any such failure will end after the third such occurrence, and a noncurable Event of Default shall occur if Tenant fails to pay any Rent due thereafter when such Rent is due; or
(b)    Failure to pay any other sum or charge payable by Tenant hereunder as and when the same becomes due and payable, and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided that if Tenant fails to pay any sum or charge when due more than three (3) times during a consecutive twelve (12) month period during the Lease Term, Landlord’s obligation to notify Tenant of any such failure will end after the third such occurrence, and a noncurable Event of Default shall occur if Tenant fails to pay any sum or charge due thereafter when such sum or charge is due or
(c)    Tenant abandons or vacates the Premises; or
(d)    Failure to perform or observe any other agreement, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when performance or observance is due, and such failure continues for more than twenty (20) days after Landlord gives written notice thereof to Tenant; provided, however, if Tenant is not able through the use of commercially reasonable efforts to cure such breach or failure within such twenty (20) day period, then, provided Tenant commences to cure such breach or failure within the twenty (20) day period and thereafter diligently prosecutes such cure to completion, such twenty (20) day period shall be extended for such period of time as may be reasonably required for completion (but in no event shall the total time permitted for Tenant to cure such default be longer than the total time period to cure such default as is permitted pursuant to the Master Lease); or
(e)    Any act or omission on the part of Tenant which is the basis of a claim by Master Landlord of a default on the part of Tenant under the Master Lease (provided Master Landlord gives Landlord written notice of default under the Master Lease) unless Tenant cures such act or omission to Master Landlord’s satisfaction (i) within three (3) days after either Master Landlord or Landlord give Tenant notice of such act or omission, in the event of a monetary default; and (ii) within twenty (20) days after Tenant’s receipt of written notice from Master Landlord or Landlord in the event of a nonmonetary default, provided, however, if Tenant is not able through the use of commercially reasonable efforts to cure such breach or failure within such twenty (20) day period, then, provided Tenant commences to cure such breach or failure within the twenty (20) day period and thereafter diligently prosecutes such cure to completion, such twenty (20) day period shall be extended for such period of time as may be reasonably required for completion (but in no event shall the total time permitted for Tenant to cure such default be longer than the total time period to cure such default as is permitted pursuant to the Master Lease); or
(f)    The filing of a petition by or against Tenant under the Federal Bankruptcy Code or any state bankruptcy or insolvency law (unless, in the case of a petition filed against Tenant, Tenant contests such petition and obtains a dismissal thereof within sixty (60) days after filing); Tenant’s making any general assignment for the benefit of its creditors; the appointment of a trustee or
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receiver to take possession of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest under this Lease (unless Tenant contests such appointment and obtains repossession of such assets or interest within sixty (60) days); the attachment, execution or other judicial seizure of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest under this Lease; or Tenant’s acknowledgment in writing that it is insolvent or generally unable to pay its obligations as they fall due.
20.    Remedies for Tenant Default. Upon and after the occurrence of any Event of Default pursuant to this Lease (and until cure of such Event of Default has been tendered by Tenant and accepted by Landlord), Landlord shall have all of the rights and remedies given to Master Landlord under the Master Lease that would apply in the event of a default by Landlord, as tenant, under the Master Lease, and all other remedies available under applicable Laws shall be available to Landlord hereunder, including without limitation all of the following to the extent not inconsistent with the terms of the Master Lease or applicable Laws:
(a)    The right to terminate this Lease and the interest and estate granted in the Premises hereby, by giving Tenant written notice of such termination (which shall be effective upon the later of the receipt of such notice or the date and time of termination specified therein).
(b)    In the event Landlord elects to terminate this Lease, the right to recover from Tenant:
(i)    The worth at the time of award of the unpaid rent earned at the date of such termination,
(ii)    The worth at the time of award of the amount by which the unpaid Rent which would have earned after the date of such termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided,
(iii)    The worth at the time of award of the amount by which the unpaid Rent which would have been earned for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, and
(iv)    Any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to observe or perform any of its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, including, without limitation, expenses incurred in reentering and taking possession of the Premises, costs incurred in cleaning and refitting the Premises for a new tenant and costs (including reasonable broker’s commissions) incurred in reletting the Premises.
The “worth at the time of award” shall be computed, for purposes of clauses (1) and (2) above, by allowing interest at two percent over the prime or corporate reference rate announced from time to time by Bank of America, or, if lower, the maximum rate permitted by law during the period in question, and, for purposes of clause (3) above, by discounting such amount at the discount rate of the Federal Reserve Bank in the State in which the Premises are located in effect at the time of the award, plus one percent (1%).
(c)    The right to re-enter and repossess the Premises, and remove all persons and property therefrom, by any suitable action or proceeding without liability to Tenant or anybody claiming by, through or under Tenant. No such re-entry or repossession shall be deemed an election to terminate this lease, unless Landlord has given Tenant written notice of termination pursuant
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to subparagraph (a) above or such termination is otherwise decreed by a court of competent jurisdiction. Landlord may store any property removed from the Premises at Tenant’s expense and, if Tenant does not pay the cost of such removal and storage within the later of ten (10) days after written demand to Tenant therefor or thirty (30) days after the removal and storage of such property, Landlord may sell such property and apply the proceeds of such sale to the cost of such removal and storage and to any other amounts then owed Landlord hereunder.
(d)    Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).
(e)    Without terminating this Lease, Landlord shall have the right to relet the Premises or any part thereof, for Tenant’s account, but on such terms and conditions and at such rentals as Landlord in its sole discretion deems advisable, with the right at Tenant’s expense to make such alterations and repairs in the Premises and to incur such other expenses as Landlord in its discretion deems necessary for such reletting. Rents and other sums received by Landlord from any such reletting shall be applied: first, to the payment of expenses incurred by Landlord in reletting and repossessing the Premises and in the reletting thereof; second, to sums other than Rent then owed by Tenant to Landlord hereunder; third, to installments of Rent then owed Landlord hereunder; fourth, to future installments of Rent, as they become due; and, fifth, any balance to Tenant. If the rents and other revenues received by Landlord from any such reletting are insufficient to pay in full the amounts due Landlord hereunder (including, without limitation, reimbursement of the expenses of reentering, repossessing and reletting the Premises), Tenant shall, upon demand and from time to time, pay the deficiency to Landlord.
(f)    Without terminating this Lease, seek and obtain the appointment of a receiver to take possession of the Premises, relet the same, collect and receive any Rents and other amounts payable to Tenant with respect to the Premises and apply such receipts, first, to the expenses of such receivership and, then, in accordance with subparagraph (e) above.
(g)    To cure any default on the part of Tenant and to recover from Tenant the cost of such cure, upon demand, together with interest thereon from the date paid at an annual rate of ten (10%) percent. Landlord’s cure of any default hereunder shall not be deemed to waive such default or any other Event of Default.
(h)    Any other right or remedy provided by law or in equity or in the Master Lease.
The rights and remedies of Landlord provided in this Lease are, to the maximum extent permitted by law, cumulative and not mutually exclusive.
21.    Indemnification and Limitation on Liability.
21.1    Except for Claims (as hereinafter defined) limited elsewhere in this Lease and to the extent arising from Landlord’s or Landlord’s Representatives’ (as hereinafter defined) gross negligence or willful misconduct, Tenant hereby agrees to indemnify Landlord and Landlord’s directors, officers, shareholders, partners, members, principals, employees, agents, servants, contractors, subcontractors, visitors, licensees, successors and assigns (collectively, “Landlord’s Representatives”) against and save Landlord and Landlord’s Representatives harmless from any and all losses, costs, damages, charges, liabilities, obligations, fines, penalties, claims, demands, or judgments and any and all
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expenses, including, without limitation, reasonable attorneys’ fees and expenses, court costs, and costs of appeal, settlement and negotiations (collectively, “Claims”), arising out of or in connection with: (i) Tenant’s use of the Premises and the Building, including without limitation, the Outside Patio Area (as defined in Section 31) and/or the roof of the Building (as provided in Section 33 below) ; (ii) the conduct of Tenant’s business or any activity, work or thing done, permitted or suffered by Tenant in, on or about the Premises, the Building and/or the Land; (iii) any failure to perform or observe any of the terms, covenants, conditions or provisions required to be performed or observed by Tenant under this Lease or the Master Lease; or (iv) any negligence or other misconduct of Tenant or any of Tenant’s directors, officers and employees (collectively, “Tenant’s Representatives”) in connection with the performance of Tenant’s obligations under this Lease; or (v) any mechanic’s lien and other liens and encumbrances filed by any person claiming by, through or under Tenant, including security interests in any materials, fixtures, equipment and any other improvements or appurtenances installed in, located on or constituting part of the Premises. In the event that any action or proceeding is brought against Landlord by reason of any of clauses (i) through (v) inclusive of this Section 21, Tenant shall, at the request of Landlord, assume the defense of the same at Tenant’s sole cost with counsel reasonably satisfactory to Landlord. Landlord and its insurers shall each have the right to employ, at its expense, separate counsel in any such action or proceeding and to participate in the defense thereof.
21.2    Tenant hereby assumes all risk of damage to property or injury to persons in or on the Premises or arising from the use or occupation thereof from any cause whatsoever, except when caused by the gross negligence or willful misconduct of Landlord.
21.3    Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any injury, loss or damage that may be occasioned by or through the acts or omissions of: (i) persons occupying other premises in the Building, or (ii) Landlord or Landlord’s Representatives unless caused by the active gross negligence or willful misconduct of Landlord or Landlord’s Representatives. Landlord shall not be responsible or liable to Tenant for any defect or failure, in (or any act or omission in the construction of) the Building, the Premises or any Building Systems, nor shall it be responsible or liable for any injury, loss or damage to any person or property of Tenant or Tenant’s Representatives or any other person caused by or resulting from fire, electricity, gas, water, or other utility (or interruption therein) or from rain, snow, ice, theft, bursting, breakage, explosion, implosion, leakage, steam, running, backing up, seepage, or the overflow of water or sewerage in any part of the Building or Land for any injury, loss or damage caused by or resulting from acts of God or the elements; provided, however, notwithstanding the foregoing, (i) Tenant shall have the right to abate Rent and request non- emergency work be conducted after Tenant’s business hours or on the weekend; and (ii) Landlord shall provide prior notice and use commercially reasonable efforts to schedule work as provided elsewhere in this Lease. Tenant shall give prompt notice to Landlord in case of fire, casualty, defect or accident in the Premises or in the Building or Land or of defects therein or in any Building System.
21.4    Tenant’s indemnity obligations under this Section 21 shall survive the expiration or earlier termination of this Lease.
21.5    Tenant hereby expressly assumes any and all indemnity obligations of Landlord under the Master Lease (except to the extent such Claim was caused by Landlord and not Tenant).
22.    Assignment and Subletting.
22.1    General Provisions. Subject to the terms and conditions of the Master Lease, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer
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or encumber all or any part of Tenant’s interest in this Lease or in the Premises (collectively, “Transfer”), without Landlord’s prior written consent which shall not be unreasonably withheld and the prior written consent of the Master Landlord, as provided in the Master Lease; provided, however, notwithstanding anything to the contrary contained in the Master Lease or this Lease, it shall be deemed to be reasonable for Landlord to withhold consent to a proposed Transfer involving less than a full floor of the Premises. Subject to the terms and conditions of the Master Lease and Master Landlord’s consent, Tenant shall have the right to sublease any portion of the Premises to an Affiliate of the Originally Named Tenant without Landlord’s consent.
22.2    Landlord’s Right to Recapture. Notwithstanding anything to the contrary contained in this Section 22 or the Master Lease, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Tenant’s request for consent to a Transfer of more than one floor of the Premises (other than to a Permitted Transfer Assignee), to recapture the proposed assignment or sublease space or the entirety of the Premises, as determined in Landlord’s sole discretion. Such recapture notice shall cancel and terminate this Lease with respect to either the proposed assignment or sublease space or entire Premises, as applicable, as of the date stated in Tenant’s request for consent to a Transfer as the effective date of the proposed Transfer (with respect to Landlord’s recapture following receipt of Tenant’s request for consent to an assignment or sublease), and otherwise, such termination shall be effective on the date that is sixty (60) days after Landlord’s delivery of a recapture notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the proposed assignment or sublease space or the entirety of the Premises under this Section 22, then, provided Landlord and Master Landlord have consented to the proposed assignment or sublease, Tenant shall be entitled to proceed to assignment or sublease such space to the proposed Transferee, subject to provisions of this Section 22 and the Master Lease. For avoidance of doubt, this Section 22.2 shall not apply to any Transfer to a Permitted Transfer Assignee as provided in Section 22.3 below.
22.3    Permitted Transfer If an Event of a Default on the part of Tenant does not then exist, Tenant may, without Landlord’s prior written consent (but subject to Master Landlord’s consent to the extent required under the Master Lease), sublet any portion of the Leased Premises or assign this Lease to (a) an Affiliate (defined below) of Tenant or (b) to (i) a successor to Tenant by merger or consolidation, or (ii) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (any transaction described in this sentence being referred to as a “Permitted Transfer” and any assignee pursuant to a Permitted Transfer a “Permitted Transfer Assignee”), provided that (w) at least 10 business days before the transfer, Tenant notifies Landlord of such transfer (unless such prior notice is precluded by applicable law or confidentiality agreement, in which event Tenant shall notify Landlord as soon as such notice is permitted), (x) any assignee executes and delivers to Landlord a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations under this Lease; (y) in the case of a transaction covered by clause (b) above, the successor entity has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) immediately after the transfer that is not less than the Net Worth of Tenant immediately before either as of the date of the transfer or as of the Effective Date, whichever is greater; and (z) the transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, entered into in order to evade the requirements of this Lease. As
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used in this Lease, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.
23.    Signs. Subject to applicable Laws and the terms and conditions of the Master Lease, including without limitation, Section 18.2, Tenant may install and utilize throughout the Lease Term, at Tenant’s sole cost and expense, signs stating Tenant’s name and/or logo (or the name of the Building) on the exterior of the Building; provided, however, (i) all signs proposed by Tenant for the exterior of the Building shall be subject to applicable Laws, and Landlord’s prior written approval (which approval will not be unreasonably withheld, conditioned or delayed) and Master Landlord’s prior written approval, which shall include, without limitation, approval of the design, color, size and location of the signs Subject to the foregoing conditions, Landlord hereby approves of the signs proposed by Tenant as shown on Exhibit G attached hereto.. Any and all signs placed on the Premises by Tenant shall be maintained by Tenant in compliance with rules and regulations governing such signs and all laws, and Tenant shall be responsible for repairing any damage caused by installation, use or maintenance of such signs. Tenant, upon the expiration or earlier termination of this Lease, shall remove such signs and repair all damage incident to such removal and restore the exterior of the Building to the condition prior to the installation of such signs.
24.    Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease excepting only the brokers specified in the Basic Lease Information, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant agrees to indemnify, defend Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expense (including reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent other than as specified in the Basic Lease Information. Landlord shall be responsible for the payment of brokerage fees or commissions which are due and payable to Brokers arising from this Lease pursuant to a separate written agreement between Landlord and Tenant’s Broker.
25.    Holding Over. If Tenant holds over after the expiration of the Lease Term or earlier termination of this Lease, with or without the express or implied consent of Landlord, then at the option of Landlord, Tenant will become and be only a month-to-month tenant at a rent equal to (i) one hundred fifty percent (150%) of the rent payable by Tenant immediately prior to such expiration or termination, for the first three (3) months following such expiration or termination; and (ii) two hundred percent (200%) of the rent payable by Tenant immediately prior to such expiration or termination for the period (if any) of such holdover following such initial three (3) month holdover period, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Lease Term or upon the earlier termination of this Lease and the right to assert any remedy at law or in equity to evict Tenant and/or collect damages in connection with any holding over, and (ii) Tenant will indemnify, defend and hold Landlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration of the Lease Term or earlier termination of this Lease.
26.    Subordination. This Lease is subject and subordinate to the Master Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.
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27.    Disability Access; Accessibility Disclosures. As required by San Francisco Administrative Code Chapter 38, Landlord and Tenant agree as follows:
PLEASE NOTE: DISABILITY ACCESS OBLIGATIONS NOTICE
The Building may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.
By signing below, I confirm that I have read and understood the Disability Access Obligations Notice.

LANDLORD: SOMA HUB LLC, a California limited liability company		TENANT: USER TESTING, INC., a California corporation

By:	/s/ Allan Young	By:	/s/ Tien Anh Nguyen
Name:	Allan Young	Name:	Tien Anh Nguyen
Title:	Managing Member, SOMA Hub LLC	Title:	CFO

		By:	/s/ Andy MacMillan
		Name:	Andy MacMillan
		Title:	CEO
Before entering into this Lease, Landlord has provided the following notices to Tenant: (i) the Disability Access Obligations Notice Under San Francisco Administrative Code Chapter 38 attached hereto as Exhibit C and incorporated herein by this reference and (ii) a copy of the Small Business Commission’s Access Information Notice in English. The Access Information Notice is also available through the San Francisco Office of Small Business and their website. Landlord hereby informs Tenant that the Building has not undergone an inspection by a Certified Access Specialist, as referenced in California Civil Code Section 1938. A Certified Access Specialist (CASp) can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the Tenant, if requested by Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.
28.    General.
28.1    Notices. Any notice required or permitted to be given hereunder shall be in writing and delivered to the applicable party personally, or by United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, or via nationally recognized overnight courier in any case to the address indicated for such party specified in the Basic Lease Information; and shall be deemed given, delivered and received (i) if sent via mail, three (3) business days after the date of mailing, (ii) if delivered personally, on the date of delivery (provided that if the date of
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delivery is a weekend or holiday, then such notice shall be deemed given on the next-succeeding business day) and (iii) if sent via overnight courier, on the business day next succeeding the date delivered to the courier for next-day delivery.
28.2    Waivers. The failure or delay of either Party to insist in any instance upon the strict performance or observance of any obligation or condition on the part of the other under this Lease, or to exercise any right or remedy provided herein, shall not be deemed a waiver of such obligation, condition, right or remedy, except where this Lease provides expressly that a right or remedy must be exercised within a specific time and such time has elapsed. No waiver by either Party of any right or obligation contained in this Lease shall be deemed to have been made, unless made expressly in writing by the Party entitled to the performance of the obligation, satisfaction of the condition or exercise of the right in question. Landlord’s acceptance of any partial payment of Rent due Landlord hereunder shall not satisfy or discharge Tenant’s obligation to pay the balance of Rent then due, nor shall Landlord’s acceptance of any payment of Rent when Tenant is in breach of any other obligation or condition under this Lease be deemed a waiver of such breach.
28.3    No Parking. Tenant expressly acknowledges and agrees that Landlord is not obligated to provide any parking facilities to Tenant.
28.4    Computation of Time. The term “day” means a calendar day, and the term “business day” means any day other than a Saturday, Sunday or a bank holiday under the laws of the United States or the State of California. Any period of time specified in this Lease which would otherwise end upon a non-business day shall be extended to, and shall end upon, the next following business day.
28.5    Entire Agreement; Modification; Binding Effect. This Lease constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings and representations of the Parties with respect to the subject matter hereof. This Lease may not be modified, amended, supplemented or otherwise changed, except by a writing executed by both Parties. Except as otherwise expressly provided herein, this Lease shall bind and inure to the benefit of the Parties and their respective successors and assigns.
28.6    Attorneys’ Fees. Should either Party institute any action or proceeding against the other for any reason or to enforce any provision of this Lease or for damages by reason of an alleged breach of any provision hereof, the prevailing Party shall be entitled to receive all costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing Party in connection with such action or proceeding.
28.7    Execution in Counterparts. This Lease may be executed in two counterparts, and by each Party on a separate counterpart, each of which when so executed and delivered shall be deemed an original, and both of which when taken together shall constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered, valid and effective for all purposes and binding upon the parties hereto.
28.8    Governing Law. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.
28.9    WAIVER OF JURY TRIAL. LANDLORD AND TENANT, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO
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TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS LEASE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS LEASE OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THEY EXTENT THEY MAY LEGALLY DO SO, LANDLORD AND TENANT AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE JURY TRIAL WAIVER PROVISION CONTAINED IN THIS SECTION.
28.10    Authority. If either Party signs as a corporation or a partnership, each person executing this Lease on behalf of such Party does hereby covenant and warrant that (i) such Party is a duly authorized and existing entity, (ii) such Party has and is qualified to do business in California, (iii) such party has full right and authority to enter into this Lease, (iv) each person signing on behalf of such Party is authorized to do so and (v) this Lease is a valid and binding obligation of and enforceable against such Party. Upon a Party’s request, the other Party shall provide such party with evidence reasonably satisfactory to such party confirming the foregoing covenants and warranties. Tenant confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further confirms that it will comply throughout the Lease Term, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other applicable governmental entity.
28.11    Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
28.12    Joint and Several Liability. If more than one person or entity is the Tenant, the obligations hereunder imposed upon each such person or entity shall be joint and several.
28.13    Definition of Landlord. As used in this Lease, the term “Landlord” means only the current owner of the leasehold interest of the lessee under the Master Lease at the time in question. Each Landlord is obligated to perform the obligations of the Landlord hereunder only during the time such Landlord owns such leasehold interest. Any Landlord who transfers title to its leasehold interest in the Premises is relieved of all liabilities of Landlord under this Lease to be performed on or after the date of such transfer.
28.14    Submission of Document for Review.    The submission of this document for examination and negotiation does not constitute an offer to sublease, or a reservation of, or option for
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subleasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by both parties and delivery of the written consent of the Master Landlord.
28.15    28.15    Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord (including any successor landlord) and any recourse by Tenant against Landlord or any Landlord related party shall be limited solely and exclusively to an amount which is equal to the leasehold interest of Landlord in the Building and Land, and neither Landlord nor any of the partner, member, office or director thereof shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.
28.16    Landlord Entry; Access to Premises; Keys. Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and, within the last 9 months of the Term, tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Landlord’s rights and obligations under this Lease. Landlord shall provide reasonable prior notice (by email or telephone) to Tenant of any proposed entry by Landlord into the Premises (except that no notice shall by required in the event of an emergency). Tenant agrees that Landlord’s entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Landlord shall conduct all of Landlord’s activities on the Premises as allowed under this Section in a manner which will cause the least possible inconvenience, annoyance or disturbance to Tenant or Tenant’s business, and in the event of non- emergency work to be performed by Landlord, Tenant shall have the right to request that non-emergency work be conducted after Tenant’s business hours or on the weekend, provided that Tenant shall, at Tenant’s sole cost, be responsible for any overtime or after hours costs incurred to accommodate Tenant’s schedule, in addition to any other costs of such work that are included in Excess Expenses). Tenant shall not place any lock(s) on any exterior door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Landlord acknowledges and agrees, that Tenant shall have the right, at its sole cost and expense, to install a proximity card security system, including security cameras, windows, sensors, motion sensors, or equivalent system throughout the Premises, subject to Landlord’s (and to the extent required by the Master Lease, Master Landlord’s) prior written consent and all applicable provisions of the Lease and the Master Lease. Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security system within and into the Premises, except that Tenant may elect to place a lock and/or card key system on the doors within the Premises to a (i) network room and/or (ii) room used in connection with a Tenant IPO event, and may elect to not provide Landlord keys or access codes to such rooms, subject to Landlord’s right to access the Premises as provided in this Section 28.16 (and Master Landlord’s access rights pursuant to the Master Lease). A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks at the Premises or the Building, Tenant shall be obligated to restore all such locks and key systems to be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense. Subject to any events of emergency and applicable laws, Tenant shall have the right to access the Premises twenty-four (24) hours a day, seven (7) days a week.
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28.17    Alteration of Building; Landlord’s Reserved Right. Landlord reserves the right, at any time and from time to time to make alterations, additions, repairs or improvements to or in or decrease the size or area of all or any part of the Building (except for the Premises) and the Land, including without limitation, the Building Systems and exterior and roof of the Building; provided, (a) Landlord agrees to use its commercially reasonable efforts to minimize any interference with Tenant’s business operations in connection with such alterations, additions, repairs or improvements (it being understood and agreed that Tenant shall have the right to request that non-emergency work be conducted after Tenant’s business hours or on the weekend, provided that Tenant shall, at Tenant’s sole cost, be responsible for any overtime or after hours costs incurred to accommodate Tenant’s schedule, in addition to any other costs of such work that are included in Excess Expenses, provided further that if such overtime or after hours costs are incurred for capital costs or improvements, such costs shall be amortized as provided in Section 6.2(ix)); and (b) Tenant shall be entitled to partially abate Base Rent due hereunder in the amount by which Tenant’s Base Rent exceeds Landlord’s rent owed as tenant under the Master Lease during any period of interference in which Tenant is unable to use (and actually does not use) the Premises or portion of the Premise as a result of such interference (it being understood and agreed that if only a portion of the Premises is rendered unusable, the Base Rent abatement hereunder shall be calculated based on the percentage that the unusable portion of the Premises is of the entire Premises). Landlord shall provide reasonable prior notice (by email or telephone) to Tenant of any proposed entry by Landlord into the Premises in the exercise of Landlord’s rights pursuant to this Section 28.17 (except that no notice shall be required in the event of an emergency). This Lease does not grant any rights to light or air over or about the Building. Landlord reserves exclusively to itself the use of: (i) the roof (subject to Tenant’s rights pursuant to Section 33); and (ii) the Land (subject to Tenant’s rights pursuant to Section 31). Landlord also has the right to make such other changes to the Building as Landlord deems appropriate, provided the changes do not materially affect Tenant’s ability to use the Premises. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall neither constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent, unless such closure was caused by Landlord’s gross negligence or willful misconduct.
28.18    Public Transit Information. Tenant shall establish and carry on during the Lease Term a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building and encouraging use of such facilities, and shall comply with all regulations promulgated from time to time by the City of San Francisco with regard to public transit usage, all at Tenant’s sole cost and expense.
29.    Bicycles. Tenant shall be allowed to bring bicycles into the Premises, subject to Landlord’s reasonable rules and regulations.
30.    Dogs. Tenant shall be allowed to bring dogs into the Premises, subject to Landlord’s reasonable rules and regulations and all applicable Laws.
31.    Outside Patio Area. Subject to applicable Laws and the terms and conditions contained in this Section 31, commencing as of the Commencement Date, Tenant shall have an exclusive license during the Lease Term to use for outdoor seating only the outside patio area behind the Building (the
29

“Outside Patio Area”). The Outside Patio Area shall not be included in the rentable square footage of the Premises for purposes of this Lease and Tenant shall not be obligated to pay any Rent to Landlord for the use rights granted in this Section 31. The license to use the Outside Patio Area granted hereby is personal to the Originally Named Tenant and any Permitted Transfer Assignee of the Originally Named Tenant and shall not be assigned, sublet or otherwise transferred in any way or manner. Tenant shall accept the Outside Patio Area in its “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Outside Patio Area. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Outside Patio Area or the compliance of Tenant’s intended use of the Outside Patio Area with any applicable Laws. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Outside Patio Area. Tenant shall have no right to alter, change or make improvements to the Outside Patio Area, except as approved pursuant to Article 12. Landlord shall have the sole and exclusive right to make any and all necessary repairs, replacements and improvements to the Outside Patio Area as Landlord deems necessary or desirable, and the cost thereof may be included in Operating Expenses, unless such repairs, replacements or improvements to the Outside Patio Area are required as a result of Tenant’s use thereof or the license granted to Tenant hereby, in which event Tenant shall pay Landlord the cost thereof within thirty (30) days following Tenant’s receipt of Landlord’s notice requesting payment of same. Tenant’s use of the Outside Patio Area shall be subject to such additional rules, regulations and restrictions as Landlord may make from time to time concerning the Outside Patio Area. Except as expressly set forth in this Section 31, all of the terms, covenants, conditions, limitations and restrictions contained in this Lease pertaining to the Premises and Tenant’s use thereof shall apply equally to the Outside Patio Area and Tenant’s use thereof, including, without limitation, Tenant’s indemnity of Landlord set forth in Section 21, Tenant’s insurance obligations set forth in Section 15, and Tenant’s obligations to comply with Laws set forth in Section 14 (including Tenant’s obligation to obtain and maintain all permits, licenses, certificates and approvals necessary for Tenant’s use of the Outside Patio Area, and Tenant’s responsibility for the cost of any and all alterations or improvements to the Outside Patio Area, the Premises, the Building and/or the Land and the path of travel as may be required to comply with all applicable Laws which relate to or which are triggered by Tenant’s use of the Outside Patio Area). The license to use the Outside Patio Area granted to Tenant hereby shall be revocable by Landlord for cause upon written notice to Tenant, and Landlord thereafter shall have the right to remove from the Outside Patio Area any and all of Tenant’s personal property located thereon and to take any action Landlord deems necessary or appropriate to prevent Tenant’s access to and use of the Outside Patio Area. As used in this Section 31, “cause” shall include, without limitation, any of the following: (i) Landlord’s good faith determination that the license granted hereby and/or the use of the Outside Patio Area creates a hazard or threatens the safety and/or security of persons or property or endangers or otherwise interferes with the use and occupancy of the Building, or constitutes a nuisance; (ii) the license granted hereby and/or the use of the Outside Patio Area constitutes a violation of or otherwise conflicts with any applicable Laws or any rules, orders, regulations or requirements of the American Insurance Association or any similar body, or results in increased rates of insurance for the Master Lease Premises (or any portion thereof); (iii) Tenant abandons or vacates all or a substantial portion of the Premises, or Tenant no longer occupies the entire Premises; (iv) this Lease is terminated for any reason; or (v) Tenant fails to comply with any of the terms, covenants, conditions, limitations or restrictions contained in this Section 31 or elsewhere in this Lease which apply to the Outside Patio Area or Tenant’s use thereof, or Tenant is otherwise in default under this Lease. Tenant agrees that Tenant’s use of the Outside Patio Area shall be at Tenant’s sole risk and, except to the extent caused directly by the negligence or willful misconduct of Landlord, Landlord shall have no liability to Tenant for any loss, cost, claim, liability, damage or expense arising out of Tenant’s use of the Outside Patio Area.
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32.    Building Name. As long as Tenant is not in default of any of the terms, covenants or conditions of this Lease and has not subleased or assigned more than seventy-five percent (75%) of the Premises, Tenant shall have the right to designate a name for the Building, subject to Landlord’s approval, which shall not be unreasonably withheld.
33.    Roof Rights.
33.1    Right to Install Rooftop Equipment. During the Lease Term, and, subject to Tenant’s compliance with all applicable Laws and the terms and conditions of this Lease and the Master Lease, and Landlord’s prior review and approval of plans and specifications for all such installation, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right to access, install, replace, remove, operate and maintain, rooftop equipment to facilitate internet access and communications (the “Antenna”) on the rooftop of the Building at a location reasonably determined by Landlord, including the cabling and connecting equipment (collectively, the “Connecting Equipment”). The Antenna and the Connecting Equipment are collectively referred to as the “Rooftop Equipment”.
33.2    Conditioned Upon Lease. This Section 33 is contingent upon the Lease being in effect and compliance by Tenant with all of the terms and provisions hereof. If the Lease terminates or expires for any reason, Tenant’s rights under this Section 33 shall also terminate concurrently therewith unless otherwise agreed in writing by Landlord in its sole and absolute discretion.
33.3    No Assignment. Tenant’s rights under this Section 33 may not be assigned, transferred to or used by any other person or entity, except to a Permitted Transfer Assignee.
33.4    Installation. Tenant’s installation and operation of the Rooftop Equipment shall be governed by the following terms and conditions:
(a)    Installation shall be conducted by licensed contractors approved by Landlord. If any roof penetration is required, unless Landlord elects to perform such penetrations at Tenant’s sole cost and expense, Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty.
(b)    All plans and specifications for the Rooftop Equipment shall be subject to Landlord’s prior review and approval. Upon Landlord’s request, Tenant shall prepare and submit a detailed set of plans and specifications for the proposed Rooftop Equipment, methods of installation and proposed locations thereof.
(c)    Tenant, at Tenant’s sole cost and expense, shall be responsible for any modifications to the rooftop, risers, utility areas or other facilities or portions of the Building which may be necessary to accommodate the Rooftop Equipment.
(d)    It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever; provided, however, Landlord agrees not to use, and not to grant any rights to third parties to use the roof for any purpose (other than in connection with Building operation and/or maintenance issues) which would interfere with Tenant’s rooftop use as permitted pursuant to the provisions of this Section 33 or would adversely affect Tenant’s use of or occupancy of Premises.
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(e)    For the purposes of determining Tenant’s obligations with respect to its use of the roof of the Building herein provided, all of the provisions of the Lease relating to compliance with requirements as to insurance, indemnity, and compliance with Laws shall apply to the installation, use and maintenance of the Rooftop Equipment. Landlord shall not have any obligations with respect to the Rooftop Equipment. Landlord makes no representation that the Rooftop Equipment will function properly and Tenant agrees that Landlord shall not be liable to Tenant therefor.
(f)    Tenant shall (a) be solely responsible for any damage caused as a result of the Rooftop Equipment, (b) promptly pay any tax, license or permit fees charged pursuant to any laws in connection with the installation, maintenance or use of the Rooftop Equipment and comply with all laws pertaining to the use of the Rooftop Equipment, and (c) pay for all necessary repairs, replacements to or maintenance of the Rooftop Equipment.
(g)    The installation of the Rooftop Equipment shall constitute alterations and shall be performed in accordance with and subject to all applicable provisions of the Lease and the Master Lease, including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Rooftop Equipment, which consent shall not be unreasonably withheld, conditioned or delayed. All Rooftop Equipment installed by the Tenant shall remain the personal property of the Tenant and shall be removed by the Tenant at the expiration or earlier termination of the Term (unless otherwise agreed to by the parties in writing.)
33.5    Design Considerations.
(a)    All Rooftop Equipment shall be properly screened from view for aesthetic reasons, and must not be visible from street level.
(b)    The Antenna may not protrude above a height equal to the highest point of the Building structure.
(c)    Tenant, at Tenant’s sole cost and expense, shall install and maintain such fencing and other protective equipment and/or visual screening on or about the Rooftop Equipment as Landlord may reasonably determine.
(d)    The Rooftop Equipment shall be clearly marked to show the name, address, telephone number of the person to contact in case of emergency.
(e)    The Rooftop Equipment must be properly secured and installed so as not to be affected by high winds or other elements.
(f)    The weight of the Rooftop Equipment shall not exceed the load limits of the Building.
33.6    Compliance with Laws. Tenant’s rights set forth in this Section 33 shall be subject to all applicable Laws, including, without limitation, zoning rules, health and safety rules (including OSHA requirements), and applicable building and fire codes, including any required conditional use permit. Landlord makes no representation that any such Laws permit such installation and operation, and Tenant shall be solely responsible to determine the feasibility and legality of installing the Rooftop Equipment. Without limiting the generality of the foregoing, if any testing, sampling or disclosures relating to rooftop equipment at the Building are required to satisfy OSHA or other governmental agencies (including for radio frequency [RF] or electromagnetic field [EMF] emissions),
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Tenant shall pay the costs of any such required tests and studies. Landlord shall have no liability or responsibility for the maintenance or compliance with laws of any towers, antennas or structures, including, without limitation, compliance with Part 17 of the Federal Communications Commissions’ Rules.
33.7    No Interference. The Rooftop Equipment and operations shall comply with all non- interference rules of the Federal Communications Commission (“FCC”). Upon receipt of written notice of apparent interference by Tenant, Tenant shall have the responsibility to promptly terminate such interference or to demonstrate with competent information that the apparent interference in fact is not caused by Tenant’s Rooftop Equipment or operations. In no event shall Landlord have any liability with respect to interference with Tenant’s operations or any loss of business or profits in connection with the termination of Tenant’s rights pursuant to this Section 33.
33.8    In no event shall the Antenna or any Connecting Equipment damage or adversely affect or interfere with the normal operation of the Building (including, but not limited to mechanical, electrical, life-safety, structural systems, window washing or other maintenance functions of the Building). In addition to and without limiting Tenant’s other indemnification obligations pursuant to this Sublease, Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 33, provided that Tenant’s indemnification obligation hereunder shall not apply to the extent same is caused by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. Should the use of the Rooftop Equipment by Tenant interfere with systems of the Building or telecommunications systems of any occupant of a property in the vicinity of the Building, Tenant shall make such adjustments to the Rooftop Equipment or its related equipment as may be reasonably required by Landlord.
33.9    Access. Subject to the terms of this Section 33, Tenant shall have the right to access its Rooftop Equipment twenty four (24) hours a day, seven (7) days per week. In exercising its right of access to the roof, Tenant agrees to cooperate and comply with any reasonable security procedures, access requirements and rules and regulations utilized by Landlord for the Building.
33.10    Costs. Tenant shall be solely responsible for and shall pay all costs, expenses and taxes incurred in connection with the ownership, installation, operation, maintenance, use and removal of the Rooftop Equipment and the appurtenant equipment located in or on the Building.
33.11    Removal and Restoration. Upon the expiration or earlier termination of the Lease, the Antenna and the Connecting Equipment shall be removed from the Building by Tenant, at Tenant’s sole cost and expense, and Tenant shall pay to repair any damage caused by such removal. If Tenant fails to remove the Antenna (if requested by Landlord to be removed) and any related Connecting Equipment (to the extent applicable) and repair the Building upon the expiration or earlier termination of the Lease, Landlord, upon thirty (30) days’ written notice to Tenant, may do so at Tenant’s expense. The provisions of this Section 33 shall survive the expiration or earlier termination of the Lease.
33.12    Termination. Landlord shall have the right to terminate this Section 33 and the rights of Tenant hereunder (i) upon three (3) months prior written notice in the event Landlord determines that due to a change of use or any redevelopment of the Building, the Rooftop Equipment can no longer be operated (provided that any election to terminate in such event shall be made on a nondiscriminatory basis); or (ii) Tenant’s use unreasonably interferes with an essential building system or function, which interference cannot be remedied; or (iii) the operation of the Rooftop Equipment interferes with the
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equipment or operations of the Building or any occupant of any property in the vicinity of the Building. This Section 33 shall also terminate upon any destruction or condemnation affecting the use or operation of the Rooftop Equipment hereunder, unless otherwise agreed in writing by Landlord and Tenant. If this Section 33 is terminated as set forth herein, Tenant shall remain responsible for removing Tenant’s Rooftop Equipment and restoring the Building in accordance with the terms of this Section 33.
33.13    Default. If any of the conditions set forth in this Section 33 are not complied with by Tenant, then such failure shall constitute a default by Tenant under the Lease.
34.    No Access Rights at Rear of Building. Tenant acknowledges and agrees that (a) there are no current access rights or easement rights that provide Landlord or any tenants of the Building the right to access Stanford Street through the rear of the Building and (b) Tenant shall not access (and shall use commercially reasonable efforts to not permit any of its respective officers, directors, partners, shareholders, members and employees to access) Stanford Street across the properties located to the Northeast of the Building (other than the public sidewalk).
35.    California Energy Use Disclosure. Tenant and Landlord acknowledge and agree that Landlord may be required to comply with California AB 802 Nonresidential Building Energy Use Disclosure Program by providing Tenant with an Energy Review of the Premises prior to the Commencement Date. In the event Landlord is unable to obtain the Energy Review prior to the Commencement Date, Landlord shall provide Tenant with copies of the various utility bills and charges associated with the Premises that are available to Landlord, including the energy usage of the Premises, and Landlord shall provide the Energy Review to Tenant promptly upon such Energy Review becoming available. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of any energy disclosure information (“Energy Disclosure Information”) provided to Tenant, (ii) that the Building is currently vacant and unoccupied and that the Energy Disclosure Information is for a period prior to the Commencement Date in which the Building has been vacant and unoccupied, and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the requirements of the Energy Use Disclosure Program, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all Claims relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 35 shall survive the expiration or earlier termination of this Lease.
///signatures on following page///
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first written above.

LANDLORD:

SOMA HUB LLC,
a California limited liability company

By:	/s/ Allan Young
Name:	Allan Young
Title:	Managing Member, SOMA Hub LLC

TENANT:

USER TESTING, INC.,
a California corporation

By:	/s/ Tien Anh Nguyen
Name:	Tien Anh Nguyen
Title:	CFO

By:	/s/ Andy MacMillan
Name:	Andy MacMillan
Title:	CEO

35

EXHIBIT A
MASTER LEASE
[To Be Attached]
36

LEASE AGREEMENT
NORTHSHORE RESOURCES V LP,
AS LANDLORD
AND
SOMA HUB LLC,
AS TENANT
144 TOWNSEND, SAN FRANCISCO, CALIFORNIA
37

ARTICLE 9 RIGHTS RESERVED	19
9.1 Landlord’s Entry	19
9.2 Right to Cure by Landlord	19
ARTICLE 10 INSURANCE	19
10.1 Tenant’s Insurance	19
10.2 Landlord’s Insurance	20
10.3 Waivers and Releases of Claims and Subrogation.	22
10.4 No Limitation	22
10.5 Tenant Indemnity	23
ARTICLE 11 DAMAGE OR DESTRUCTION	23
11.1 Reparable Damage	23
11.2 Irreparable Damage	23
11.3 Intentionally Deleted.	23
11.4 Repair and Restore	23
11.5 Termination of Lease	24
11.6 Damage During Last Year of Lease Term	24
11.7 Waiver of Statutory Provisions	24
11.8 Notice to Landlord	25
11.9 Uninsured or Under-insured Casualty	25
ARTICLE 12 EMINENT DOMAIN	25
12.1 Termination of Lease	25
12.2 Landlord’s Repair Obligations	25
12.3 Tenant’s Participation	26
12.4 Exclusive Taking Remedy	26
12.5 Caltrain Use	26
ARTICLE 13 TRANSFERS	26
13.1 Restriction on Transfers	26
13.2 Form of Landlord’s Consent; Costs	27
13.3 Landlord’s Consent Standards	28
13.4 Permitted Transfers	27
ARTICLE 14 DEFAULTS; REMEDIES	27
14.1 Events of Default	27
14.2 Remedies	28
14.3 Waiver of Redemption	29
14.4 Waiver of Redemption	30
14.5 Landlord’s Default	30
14.6 No Waiver	30
ARTICLE 15 CREDITORS; ESTOPPEL CERTIFICATES	30
15.1 Subordination	30
15.2 Attornment	30
15.3 Mortgagee Protection Clause	30

15.4 Estoppel Certificates.	31
ARTICLE 16 SURRENDER; HOLDING OVER	31
16.1 Surrender of Premises	31
16.2 Holding Over	32
ARTICLE 17 INITIAL IMPROVEMENTS	32
ARTICLE 18 ADDITIONAL PROVISIONS	32
18.1 Security Deposit.	32
18.2 Signage	32
18.3 [Intentionally Deleted.]	32
18.4 Notice of Investment Opportunities	33
18.5 No Access Rights at Rear of Premises	33
18.6 Increase In Rentable Square Feet	33
18.7 Letter of Credit.	33
ARTICLE 19 MISCELLANEOUS PROVISIONS	33
19.1 Notices	33
19.2 Transfer of Landlord’s Interest	33
19.3 Successors	33
19.4 Captions and Interpretation	33
19.5 Relationship of Parties	34
19.6 Entire Agreement; Amendment	34
19.7 Severability	34
19.8 Landlord’s Limited Liability	34
19.9 Survival	34
19.10 Attorneys’ Fees	34
19.11 Brokers	34
19.12 Chance Events	34
19.13 Governing Law	35
19.14 Time is of the Essence	35
19.15 Joint and Several Liability	35
19.16 Independent Obligations	35
19.17 Authority	35
19.18 Force Majeure	35
19.19 Management	35
19.20 Financial Statements	35
19.21 No Recording	36
19.22 CASP Disclosure	36
19.23 Nondisclosure of Lease Terms	36
19.24 Construction of Lease and Terms	36
19.25 Rooftop Rights	36
8

EXHIBITS
EXHIBIT “A”	DEFINITIONS
EXHIBIT “B”	LEGAL DESCRIPTION OF THE LAND
EXHIBIT “C”	WORK LETTER
EXHIBIT “D”	COMMENCEMENT DATE MEMORANDUM
EXHIBIT “E”	FORM OF LANDLORD’S CONSENT TO SUBLEASE
EXHIBIT “F”	LETTER OF CREDIT
EXHIBIT “G”	PERMITTED ENCUMBRANCES

LEASE AGREEMENT
This Lease Agreement is made and entered into as of the latest date this Lease is signed and delivered by Landlord or Tenant as indicated on the signature page of this Lease (the “Effective Date”) by and between NORTHSHORE RESOURCES V LP, a California limited partnership, as Landlord, and SOMA HUB LLC, a California limited liability company, as Tenant.
DEFINITIONS
Capitalized terms used in this Lease and not defined elsewhere have the meanings given them on the attached EXHIBIT “A,” which is incorporated herein by reference.

BASIC TERMS
The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1. Premises (Section 1.1)
The Land (as defined in Exhibit A) and the Building (as defined in Exhibit A) and all improvements located on the Land, which Land and Building are commonly known by the street address of 144 Townsend Street, San Francisco, California.

2. Term:	Two Hundred Forty (240) full calendar months from the Commencement Date, subject to extension pursuant to Section 1.3 of the Lease.
(Section 1.2)

Extension Period: (Section 1.3)	One (1) period of five (5) years.

3. Basic Rent: (Section 2.1)	Months Monthly Basic Rent

4. Permitted Use: (Section 4.1)	General office and/or retail use, including, without limitation, restaurant, storage, parking and other retail uses (the “Permitted Use”).

5. Security Deposit: (Section 18.1)

6. Letter of Credit: (Section 18.7 and Exhibit “F”)

7. Rent Payment Address and Address of Landlord for Notices: (Section 19.1)	[***]

8. Address of Tenant for Notices:	[***]
(Section 19.1)

9. Broker(s): (Section 19.11)	[***]

ARTICLE 1
LEASE OF PREMISES AND LEASE TERM
1.1    Premises. In consideration of the covenants and agreements set forth in this Lease and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms and conditions set forth in this Lease. Except for Landlord’s rights to enter onto or into the Premises as provided in Section 9.1, Tenant’s lease of the Premises shall include, without limitation, the exclusive right to use for the Term (as the same may be extended), (i) all rights, easements, and appurtenance belonging or appertaining to the Land, and (ii) all right, title and interest of Landlord in and to any and all roads, streets, alleys and ways bounding the Premises.
1.2    Term; Commencement. The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and expires at 11:59 p.m. on the last day of the last calendar month of the Term. Landlord will tender possession of the Premises, vacant and unoccupied, to Tenant upon the day a fully executed original or copy of this Lease is delivered by Landlord to Tenant. Promptly after the Commencement Date, Landlord and Tenant will execute a “Commencement Date Memorandum” in substantially the form of EXHIBIT “D” to this Lease.
1.3    Extension of Term. Provided that no Event of Default (as defined in Section 14.1 below) exists at the time of Tenant’s exercise, Tenant may extend the Term of this Lease for one (1) period of five (5) years (the “Extension”). If Tenant elects, in Tenant’s sole discretion, to exercise the Extension, Tenant shall exercise such right of Extension by delivering written notice (“Tenant’s Election Notice”) of Tenant’s exercise not later than three hundred sixty five (365) days prior to the expiration of the Term. The Extension will be on the same terms, covenants and conditions as in this Lease, other than the Basic Rent. [***]. On each anniversary of the first day of the Extension that occurs during the Extension (as applicable, an “Adjustment Date”), monthly Basic Rent for the one (1) year period following such applicable Adjustment Date shall increase by an amount equal to the product of [***] multiplied by the monthly Basic Rent for the period prior to the Adjustment Date. The extension rights are personal to Tenant and may not be assigned or transferred in any manner except in connection with a Permitted Transfer or to an Affiliate in accordance with Section 13.4 of this Lease.
1.4    Selection of Fair Market Basic Rent. On or prior to the later of (a) sixty (60) days following Tenant’s delivery of Tenant’s Election Notice or (b) three hundred sixty-five (365) days prior to the expiration of the Term, Landlord shall deliver to Tenant notice of Landlord’s reasonable, good faith estimate of the Fair Market Basic Rent for the Premises for the first year of the Extension (“Landlord’s FMBR Determination”); provided, however, if Tenant delivers Tenant’s Election Notice prior to four hundred fifty (450) days prior to the expiration of the Term, Landlord shall not be obligated to deliver Landlord’s FMBR Determination to Tenant prior to the date that is three hundred ninety (390) days prior to the expiration of the Term. If Tenant disputes Landlord’s determination of Fair Market Basic Rent for the first year of the Extension as set forth in Landlord’s FMBR Determination, Tenant will deliver notice of such dispute (“Tenant’s Dispute Notice”), together with Tenant’s proposed Fair Market Basic Rent for the first year of the Extension, to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s FMBR Determination. If Tenant fails to deliver a Tenant’s Dispute Notice within such thirty (30) day period, Tenant shall be deemed to have agreed to the Fair Market Basic Rent set forth in Landlord’s FMBR Determination. The parties will then attempt in good faith to agree upon the Fair Market Basic Rent for the first year of the Extension. If the parties fail to agree within fifteen (15) days following Tenant’s delivery of Tenant’s Dispute Notice, then either party shall be entitled to give notice to the other electing to have the Fair Market Basic Rent for the first year of the Extension selected by a competent and impartial licensed real estate broker (hereinafter “broker”) with at least ten (10) years’ full-time commercial real estate experience in the South of Market area of San Francisco to set the Fair Market Basic Rent for the first year of the Extension, as set forth in this Section 1.4. If either Landlord or Tenant does not appoint a broker within twenty (20) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Market Basic Rent for the first year of the Extension. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Basic Rent for the first year of the Extension. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Basic Rent for the first year of the Extension. If the two (2) brokers are unable to agree on a third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the County of San Francisco for the selection of a third broker who meets the qualifications stated in this Paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Basic Rents set forth in Landlord’s FMBR Determination and Tenant’s Dispute Notice as the Fair Market Basic Rent for the first year of the Extension. If either of the first two brokers fails to submit their opinion of the Fair Market Basic Rent within the time frame set forth above, then the single Fair Market Basic Rent submitted shall automatically be the Fair Market Basic Rent for the first year of the Extension. Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the exercise of the Extension on the terms herein provided. Upon exercise of such Extension by Tenant, the Term shall automatically be extended for such additional five (5) years upon the same terms, covenants and conditions of this Lease except that Tenant shall not be entitled to any further options to extend the Term and the Basic Rent shall be adjusted as provided herein. If Tenant fails to give notice of the exercise of the Extension within the foregoing required notice period, Tenant shall be deemed to have not elected to extend the Term for the Extension.
1.5    Quiet Enjoyment. So long as Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease, Landlord covenants and agrees to maintain for the benefit of Tenant, the quiet and peaceful possession and enjoyment of the Premises and ail rights appurtenant thereto, from and after the Commencement Date, and subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any other person claiming title to the Premises or any part thereof, and Landlord shall defend Tenant’s interest under this Lease against the claims of any and all persons.
1.6    Landlord’s Covenants. Landlord hereby represents and warrants to Tenant that as of the Effective Date and the Commencement Date: (a) Landlord is the sole owner of the Premises and has the full right and authority to make and execute this Lease and that, to Landlord’s actual knowledge (without duty of inquiry or investigation), the Premises are free and clear of and from all liens, restrictions, leases, encumbrances or title restrictions which would materially and adversely restrict or prevent Tenant’s use of the Premises; (b) Landlord possesses full power and authority to deal with the Premises in all respects and no other party has any right or option thereto or in connection therewith; (c) to Landlord’s actual knowledge (without any duty of inquiry or investigation) there are no easements, covenants, conditions, restrictions, rights-of-way, governmental rules, statutes, ordinances, moratoria, policies or plans which would prohibit or interfere with the construction or operation of the Initial Improvements upon the Premises; (d) except as provided in Section 12.5 of this Lease, there are no pending condemnation proceedings or other governmental, municipal, administrative or judicial proceedings affecting the

Premises that Landlord has received written notice of or, to Landlord’s actual knowledge (with no duty of inquiry or investigation), there are no threatened condemnation proceedings or other governmental, municipal, administrative or judicial proceedings affecting the Premises; (e) except as provided in Section 12.5, there are no pending legal proceedings affecting the Premises that Landlord has received written notice of or, to Landlord’s actual knowledge (without any duty of inquiry or investigation), there are no threatened actions or legal proceedings affecting the Premises; (Oto Landlord’s actual knowledge (without any duty of inquiry or investigation), there are no unpaid special assessments for sewer, sidewalk, water, paving, gas, electrical or power improvements or other capital expenditures or improvements, matured or unmatured, affecting the Premises; (g) this Lease and the consummation of the transaction contemplated in this Lease are the valid and binding obligations of Landlord and do not constitute a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, nor are they inconsistent with, any contract to which Landlord is party or by which it is bound, including, but not limited to, the Permitted Encumbrances; (h) there are no outstanding written notices that Landlord has received with respect to any violations of any applicable Laws with respect to the Premises; (i) except for the partnership agreement related to the partnership of Landlord, Landlord is not obligated upon any contract, lease, or agreement, whether written or oral, with respect to the ownership, use, operation, or maintenance of the Premises other than the Permitted Encumbrances; and (j) Landlord shall promptly notify Tenant if at any time prior to the Commencement Date, any of the foregoing representations and warranties in this Section 1.6 become untrue or incorrect.
ARTICLE 2
RENTAL AND OTHER PAYMENTS
2.1    Basic Rent. Tenant will pay Basic Rent in monthly installments to Landlord, in advance, beginning on the Commencement Date and thereafter on the first day of each and every calendar month during the Term; provided, however, notwithstanding the foregoing, Tenant shall not be obligated to pay Basic Rent pursuant to this Lease for the first [***] months of the Term commencing on the Commencement Date (the “Free Rent Basic Rent Period”), as set forth more particularly in Item 3 of the Basic Terms. Tenant will make all Basic Rent payments to the Rent Payment Address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate In writing. Except as otherwise expressly provided herein, Tenant will make all Basic Rent payments without offset or deduction and without any previous demand, invoice or notice for payment. Landlord will prorate, on a per diem basis, Basic Rent for any partial month within the Term, based on the number of days in such month.
2.2    Additional Rent. Article 3 of this Lease requires Tenant to pay Excess Insurance Expenses as Additional Rent pursuant to estimates Landlord delivers to Tenant. Except as otherwise expressly provided herein, Tenant will make all such payments in accordance with Section 3.3 without offset or deduction and, except as otherwise provided in Article 3, without any previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease within thirty (30) days after receiving Landlord’s invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Basic Rent payments.
2.3    Delinquent Rental Payments. If Landlord does not receive any payment of Basic Rent or Additional Rent within five (5) days after the date the payment is due, Tenant will pay Landlord a late payment charge equal to three (3) percent of the amount of the delinquent payment. Notwithstanding the foregoing, Tenant will not be assessed the late payment charge on the first late payment in any calendar year of the Term if that payment is made within five (5) days after Tenant’s receipt of notice of nonpayment from Landlord. Further, if Landlord does not receive any payment of Basic Rent or Additional Rent within thirty (30) days after the date the payment is due, Tenant will pay Landlord interest on the delinquent payment calculated at the Maximum Rate from the date the payment is due through the date the payment is received by Landlord. The parties agree that such amounts represent a fair and reasonable estimate of the damages Landlord will incur by reason of such late payment. Such charges and interest will be considered Additional Rent and Landlord’s right to such compensation for the delinquency is in addition to all of Landlord’s other rights and remedies under this Lease, at law or in equity.
2.4    No Accord and Satisfaction. No statement on a payment check from Tenant or in a letter accompanying a payment check is binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of any such statement. No acceptance by Landlord of full or partial Rent during the continuance of any breach or default by Tenant constitutes a waiver of any such breach or default. If Tenant pays any amount other than the actual amount due Landlord, receipt or collection of such partial payment does not constitute an accord and satisfaction. Landlord may retain any such partial payment, whether restrictively endorsed or otherwise, without prejudice to Landlord’s right to collect the balance properly due. If all or any portion of any payment is dishonored for any reason, payment will not be deemed made until the entire amount due is actually collected by Landlord. The foregoing provisions apply in kind to the receipt or collection of any amount by a lock box agent or other person on Landlord’s behalf.
ARTICLE 3
INSURANCE EXPENSES AND PROPERTY TAXES
3.1    Payment of Excess Insurance Expenses. Commencing on [***] Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Excess Insurance Expenses for each calendar year of the Term. If the Term includes any partial calendar years, or Tenant is otherwise required under this Lease to pay Excess Insurance Expenses for only part of a full calendar year during the Term, Landlord will appropriately prorate Excess Insurance Expenses for such partial calendar year on a per diem basis based on the number of days within such partial calendar year.
3.2    Estimation of Excess Insurance Expenses. On or prior to [***] and thereafter on or prior to July 1st of each calendar year of the Term, Landlord will use commercially reasonable efforts deliver to Tenant a reasonably detailed written estimate of Estimated Insurance Expenses for the next succeeding Expense Year of the Term following the expiration of the Base Year, which notice shall include details regarding Landlord’s estimate of the following: (a) Insurance Expenses, (b) Excess Insurance Expenses and (c)the annual and monthly Additional Rent attributable to Tenant’s payment of Excess Insurance Expenses; provided, however, that on or prior to [***] Landlord shall also deliver to Tenant notice of the amount of Base Year Insurance Expenses, together with copies of invoices evidencing the premiums paid and, if requested by Tenant, copies of insurance policies obtained by Landlord for the Base Year (and any successive year during the Term). In addition, for purposes of calculating the amount of Excess Insurance Expenses payable by Tenant hereunder, Base Year Insurance Expenses shall be “grossed up” to include the amount of Insurance Expenses that would been incurred if the Initial Improvements had been completed as of [***]. Notwithstanding anything to the contrary contained herein, if, subsequent to the Base Year, additional or increased premiums for Insurance Expenses are incurred by Landlord due to increased or additional insurance policies or coverages that were not included in Base Year Insurance Expenses, then for purposes of calculating the amount of “Excess Insurance Expenses” due in any such year subsequent to the Base Year, the amount of Base Year Insurance Expenses shall be further “grossed up” to include the estimated amount of such additional costs that would have been Incurred during the Base Year as if such increased limits or additional coverages were procured during the Base Year; provided, however, notwithstanding anything to the contrary contained herein, if Landlord elects to procure and maintain earthquake insurance for the Premises, Tenant shall not be liable for (and Excess Insurance Expenses in any Expense Year that Landlord maintains such earthquake insurance shall not include) any portion of the cost of premiums for such earthquake insurance. To clarify the foregoing, Base Year Insurance Expenses shall include the Initial Improvements and any subsequent improvements made to the Premises or any portion thereof so that Tenant (or any subtenant) may initially occupy the Premises or any portion thereof, even if such improvements are made after the end of the Base Year; provided, however, (a) the Base Year Insurance Expenses for improvements made after the end of the Base Year shall be calculated based on the applicable insurance rates for the Base Year and (b) any increases in Insurance Expenses that result from any Alteration or improvement or alteration to space within the Premises that has been occupied by Tenant or any subtenant shall not be included in Base Year Insurance Expenses.
3.3    Payment of Estimated Insurance Expenses. Tenant will pay the Estimated insurance Expenses under Section 3.2 in equal monthly installments, in advance, beginning on [***] and thereafter on the first day of each and every calendar month during the Term. “If Landlord has not delivered a new estimate of Estimated Insurance Expenses to Tenant by the first day of September of the applicable Expense Year, Tenant will continue paying Estimated Insurance Expenses based on Landlord’s estimates for the previous Expense Year. On or prior to the later of (i) the first day of the next calendar month; or (ii) twenty (20) days following Tenant’s receipt of Landlord’s notice of Estimated Insurance Expenses for the current Expense Year, Tenant will pay the amount of Estimated Insurance Expenses set forth in Landlord’s notice for such Expense Year (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such Expense Year, with the number of installments being equal to the number of full calendar months remaining in such Expense Year.
3.4    Confirmation of Excess Insurance Expenses. After the end of each Expense Year within the Term, Landlord will determine the actual amount of Excess Insurance Expenses owed by Tenant for the expired Expense Year and will deliver to Tenant a written reasonably detailed statement of such amount {Including copies of invoices evidencing payments made by Landlord, calculations relating to any “gross up” of Base Year Insurance Expenses and, if requested by Tenant, copies of any underlying policies) on or prior to December 31st of each Expense Year. If Tenant paid less than the amount of Excess Insurance Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent within thirty (30) days after Landlord’s delivery of such statement. If Tenant paid more than the amount of Excess Insurance Expenses specified in the statement, Landlord will, at Landlord’s option, either (a) refund the excess amount to Tenant within thirty (30) days after Landlord’s delivery of such statement, or (b) credit the excess amount against Tenant’s next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute a waiver of either party’s rights under this Section. Notwithstanding the foregoing, Tenant shall not be responsible for any such Excess Insurance Expenses attributable to any year which is first billed to Tenant more than one (1) calendar year after the date of expiration of the Expense Year in which such amount was incurred.
3.5    Tenant’s Inspection Rights. If Tenant desires to inspect Landlord’s determination of the actual amount of Excess Insurance Expenses for any Expense Year, Tenant must deliver to Landlord written notice of Tenant’s election to inspect within one (1) year after Landlord’s delivery of the statement of such amount under Section 3.4. If such notice is timely delivered, Landlord will promptly provide to Tenant copies of invoices for the Insurance Expenses and back-up and documentation evidencing Landlord’s calculation of the amount of Excess Insurance Expenses owed by Tenant for such Expense Year and copies of any insurance policies and any other information reasonably requested by Tenant. If the inspection shows that the amount Landlord charged Tenant for Excess Insurance Expenses was greater than the amount this Article 3 obligates Tenant to pay, unless Landlord reasonably contests such determination, Landlord will refund the excess amount to Tenant, together with interest on the excess amount (computed at 10% per annum from the date Tenant delivers its dispute notice to Landlord), within thirty (30) days after Landlord receives Tenant’s dispute notice. If the inspection shows that the amount Landlord charged Tenant for Excess Insurance Expenses was less than the amount this Article 3 obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount so determined. Pending resolution of any audit under this Section 3.5, Tenant will continue to pay to Landlord the Estimated Insurance Expenses in accordance with Section 3.3.
3.6    Personal Property Taxes. Tenant will pay, prior to delinquency, all taxes charged against Tenant’s Personal Property. Tenant will use all reasonable efforts to have Tenant’s Personal Property taxed separately from the Premises.
3.7    Property Taxes. Landlord shall be solely responsible for and shall pay, prior to delinquency, all Property Taxes during the Term of the Lease. In the event Landlord fails to pay the Property Taxes, Tenant may, but does not have the obligation to, pay the Property Taxes, and Landlord shall reimburse Tenant upon demand for such payment. If Landlord fails to reimburse Tenant for payment of the Property Taxes, Tenant shall have the right to offset the amount of Property Taxes paid against Rent next due.
ARTICLE 4
TENANT’S USE
4.1    Permitted Use. Tenant will use the Premises for the Permitted Use and may not use the Premises for any other purpose without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant will not conduct such Permitted Use, or allow such Permitted Use to be conducted, in violation of any Laws or Permitted Encumbrances or in any manner that would (a) violate Tenant’s certificate of occupancy affecting the Premises; (b) violate, invalidate or cause a loss of coverage under any insurance now or after the Effective Date in force with respect to the Premises; or (c) cause injury or damage to the Premises. Tenant will not commit any nuisance or waste in, on or about the Premises. Tenant will obtain and maintain, at Tenant’s sole cost and expense, all permits and approvals required under the Laws and Permitted Encumbrances for Tenant’s use of the Premises. This Lease is subject to all applicable Laws and the Permitted Encumbrances.
4.2    Acceptance of Premises. Tenant acknowledges that, except as otherwise expressly provided herein, neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises or the Building, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises or the Building for any particular purpose, and Tenant’s acceptance and occupancy of the Premises conclusively establishes Tenant’s acceptance of the Premises, the Building and the Premises in an “AS IS - WHERE IS” condition, subject to Landlord’s repair and maintenance and other obligations hereunder. As provided, herein, as consideration for the amount of Basic Rent payable hereunder, Tenant shall (a) cause the Premises to comply with applicable Laws, if and only to the extent required in connection with the Initial Improvements or as otherwise expressly provided in Section 8.6, (b) make all improvements and renovations for Tenant’s use and occupancy of the Premises for the Permitted Use at Tenant’s sole cost and expense, without any reimbursement from Landlord and (c) cause a new roof to be installed to the Building as part of the Initial Improvements, as provided herein.
ARTICLE 5
HAZARDOUS MATERIALS
5.1    Compliance with Hazardous Materials Laws. Tenant will not use or cause any Hazardous Materials to be brought upon the Premises in a manner or for any purpose that violates any Hazardous Materials Laws. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws related to Tenant’s use of the Premises. On or before the expiration or earlier termination of this Lease, Tenant will completely remove from the Premises, in compliance with all Hazardous Materials Laws and at Tenant’s sole cost and expense, all Hazardous Materials brought onto the Premises by Tenant. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation reasonably acceptable to Landlord disclosing the nature and quantity of any Hazardous Materials Tenant has located at the Premises and evidencing the legal and proper handling, storage and disposal of all Hazardous Materials kept at or to be removed from the Premises by Tenant. All such documentation will list Tenant or its agent as the responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager. Each party will comply with and is responsible for all reporting and warning obligations required of such party under Hazardous Materials Laws arising from Tenant’s use or occupancy of the Premises, including, without limitation, all notices and other requirements required by Tenant under California Health & Safety Code Section 25249.5 et seq. and Title 22 of the California Code of Regulations, Sections 12000 et seq.
5.2    Notice of Actions. Tenant and Landlord shall each notify the other of any of the following actions affecting Landlord, Tenant or the Premises that result from or in any way relate to the Premises or Tenant’s use of the Premises immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claims made or threatened relating to any Hazardous Material; and (c) any reports, records, letters of inquiry and responses, manifests or other documents made by any person, including Tenant and Landlord, to or from any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Landlord and Tenant each will not take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Premises, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Premises, without first notifying the other party of its intention to do so and affording the other reasonable opportunity to investigate, appear, intervene and otherwise assert and protect such party’s interest in the Premises.
5.3    Hazardous Materials indemnification. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials brought onto the Premises (including water tables and atmosphere) by Tenant or Tenant Parties. Tenant’s obligations under this Section shall include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, compliance, investigations, clean-up, monitoring, response, detoxification or decontamination of the Premises; (b) the costs of implementing any closure, remediation or other required action in connection therewith; (c) the value of any loss of use and any diminution in value of the Premises and adjacent and nearby properties, including groundwater; and (d) consultants’ fees, experts’ fees and response costs.

Notwithstanding any to the contrary herein, Tenant shall not be liable to Landlord for nor otherwise obligated to Landlord under any provision of the Lease with respect to the following: (i) any Claims resulting from any Hazardous Materials present in, on or about the Premises to the extent not caused, directly or indirectly, by Tenant or Tenant Parties; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Materials present in, on or about the Premises caused by any source, including third parties, other than by Tenant or Tenant Parties. The obligations of Tenant under this Article survive the expiration or earlier termination of this Lease.
ARTICLE 6
SERVICES AND UTILITIES
Tenant is solely responsible for obtaining all services and utilities Tenant desires in connection with Tenant’s use and occupancy of the Premises. Tenant is also solely responsible for paying directly to the applicable service or utility companies, prior to delinquency, all charges of every nature, kind or description for services and utilities used or consumed at the Premises during the Term of this Lease (including, without limitation, any deposits required or charges imposed by any utility or service company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises), including all charges for water, sewer, heat, gas, light, garbage and rubbish removal, electricity, telecommunications, cable, steam, power, or other public or private utilities and services and any charges or fees for present or future water or sewer capacity to serve the Premises. Tenant will also pay all charges relating to any addition, extension, relocation, or other change in the facilities necessary to provide the Premises with any additional utilities and services. Except as otherwise expressly provided herein, no interruption in, or temporary stoppage of, any utility or service to the Premises will be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation under this Lease, render Landlord liable for damages or entitle Tenant to any Rent abatement. If use by Tenant of the Premises requires that the parties enter into contracts or agreements with local, county, state, or other governmental agencies or bodies or with public utilities with reference to storm sewer, sanitary sewer, gas, water, electric, telephone or other utility lines or connections, stormwater management or easement agreements, Landlord shall execute such written contracts, agreements, easement agreements, and consents as are reasonably required for Tenant’s use of the Premises provided that such written contracts, agreements, easement agreements or consents are in a form reasonably acceptable to Landlord and Landlord is not required to incur any cost or expense in connection with such written contracts, agreements, easement agreements or consents. Notwithstanding anything in this Article 6 to the contrary, Tenant is entitled, at no cost, to the use of any and all utility capacity allocable to the Premises and heretofore reserved by or assigned to Landlord. Landlord shall execute all such written contracts, agreements, easement agreements, and consents as are reasonably required for Tenant’s use of such capacity; provided, however such contracts, agreements, easement agreements, and consents shall be in a form reasonably acceptable to Landlord and Landlord shall incur no expense or cost in connection with such contracts, agreements, easement agreements or consents. In addition, in the event any utility interruption that is caused by the negligence or willful act of Landlord or Landlord’s employees, contractors, subcontractors or agents, lasts for more than two (2) consecutive Business Days, and provided Tenant has given written notice of such interruption to Landlord, then to the extent that Tenant cannot and does not use the Premises for the purposes allowed in this Lease due to such interruption, Basic Rent and Additional Rent will abate during the period following the second Business Day after the later of (a) such interruption or (b) Landlord’s receipt of such written notice, until such utility service is restored.

ARTICLE 7
MAINTENANCE AND REPAIR
7.1    Landlord’s Obligations. Except as provided in Section 8.6, Landlord, at Landlord’s sole cost and expense, will keep and maintain the following portions of the Premises in good order, condition and repair, reasonable wear and tear excepted, the following portions of the Building: the structural integrity of the footings, foundation, exterior walls, roof, load bearing walls, columns, masonry walls and other structural elements of the Building. Tenant will cooperate with Landlord to facilitate the performance of Landlord’s obligations under this Section 7.1, including any entry by Landlord into all or any portion of the Premises, upon reasonable prior notice to Tenant in accordance with Section 9.1. Landlord’s repair and maintenance obligations under this Section 7.1 are subject to the provisions of Articles 11 and 12 of this Lease regarding any Casualty or Taking. All repairs and replacements performed by Landlord pursuant to this Section 7.1 must be in accordance with all Laws applicable to the performance of such repairs and replacements and shall be good quality and workmanship. In connection with the performance of such repairs and maintenance hereunder, Landlord shall use commercially reasonable efforts to minimize the disruption and interference to Tenant’s and Tenant’s Parties’ business. Notwithstanding anything to the contrary set forth herein, (a) Landlord shall have no obligation pursuant to this Section 7.1 to make any repair to the Building or maintain any portion of the Building in connection with the construction of the Initial Improvements (including, without limitation, any seismic or structural upgrades or ADA improvements or renovations), (b) Tenant shall make all repairs to the Building that are required by applicable Laws and governmental authorities to be performed by Tenant in connection with the construction of the Initial Improvements (including, without limitation, any seismic or structural upgrades or ADA improvements or renovations), (c) Landlord shall have no obligation to perform any maintenance or repair obligations until after the Initial Improvements are completed and Tenant is conducting business from the Premises for the Permitted Use (the “Opening Date”) and (d) Tenant shall maintain and repair the Premises during the period commencing on the Commencement Date and ending on the Opening Date.
7.2    Tenant’s Obligations.
7.2.1    Maintenance of Premises. Except for Landlord’s obligations described in Section 7.1 (and as otherwise set forth herein), Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises in good order, condition and repair, reasonable wear and tear excepted, which obligations of Tenant will include, without limitation, the maintenance, repair, and replacement of all: (a) exterior and interior surfaces of exterior and interior walls (including, without limitation, the painting of the exterior and interior surfaces of walls), (b) the roof of the Building (including the roof membrane, but not the structural integrity of the roof); (c) non-structural interior portions, systems and equipment; (d) moldings, partitions and ceilings; (e) floor coverings, slabs and floors; (f) windows, plate glass, and doors; (g) electrical, lighting, mechanical, plumbing, fire/life safety, heating and air conditioning systems, facilities, fixtures and components; (h) Tenant’s signs located at and in the Premises; (i) landscaping, loading docks and exterior pavement; (j) re-painting, re-striping, seal-coating, cleaning, sweeping, patching and repairing parking areas and other paved surfaces on the Land; (k) snow removal; (l) graffiti removal and (m) repair of vandalism. Any repairs or replacements performed by Tenant pursuant to this Section 7.2.1 must be in accordance with all Laws applicable to the performance of such repairs and replacements and shall be good quality and workmanship. Tenant will at all times at Tenant’s sole cost and expense maintain the roof and the heating, air conditioning and ventilation system pursuant to the manufacturers’ recommendations. Tenant will provide copies of records of such preventative maintenance if requested by Landlord. Notwithstanding anything to the contrary contained herein, Tenant’s repair and maintenance obligations shall not extend to (i) damage and repairs covered under any insurance policy carried by Landlord in connection with the Premises, (ii) damage caused in whole or in part by the negligence or willful misconduct of Landlord or any of Landlord’s Parties, (iii) reasonable wear and tear; and (iv) damage due to fire, earthquake, acts of God, the elements, or other casualty. Tenant’s repair and maintenance obligations under this Section 7.2.1 are subject to the provisions of Articles 11 and 12 of this Lease regarding any Casualty or Taking.
7.2.2    Notice to Landlord. If Tenant believes any maintenance or repair Landlord is obligated under Section 7.1 to perform is needed at the Premises, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair. Landlord will not be deemed to have failed to perform its obligations under Section 7.1 with respect to any maintenance or repair unless Tenant has provided such written notice and Landlord has had a commercially reasonable time (not to exceed ten (10) Business Days) within which to respond to such notice and effect the needed maintenance or repair. Tenant waives the right to terminate this Lease, vacate the Premises, or make repairs at Landlord’s expense pursuant to California Civil Code Section 1932, Subsection 1, California Civil Code Sections 1941 and Section 1942, or any similar or successor Laws.
7.3    Tenant’s Right to Self-Help. If Landlord fails to take any action which Landlord is obligated to take to provide repairs and/or maintenance to the Premises as set forth in Section 7.1 of this Lease or in Article 11 of this Lease, Tenant may deliver written notice thereof to Landlord (the “Initial Notice”). The Initial Notice must specifically describe the action that is required of Landlord to satisfy the requirements of Section 7.1 or Article 11 with respect to the Premises. If within ten (10) Business Days of receiving Tenant’s Initial Notice, Landlord fails to cure or commence to cure the items specified in the Initial Notice, Tenant may deliver to Landlord a second notice (a “Reminder Notice”). The Reminder Notice must include a copy of the Initial Notice and specify that Tenant will have the rights granted under this Section 7.3 if Landlord fails to cure or commence to cure the specified items within ten (10) Business Days of receipt of the Reminder Notice. If Landlord does not so object and fails to take or commence to take (and diligently pursue to completion) the required action within ten (10) Business Days of receiving the Reminder Notice, then Tenant may, subject to the terms of this Section 7.3, proceed to take the required action with respect to the Premises (but solely on its own behalf, and not as the agent of Landlord). Unless Landlord delivers a written objection to Tenant as set forth below, Landlord will reimburse Tenant for Tenant’s reasonable out-of-pocket costs and expenses in taking such action within thirty (30) days after receiving an invoice from Tenant setting forth a reasonably particularized breakdown of such costs and expenses. If Landlord does not pay such invoice within sixty (60) days after Landlord receives the invoice, then Tenant may thereafter deduct from Basic Rent the amount set forth in such invoice; provided that in no event may Tenant deduct more than 20% of the Basic Rent due during any single month as a result of the rights granted under this Section 7.3. If, however, Landlord delivers to Tenant, within thirty (30) days after receiving Tenant’s Initial Notice, a written objection that all or any portion of such action does not have to be taken by Landlord pursuant to the terms of this Lease, in Landlord’s reasonable opinion, and if Tenant elects to proceed with such work, Tenant will not be entitled to make any deduction from Basic Rent. If the parties are unable to resolve Landlord’s objections, then Tenant may institute an action at law or pursue any other available remedies to collect the unpaid amount and/or to enforce Landlord’s obligations pursuant to this Lease.
ARTICLE 8
ALTERATIONS
8.1    Landlord Approval. Except as otherwise provided in this Article 8, Tenant may, at its own expense, and without Landlord’s consent, make any Alterations to the Premises that are not Major Alterations. Tenant will not make any Major Alterations without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Along with any request for Landlord’s consent, Tenant will deliver to Landlord plans and specifications for the Major Alterations and names and addresses of all prospective contractors for the Major Alterations. Landlord shall notify Tenant at the time it gives its consent to any Major Alterations whether or not Landlord will require Tenant to remove any interior, non-structural portion of any Major Alteration at the expiration or earlier termination of the Lease. If Landlord approves the proposed Major Alterations, Tenant will, before commencing the Major Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Major Alterations, deliver to Landlord certificates evidencing the insurance coverages and copies of any bonds required by Section 8.2, copies of all necessary permits and licenses, and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Major Alterations before Landlord has, in Landlord’s reasonable discretion, provided Landlord’s written approval of the foregoing deliveries. Landlord will provide such written approval or disapproval within fifteen (15) days after Tenant’s request. If Landlord has not provided written approval or disapproval within five (5) days after Landlord’s receipt of a reminder notice from Tenant that provides Landlord failed to approve or disapprove the request for the Major Alteration within the fifteen (15) day period, Landlord will have deemed to have approved Tenant’s request for approval of such Major Alterations. No approval or inspection of any Alterations by Landlord constitutes any representation or agreement by Landlord that the Alterations comply with sound architectural or engineering practices or with all applicable Laws, and Tenant is solely responsible for ensuring such compliance.
8.2    Tenant Responsible for Cost and Insurance. Tenant will pay the entire cost and expense of all Alterations, including, without limitation, for any painting, restoring or repairing of the Premises necessitated by the Alterations. For any Major Alterations performed by Tenant, Tenant will also obtain and/or require: (a) builder’s “all risk” insurance in an amount at least equal to the replacement value of the Alterations; (b) liability insurance insuring Tenant and each of Tenant’s contractors against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10 and (c) payment and performance bonds from Tenant’s general contractor, naming Landlord and Tenant as joint obligees, in an amount not less than the full cost of the Major Alteration if the cost of such Major Alteration exceeds $250,000. The insurance policies described in clauses (a) and (b) of this Section must name Landlord, Landlord’s lender (if any) and Property Manager as additional insureds, specifically including completed operations.
8.3    Construction Obligations; Ownership of Alterations. Tenant will notify Landlord in writing 10 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. Tenant will cause all Alterations to be constructed (a) promptly by contractors licensed to do business in the State of California and approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed; (b) in a good and workmanlike manner; and (c) in compliance with all Laws. Landlord may inspect construction of the Alterations. All permanently attached Alterations (excluding Tenant’s Personal Property) shall become the property of Landlord and a part of the Building immediately upon installation (provided, however, Tenant shall have the right to remove and/or replace any such Alterations during the Term subject to the terms and provisions of this Lease). Unless Landlord notifies Tenant at the time of its consent to any Major Alteration that Tenant is required to remove a portion of Major Alterations, as provided in Section 8.1 above, Tenant will surrender the Major Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.
8.4    Liens. Tenant will keep the Premises free from any mechanics’, materialmens’, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. If any liens are filed against the Premises and Tenant, within 15 days after Tenant’s receipt of Landlord’s notice of such filing, does not release the same of record or provide Landlord with a bond or other security satisfactory to Landlord protecting Landlord and the Premises against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs). Landlord will not permit the Premises to become subject to any mechanics’, laborers’, or materialmen’s lien on account of labor or material furnished to Landlord or claimed to have been furnished to Landlord in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Landlord; provided, however, Landlord has the right to contest in good faith and with reasonable diligence the validity of any such lien or claimed lien and on final determination of the lien or claim for lien, Landlord will immediately pay any judgment rendered with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied.
8.5    Indemnification. To the fullest extent allowable under the Laws, Tenant will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Premises from and against any Claims arising out of the performance of any Alterations or materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.
8.6    Alterations Required by Laws. If, during the Term of this Lease, any governmental authority requires any change, alteration, addition or improvements to the Premises, the Building or any other improvement located on the Land (including, without limitation, any change, alteration, addition or improvements to the Premises required in connection with the Initial Improvements), which may include, without limitation, seismic or structural upgrades, upgrades to the elevator and/or upgrades to the path of travel to and from the interior of the Building, Tenant will pay the cost of all such change, alteration, addition or improvements to the Premises, except as otherwise provided herein. Tenant acknowledges that the Premises was previously used as a storage facility and major improvements are likely to be required by governmental authorities to be made to the Premises to permit Tenant to use the Premises for the Permitted Use. If any governmental authority requires any change, alteration, addition or improvements to the Premises to the Premises as a result of the Initial Improvements or any Alteration made by Tenant (including, without limitation, any seismic or ADA upgrades), Tenant acknowledges and agrees that (a) Tenant has anticipated such requirement through due diligence conducted by Tenant prior to Tenant’s execution of this Lease, (b) the amount of Basic Rent charged hereunder anticipates Tenant may be required by governmental authorities to comply with requirements of applicable governmental authorities, including without limitation, a seismic retrofit of the Building, structural upgrades to the Building, the addition of an elevator and/or ADA improvements and (c) Tenant’s use and enjoyment of the Premises will not be interfered with in connection with such requirements. Notwithstanding anything to the contrary set forth herein, Tenant shall (and Landlord shall have no obligation whatsoever to) comply with any requirement of any applicable governmental authority in connection with the Premises, the Building or the Land; provided, however, if during the Term of this Lease, any governmental authority requires any change, alteration, addition or improvements to the Premises in connection with a Casualty, and Landlord is required to repair or restore the Premises following the Casualty as provided in Article 11, Landlord shall cause the change, alteration, addition or improvement to the Premises to be made, at Landlord’s sole cost and expense, together with Landlord’s repair or restoration of the Premises following the Casualty.

8.7    Tenant’s Personal Property and Waiver of Landlord’s Lien. All of Tenant’s Personal Property shall at all times remain the property of Tenant. Landlord agrees that Tenant shall have the right, at any time and from time to time, to remove any and all of Tenant’s Personal Property from the Premises. From time to time, some or all of Tenant’s Personal Property may be financed or owned by someone other than Tenant. Notwithstanding anything to the contrary contained in this Lease, to the extent that any of Tenant’s Personal Property is financed or owned by someone other than Tenant, (i) Landlord agrees that such Tenant’s Personal Property is not Landlord’s property no matter how the same is affixed to the Premises or used by Tenant and agrees to recognize the rights of the lender or owner of Tenant’s Personal Property, and (ii) Landlord waives any claim arising by way of any Landlord’s lien (whether created by statute or by contract) or otherwise with respect to Tenant’s Personal Property and agrees to sign and deliver to any lender, secured creditor or lessor a waiver of any lien Landlord may have on Tenant’s Personal Property if required by such lender, secured creditor or lessor.
ARTICLE 9
RIGHTS RESERVED
9.1    Landlord’s Entry. Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and, within the last 9 months of the Term, tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Landlord’s rights and obligations under this Lease. Landlord may in the event of any emergency enter the Premises without notice to Tenant. Tenant agrees that Landlord’s entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Landlord shall conduct all of Landlord’s activities on the Premises as allowed under this Article in a manner which will cause the least possible inconvenience, annoyance or disturbance to Tenant or Tenant’s business.
9.2    Right to Cure by Landlord. If Tenant fails to perform (or commence to perform) any of Tenant’s obligations under this Lease following the expiration of ten (10) days following written notice to Tenant of such failure, Landlord may, but is not obligated to, perform any such obligation on Tenant’s part without waiving any rights based upon such failure and without releasing Tenant from any obligations hereunder. Tenant must pay to or reimburse Landlord for, as Additional Rent, all expenditures reasonably made and obligations reasonably incurred by Landlord pursuant to this Section.
ARTICLE 10
INSURANCE
10.1    Tenant’s Insurance. Tenant will at all times during the Term (and during any earlier entry into the Premises), at Tenant’s sole cost and expense, maintain the insurance this Section 10.1 requires.
10.1.1    Liability Insurance. Tenant will maintain commercial general liability insurance providing coverage at least as broad as a current Insurance Services Office (ISO) form CG0001 on an “occurrence” basis, with minimum limits of $5,000,000 each occurrence and $5,000,000 general aggregate (which may include umbrella coverages). Tenant’s liability insurance will (a) name Landlord, Property Manager and the other Landlord Parties (of which Tenant has received written notice) as additional insureds with respect to all matters arising out of the occupancy or use of the Premises by Tenant; (b) be primary to any other insurance maintained by the Landlord Parties; and (c) be placed and maintained with companies rated at least “A-VIII” by A.M. Best Insurance Service and otherwise reasonably satisfactory to Landlord. Such insurance may have a reasonable deductible, but may not include a self-insured retention in excess of $25,000. If Tenant’s liability insurance is provided under a blanket policy, the above coverage limits must be made specifically applicable to the Premises on a “per location” basis. Tenant shall deliver an ACORD Form 27 (or equivalent) certificate or other evidence of insurance satisfactory to Landlord (i) prior to any use or occupancy of the Premises by Tenant, (ii) prior to the expiration of any current policy or certificate, and (iii) at such other times as Landlord may reasonably request.
10.1.2    Property Insurance. Tenant is not required by this Lease to maintain property or business interruption insurance. Accordingly, Tenant’s Personal Property is located at the Premises at Tenant’s sole risk, and Landlord is not liable for any damage to or loss or destruction of such property (except as provided in the last sentence of Section 10.3.1). Tenant is solely responsible for providing such insurance as Tenant may desire to protect Tenant and Tenant’s Personal Property against any Casualty or other event or occurrence in the Premises or at the Premises including, without limitation, any interruption of Tenant’s business or loss of revenues or profits arising therefrom.
10.1.3    Other Insurance. If insurance obligations generally required of tenants in similar space in similar buildings in the area in which the Premises is located increase or otherwise change, Landlord may, with thirty (30) days after Tenant’s written approval (which approval will not be unreasonably withheld, conditioned or delayed), similarly change Tenant’s insurance obligations under this Lease.
10.2    Landlord’s Insurance. Landlord will at all times during the Term maintain the insurance this Section 10.2 requires.
10.2.1    Property Insurance. Landlord will maintain insurance on the Premises providing coverage at least as broad as that provided by a standard Insurance Services Office (ISO) Causes of Loss - Special Form (CP 1030 or equivalent) property insurance policy in an amount not less than the full replacement cost of the Premises, and such insurance shall not include any co-insurance provisions and shall be written on an agreed amount basis. Without limiting the foregoing, Landlord shall include specific additional coverage for and in amounts sufficient to effect replacement cost, alteration, restoration or repair for: Ordinance and Law Coverage (Coverage A, B and C); Boiler & Machinery Coverage (Equipment Breakdown Coverage) including Ordinance and Law extension; Sewer Back Up. Landlord may, at its option and subject to Tenant’s approval (which approval will not be unreasonably withheld, conditioned or delayed), obtain such commercially reasonable additional coverages or endorsements, consistent with insurance maintained by owners of comparable properties in the vicinity of the Premises, as Landlord deems appropriate or necessary, including, without limitation, insurance covering: business income and rent loss insurance; flood insurance; and other coverages. Tenant may only disapprove of such additional coverages if the type of insurance is not maintained by owners of comparable properties in the vicinity of the Premises. Additionally, if Tenant disapproves of such additional coverage, subject to the foregoing limitations, Landlord may obtain such coverage, but Tenant shall not be required to pay any part of such additional coverage. During each year of the Term, prior to procuring or renewing property insurance for the Premises, Landlord shall submit to Tenant Landlord’s proposed property insurance coverages for the next succeeding policy year and estimated premiums therefor, and Tenant shall have the right to approve (which approval will not be unreasonably withheld, conditioned or delayed), in advance, all such insurance coverages (but shall have no approval rights over the estimated premiums), and request additional coverages, subject to Landlord’s approval (which approval will not be unreasonably, withheld, conditioned or delayed). Notwithstanding the foregoing, Landlord may withhold such approval if such insurance requested by Tenant is not consistent with insurance maintained by owners of comparable properties in the vicinity of the Premises. If Landlord disapproves of any such coverage requested by Tenant, Tenant may obtain such coverage directly at Tenant’s sole cost and expense and Landlord will reasonably cooperate with Tenant (at no cost or expense to Landlord) in connection with such coverage. For purposes of calculating the amount of Insurance Expenses and Excess Insurance Expenses, only premiums attributable to Landlord’s property insurance (excluding earthquake insurance) shall be included in Insurance Expenses, subject to the limitations set forth in Article 3. Landlord may maintain such insurance in whole or in part under blanket policies, and in such case, the above coverage limits must be made specifically applicable to the Premises on a “per location” basis. For purposes of calculating Excess Insurance Expenses due pursuant to Article 3 of this Lease, (i) the portion of the cost of such blanket policies allocable to the Premises shall be the amount allocated to the Premises as set forth in the invoices Landlord receives from Landlord’s insurance provider and (ii) the cost of such blanket policies allocable to the Premises shall not exceed the premiums for such insurance if such insurance was obtained for the Premises only (and not maintained under a blanket policy). Such insurance will cover the Initial Improvements after they have been installed in the Building but will not cover or be applicable to any of Tenant’s Personal Property. Initial improvements and subsequent tenant improvements becoming part of the realty shall be designated as tenant leasehold improvements within the Landlord’s Property Policy with the replacement cost value of the improvements specifically insured. Landlord shall cause its insurer to insure the leasehold interest of the Tenant as respects the improvements made by Tenant in the Premises. Landlord shall cause its insurer to name Tenant as loss payee as respects payments made by the insurer for a covered loss. During the Term of this Lease, Landlord shall deliver to Tenant current certificate(s) of insurance evidencing the foregoing insurance maintained by Landlord (and, copies of such insurance policies, if Tenant provides a written request to Landlord requesting the same). If (a) Landlord receives any insurance proceeds from insurance carried pursuant to this Section 10.2.1, (b) Landlord is not required to use such insurance proceeds as to repair or restore the Premises (or any portion) thereof as provided herein and (c) Tenant repairs or restores the Premises (or a portion thereof) in connection with any damage related to the payment of such insurance proceeds to Landlord, Landlord will pay to Tenant the amount of the insurance proceeds Landlord receives plus any deductible amount (in connection with such damage) to Tenant up to the amount expended by Tenant to make such repair or restoration (as evidenced by copies of invoices and proof of payment made by Tenant in connection with such repair or restoration). If Tenant fails to provide approval or disapproval as for any approval required by Tenant as provided in Section 10.1.3 or this Section 10.2.1, within fifteen (15) days after Landlord’s request, Tenant shall be deemed to have approved such matter.
10.2.2    Liability Insurance. Landlord may maintain commercial general liability insurance for bodily injury, personal injury, and property damage occurring at the Premises in such amounts as Landlord deems necessary or appropriate. Such liability insurance will protect only Landlord and, at Landlord’s option, Landlord’s lender and some or all of the Landlord Parties, and does not protect Tenant or replace or supplement the liability insurance this Lease obligates Tenant to carry. Notwithstanding the foregoing, during the periods of time that Landlord or Landlord’s contractors’ agents’ or employees’ enter the Property, Landlord shall maintain commercial general liability insurance (and shall provide certificates of insurance to Tenant evidencing the same) in amounts consistent with amounts maintained by prudent owners of property comparable to the Premises in the geographic vicinity of the Premises covering Landlord’s and Landlord’s contractors’ agents’ and employees’ activities in and about the Premises during such period of entry.
10.2.3    Other Insurance. If insurance coverages generally maintained by landlords of similar space in similar buildings in the area in which the Premises is located increase, Landlord may, following Tenant’s approval thereof (which approval will not be unreasonably withheld, conditioned or delayed), similarly increase the insurance coverages Landlord maintains under this Lease. If Landlord determines (and Tenant approves) that an increase of insurance coverage is warranted for which the Tenant is responsible above the Base Insurance Expense, Landlord will provide at least 30 days advance written notice to Tenant of the intent of procuring such coverage and the associated increased expense.
10.3    Waivers and Releases of Claims and Subrogation.
10.3.1    Tenant’s Waiver and Release. To the fullest extent allowable under the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims for damage to Tenant’s Personal Property, regardless of the cause even if such damage is caused by the negligent or intentional acts, omissions, or misconduct of any Landlord Party. Tenant will look only to any insurance coverage Tenant may elect to maintain (regardless whether Tenant actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Tenant is waiving, releasing and discharging under this Section 10.3.1. Any property insurance Tenant maintains must permit or include a waiver of subrogation in favor of the Landlord Parties consistent with the provisions of this Section 10.3.1.
10.3.2    Landlord’s Waiver and Release. To the fullest extent allowable under the Laws, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges the Tenant Parties from all Claims for any damage to the Premises regardless of the cause even if such damage is caused by the negligent or intentional acts, omissions, or misconduct of any Tenant Party. Landlord will look only to any insurance coverage Landlord may elect to or is obligated to maintain (regardless whether Landlord actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Landlord is waiving, releasing and discharging under this Section 10.3.2. Any property insurance Landlord maintains must permit or include a waiver of subrogation in favor of the Tenant Parties consistent with the provisions of this Section 10.3.2. If requested by Tenant, Landlord agrees to provide a waiver of subrogation (as set forth in this Section 10.3.2) in favor of any of Tenant’s subtenants or any Tenant Parties. The provisions of this Section 10.3.2 and 10.3.1 above are intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.
10.3.3    Tenant’s Failure to Insure. If Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1, and if such failure is not cured by Tenant within ten days of Landlord’s notice to Tenant therefor, Landlord may, but is not obligated to, obtain such insurance for Landlord’s benefit without waiving or releasing Tenant from any obligation contained in or default under this Lease. Tenant will pay to Landlord, as Additional Rent, the actual, reasonable, out-of-pocket costs and expenses Landlord reasonably incurs in obtaining such insurance.
10.3.4    Landlord’s Failure to Insure. If Landlord fails to provide Tenant with evidence of insurance as required under Section 10.1, and if such failure is not cured by Landlord within ten days of Tenant’s notice to Landlord therefor, Tenant may, but is not obligated to, obtain such insurance for Tenant’s benefit without waiving or releasing Landlord from any obligation contained in or default under this Lease, and in such event, Tenant shall have the right to offset against Rent the actual, reasonable, out-of-pocket costs and expenses Tenant reasonably incurs in obtaining such insurance.
10.4    No Limitation. Landlord’s establishment of minimum liability insurance requirements for Tenant in this Lease is not a representation by Landlord that such limits are sufficient and does not limit Tenant’s liability under this Lease in any manner.

10.5    Tenant Indemnity. Except for any Claims expressly waived, released or limited by Landlord in this Article 10 and elsewhere in this Lease or Claims to the extent arising from or related to the gross negligence or willful misconduct of the Landlord Parties, to the fullest extent allowable under the Laws, Tenant will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims brought against Landlord by third parties to the extent arising from (a) any use of the Premises by Tenant that violates the terms of this Lease; (b) any breach or default by Tenant in the performance of any of Tenant’s covenants or agreements in this Lease; and (c) any negligent act of Tenant in, on or to the Premises.
10.6    Landlord’s Indemnification. Subject to Tenant’s waivers, releases and agreements in this Article 10 and elsewhere in this Lease, Landlord will, to the fullest extent allowable under the Laws, indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant and the Tenant Parties from and against all Claims brought against Tenant by third parties to the extent: (a) arising from any breach or default by Landlord in the performance of Landlord’s covenants or agreements in this Lease or (b) caused by the gross negligence or willful misconduct of Landlord.
ARTICLE 11
DAMAGE OR DESTRUCTION
11.1    Reparable Damage. If any Casualty renders the whole or any material portion of the Premises untenantable, and if the Premises can reasonably be expected to be repaired within one (1) year from the date of such Casualty in the reasonable opinion of Landlord and Tenant (as provided in Section 11.8), then Landlord shall repair and restore the Premises to substantially the condition that existed prior to such Casualty and in compliance with all applicable Laws, within such one (1) year period (subject to delays for Force Majeure events, such as the inability to obtain building permits timely or obtain insurance proceeds timely). This Lease remains in effect during the repair period, but Rent abates while the Premises is untenantable.
11.2    Irreparable Damage. If any Casualty renders the whole or any material portion of the Premises untenantable and the Premises cannot reasonably be expected to be repaired within one year from the date of such Casualty in the reasonable opinion of Landlord and Tenant (as provided in Section 11.8), then Landlord or Tenant, by notice in writing to the other, delivered within thirty (30) days after Landlord and Tenant decide on the estimated time to repair the Casualty, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice. Rent abates while the Premises are untenantable. Upon termination. Landlord shall return all prepaid rents and/or deposits to Tenant and Tenant’s Share of Proceeds (defined below), if applicable, and neither Landlord nor Tenant have any other future obligations or responsibilities arising and accruing under this Lease after the date of termination.
11.3    Intentionally Deleted.
11.4    Repair and Restore. If Landlord or Tenant do not terminate this Lease as provided above, then Landlord shall repair and restore the Premises to its condition prior to the damage or destruction and in compliance with all applicable Laws, within that time period reasonably necessary for such repair and restoration (subject to delays arising from Force Majeure events) and Rent will be abated during the period of such restoration and/or repair. Notwithstanding anything set forth herein to the contrary, no rent or other payment is due to Landlord until such time as Tenant can conduct its business from the Premises in a reasonable, prudent, and businesslike manner, without any interference resulting from reconstruction activities, the condition of the Premises, or a failure to provide or modification of services to the Premises. To the extent and during the time that only a portion of the Premises are tenantable and to the extent that Tenant is able to conduct its business therefrom in a reasonable, prudent, and businesslike manner without interference as set forth above, Tenant shall receive a fair diminution of Rent based on an estimated percentage of unusable space in the Premises. Landlord is not obligated to repair or restore any special signage, trade fixtures, or office equipment installed by Tenant. Promptly after completion of Landlord’s repair and restoration of the Premises, Tenant shall proceed at its sole cost and expense to rebuild, repair, and/or replace its signs, trade fixtures, and office equipment installed by Tenant. Each party shall proceed with their respective work in a timely and diligent manner using the same or better quality materials as existing prior to the Casualty, and they shall use their best efforts not to interfere with, annoy, or inconvenience the other party.
11.5    Termination of Lease. If this Lease is terminated pursuant to this Article 11, Rent will be apportioned on a per diem basis and paid to the date of such Casualty. Upon termination, Landlord shall return to Tenant all prepaid rents and/or deposits, and neither party has any further obligations or responsibilities under this Lease (except for any that expressly survive termination of this Lease). If Landlord elects to terminate this Lease as provided in Section 11.2 during the first sixty (60) months after the Commencement Date, Landlord shall pay to Tenant, the lesser of (a) Tenant’s Share of Proceeds (as defined hereafter) or (b) the aggregate amount of insurance proceeds Landlord receives as a result of the Casualty plus any deductible amounts. As used herein and in Article 12, “Tenant’s Share of Proceeds” shall mean an amount equal to the unamortized portion of costs incurred in connection with the Initial Improvements attributable to the unexpired portion of the Term following the Casualty, which amount shall be calculated by multiplying the total costs of the Initial Improvements incurred by Tenant (the “Initial Improvement Costs”) by a fraction, the numerator of which shall be the number of months between the date of the Casualty and the last day of the sixtieth month of the Term following the Commencement Date, and the denominator of which shall be 60 (representing 60 months following the Commencement Date). Landlord shall have no obligation to pay any insurance proceeds to Tenant or Tenant’s Share of Proceeds to Tenant in the event (i) Tenant elects to terminate this Lease as provided in this Article 11, or (ii) Landlord elects to terminate this Lease as provided in Section 11.2 after the last day of the sixtieth (60th) month following the Commencement Date. Landlord’s obligation to pay any amounts to Tenant pursuant to this Article 11 shall survive the expiration or earlier termination of this Lease.
11.6    Damage During Last Year of Lease Term. Notwithstanding anything set forth in this Lease to the contrary, if the Premises is damaged or destroyed by Casualty in excess of thirty percent (30%) of the full replacement cost of the Premises during the last year of the then current Term, either party may terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within ninety (90) days following the date of such damage or destruction. Further, if Tenant has any outstanding option to renew the Term, and the period for exercising such outstanding option to renew has not yet expired, Tenant may void Landlord’s election to terminate this Lease as provided in the foregoing sentence, by delivering written notice to Landlord exercising such option to renew. In no event shall such revocation of the termination notice apply to Landlord’s election to terminate this Lease as provided in this Section 11.9.
11.7    Waiver of Statutory Provisions. The provisions of this Lease, including this Section 11.7, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any statute or regulation of the State of California, including Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, has no application to this Lease or any damage or destruction to all or any part of the Premises.
11.8    Notice to Landlord. If any Casualty to any portion of the Premises occurs, Tenant will immediately provide written notice of such Casualty to Landlord. None of the obligations of Landlord under this Article 11 will be deemed to have arisen unless and until Landlord has received actual notice that the Casualty has occurred. Promptly after the Casualty, Landlord and Tenant shall each use their best efforts to agree upon the time for Landlord to repair the Casualty.
11.9    Uninsured or Under-insured Casualty. If (a) a Casualty occurs to the Premises, (b) Landlord has maintained the insurance required to be maintained by Landlord hereunder and the Casualty is not covered by such insurance, (c) Landlord does not receive sufficient insurance proceeds (excluding the amount of any policy deductible) to repair all damage to the Premises caused by any Casualty and (d) the uninsured cost, as agreed to by Landlord and Tenant, to make the repairs that are not covered by the insurance exceeds $50,000, then notwithstanding anything to the contrary in Sections 11.1, 11.2 and 11.3, Landlord may, at Landlord’s option, by notifying Tenant within 60 days after the Casualty, notify Tenant of Landlord’s election to terminate this Lease effective on the date 60 days after the date of Landlord’s notice. If Landlord notifies Tenant of its election to terminate this Lease as provided in Section 11.9 and at least two (2) years remain in the Term (or if less than two (2) years remain in the Term, the Extension remains and Tenant exercises the Extension), Tenant may rescind such termination, by delivering written notice to Landlord (an “Uninsured Casualty Notice”) within thirty (30) days after delivery of Landlord’s termination notice that Tenant rescinds such termination and, in such event, Tenant agrees to pay the difference between (i) the aggregate amount of insurance proceeds Landlord receives and the amount of any deductible (which deductible amount Landlord shall be liable for); and (ii) the cost to repair all damage to the Premises caused by the Casualty (the “Uninsured Casualty Amount”). If Tenant delivers an Uninsured Casualty Notice as provided in this Section 11.9, this Lease shall continue in full force and effect, provided that Tenant delivers the Uninsured Casualty Amount (or any portion thereof) to a construction proceed escrow mutually selected by Landlord and Tenant within thirty (30) days after Landlord’s written request to Tenant, which amounts will be disbursed to Landlord’s contractor according to industry standards.
ARTICLE 12
EMINENT DOMAIN
12.1    Termination of Lease. If a Condemning Authority desires to effect a Taking of all or any material part of the Premises, Landlord will notify Tenant within ten (10) Business Days following Landlord’s receipt of notice thereof and Landlord and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant’s intended purposes. If all of the Building or all of the Premises are taken by a Taking, this Lease terminates as of the earlier of (i)the date Tenant is required to vacate the Premises or (ii) the date title passes to the Condemning Authority. If less than all of the Premises or Building are taken by a Taking and Landlord and Tenant conclude that the Taking will render the Premises unsuitable for Tenant’s intended purposes (in Landlord’s and Tenant’s reasonable discretion), Landlord and Tenant will document such determination and this Lease will terminate as of the earlier of date the Condemning Authority takes possession of the portion of the Premises taken or the date Tenant is required to vacate the Premises. Tenant will pay Rent to the date of termination.
12.2    Landlord’s Repair Obligations. If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date set forth in Section 12.1 above and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit, in compliance with all Laws, with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Building after the Taking and after Landlord restores the Premises to a complete architectural unit, in compliance with all Laws, and in comparable condition to its condition prior to such Taking, and the denominator of which is the rentable area of the Building prior to the Taking. Tenant’s obligation to pay Basic Rent will abate on a proportionate basis with respect to that portion of the Building remaining after the Taking that Tenant is unable to use during Landlord’s restoration for the period of time that Tenant is unable to use such portion of the Building.
12.3    Tenant’s Participation. Except as otherwise provided herein, Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant, including loss due to the Initial Improvements and Alterations to the Premises paid for by Tenant, removing Tenant’s merchandise, furniture, trade fixtures, and equipment or for damage to Tenant’s business, loss of business, and/or loss of leasehold interest; provided, however, that (i) Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages and such award to Tenant does not diminish Landlord’s award for such damages; and (ii) notwithstanding the foregoing, in the event that Landlord receives an award for damages and Tenant is not permitted to make a separate claim or receive a separate award for the aforementioned damages, Landlord’s award shall be apportioned between Landlord and Tenant, so that each party is compensated for the damages referenced in this Section 12.3. For purposes of this Section 12.3, Tenant shall be deemed to be the owner of the Initial Improvements and the Alterations until the end of the Term.
12.4    Exclusive Taking Remedy. The provisions of this Article 12 are Tenant’s sole and exclusive rights and remedies in the event of a Taking. To the fullest extent allowable under the Laws, Tenant waives the benefits of any Laws (including, without limitation, California Code of Civil Procedure Section 1265.130 and any successor statutes or laws) that provide Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.
12.5    Caltrain Use. Tenant and Landlord acknowledge and agree that: (a) Landlord has informed Tenant that Caltrain has been in discussions with Landlord about installing an underground train line under a portion of the surface of the Land along Townsend Street between Second Street and Third Street; (b) if, during the Term of the Lease, the installation of such train line materially interferes with Tenant’s use of the Premises so that the Premises cannot be used for the Permitted Use, the installation of such train line shall be considered a Taking for purposes of this Article 12 and Tenant shall have the right to terminate this Lease as provided in Section 12.1 and receive from the Condemning Authority (or Landlord, as applicable) proceeds as provided in Section 12.3. Landlord’s obligation to pay any amounts to Tenant pursuant to this Article 12 shall survive the expiration or earlier termination of this Lease.
ARTICLE 13
TRANSFERS
13.1    Restriction on Transfers. Except as provided in Section 13.4, Tenant will not cause or allow a Transfer without obtaining Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Tenant’s request for consent to a Transfer must set forth the parties, material terms, and portion of the Premises proposed to be involved in the Transfer. Landlord will notify Tenant of Landlord’s election to consent or withhold consent within ten (10) Business Days of Landlord’s receipt of such a written request for consent to the Transfer from Tenant (and if Landlord fails to notify Tenant within five (5) Business Days after Tenant has provided a written reminder notice to Landlord that Landlord failed to respond within the initial ten (10) Business Day period, then Landlord’s consent is deemed given). If Landlord does not consent to a proposed Transfer, Landlord shall provide Tenant with a reasonably detailed written explanation as to the reasons for withholding such consent. Tenant will provide Landlord with any additional information Landlord reasonably requests regarding the proposed Transfer or the proposed transferee. No Transfer shall release Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.
13.2    Form of Landlord’s Consent; Costs. In connection with any request hereunder by Tenant for Landlord’s consent to a proposed sublease, Landlord and Tenant hereby agree to use the form of consent attached hereto as Exhibit “E”. Tenant will pay to Landlord, as Additional Rent, reasonable, actual, out-of-pocket costs and expenses that Landlord incurs in connection with any Transfer requiring Landlord’s consent hereunder, including, without limitation, reasonable attorneys’ fees and costs, regardless of whether Landlord consents to the Transfer, which costs and expenses shall not exceed One Thousand Five Hundred and 00/100 Dollars ($1,500.00) for each request for a consent to a Transfer; provided, however, notwithstanding the foregoing, if no material changes are made by the parties to the form of consent attached hereto as Exhibit “E”, the costs and expenses payable by Tenant pursuant to this Section 13.2 shall not exceed Five Hundred Dollars ($500.00) for each request to a consent to a Transfer.
13.3    Landlord’s Consent Standards. For purposes of Section 13.1 and In addition to any other reasonable grounds for denial, Landlord’s consent to a Transfer will be deemed reasonably withheld if, in Landlord’s good faith judgment, any one or more of the following apply: (a) the use of the Premises under the proposed Transfer is not the Permitted Use or violates any applicable Laws or provision of this Lease, (b) the transferee is a government (or agency or instrumentality thereof) or (c) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.
13.4    Permitted Transfers. Notwithstanding the foregoing provisions of this Article 13, provided no Event of Default exists under this Lease, Tenant may, without Landlord’s consent, assign or sublet all or a portion of this Lease or the Premises (hereinafter collectively referred to as a “Permitted Transfer”) to (i) an Affiliate of Tenant or (ii) an entity into which Tenant is merged or consolidated if Tenant (a) notifies Landlord at least ten (10) Business Days prior to the Permitted Transfer, (b) provides Landlord with information reasonably satisfactory to Landlord to determine that the net worth of the successor entity is equal to or greater than the net worth of Tenant both as of the Commencement Date and at the time immediately prior to such transfer or assignment, and (c) furnishes Landlord with a written document executed by such assignee or subtenant in which such entity assumes all of Tenant’s obligations under this Lease. Section 13.2 shall not apply to any Permitted Transfers and no Permitted Transfer shall release Tenant from any of its obligations hereunder, nor result in any change in the permitted use of the Premises.

ARTICLE 14
DEFAULTS; REMEDIES
14.1    Events of Default. The occurrence of any of the following constitutes an “Event of Default” by Tenant under this Lease. Landlord and Tenant agree that the notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.
14.1.1    Failure to Pay Rent or Deliver the Letter of Credit. Tenant fails to pay Basic Rent, Excess Insurance Expenses or any other Additional Rent amount or deliver the initial Letter of Credit (defined in Exhibit F) or any replacement or renewal thereof as and when due and such failure is not cured within five days after Tenant’s receipt of written notice from Landlord that such amount or Letter of Credit, as applicable, is past due.
14.1.2    Failure to Perform. Tenant breaches or fails to perform any of Tenant’s nonmonetary obligations under this Lease (other than the obligations specified in Section 14.1.1 or Section 14.1.4) and such breach or failure is not cured within 30 days after Tenant’s receipt of written notice from Landlord of Tenant’s breach or failure; provided that if Tenant is not able through the use of commercially reasonable efforts to cure such breach or failure within such 30 day period, Tenant’s breach or failure is not an Event of Default if Tenant commences to cure such breach or failure within the 30 day period and thereafter diligently pursues the cure and effects the cure.
14.1.3    Insolvency. The occurrence of any one or more of the following: (a) Tenant’s filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant’s making a general assignment or general arrangement for the benefit of creditors; (b) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within 60 days; (c) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted; (d) the appointment of a “custodian,” as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets (or Tenant’s assets located at the Premises) or of Tenant’s interest in this Lease; or (e) the subjection of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease to attachment, execution or other judicial seizure. If a court of competent jurisdiction determines that any act described in this Section 14.1.3 does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant’s interest hereunder, then Landlord is entitled to receive the same amount of Additional Rent as Landlord would be entitled to receive if such a Transfer had occurred pursuant to Section 13.1.
14.1.4    Assignment or Sublease in Violation of Article 13. Tenant causes or allows a transfer of the Premises or this Lease in violation of the terms and conditions of Article 13 and such violation is not cured within ten (10) Business Days following Tenant’s receipt of written notice from Landlord of Tenant’s violation.

14.2    Remedies. Upon the occurrence of any Event of Default, Landlord may at any time and from time to time, without notice or demand (subject to applicable Laws) and without preventing Landlord from exercising any other right or remedy, exercise any one or more of the following remedies:
14.2.1    Termination of Tenant’s Possession. Terminate Tenant’s right to possession of the Premises at any time by any lawful means, in which case this Lease shall terminate and Tenant must immediately surrender possession of the Premises to Landlord. In such event, Landlord will be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation, (a) the worth at the time of the award of the unpaid Rent which had been earned at the time of the termination; (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (d) any other reasonable amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, court costs, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including renovation or alteration of the Premises, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any reasonable real estate commission paid. As used in subparts (a) and (b) above, the “worth at the time of the award’’ is computed by allowing interest at the Maximum Rate. As used in subpart (c) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).
14.2.2    Continue Lease in Effect. Continue the Lease in effect, in which case Landlord will be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).
14.2.3    Reletting Following Termination of Lease. After an Event of Default and Landlord’s termination of the Lease and Tenant’s right to possession of the Premises, Landlord may, to the extent allowable under the Laws, and in Landlord’s sole and absolute discretion (but without obligation) elect to enter into the Premises and relet them, or any part of them, to third parties. To the extent permitted by applicable Laws, Tenant shall be immediately liable to Landlord for all reasonable costs Landlord incurs in reletting the Premises, including brokers’ commissions, expenses of remodeling the Premises, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. If Landlord elects to relet the Premises pursuant to this Section 14.2.3, Rent that Landlord receives from reletting will be applied to the payment of: (a) first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; (b) second, all costs, including costs incurred by Landlord in reletting; and (c) third, Rent due and unpaid under this Lease. No act by Landlord allowed by this Section 14.2.3 will terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.
14.2.4    Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and, provided Tenant has not reclaimed such personal property within twenty (20) days following Tenant’s receipt of notice from Landlord, any personal property of Tenant may be removed by Landlord from the Premises and stored in any public warehouse at the risk and expense of Tenant.
14.2.5    Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located. All rights and remedies of Landlord under this Lease are cumulative and the exercise of one or more remedies at any time or from time to time does not limit or preclude the further exercise by Landlord of the same or any other rights or remedies at any time or from time to time.
14.3    Waiver of Redemption. Tenant waives any right of redemption from forfeiture under any Laws including, without limitation, California Code of Civil Procedure Sections 1174 and 1179.
14.4    Waiver of Redemption. Tenant waives any right of redemption from forfeiture under any Laws including, without limitation, California Code of Civil Procedure Sections 1174 and 1179.
14.5    Landlord’s Default. Landlord will not be in default under this Lease unless Landlord breaches or fails to perform any of Landlord’s obligations under this Lease and the breach or failure continues for a period of 30 days after Tenant notifies Landlord in writing of Landlord’s breach or failure (a “Landlord Default”); provided that if Landlord is not able through the use of commercially reasonable efforts to cure the breach or failure within such 30 day period, Landlord’s breach or failure shall not be a Landlord Default as long as Landlord commences to cure its breach or failure within the 30 day period and thereafter diligently pursues the cure to completion. If Landlord commits a Landlord Default, Tenant, in addition to any remedies available under the law, may, without being obligated and without waiving the Landlord Default, cure the Landlord Default and offset such amounts as provided in Section 7.3.
14.6    No Waiver. No failure by either Landlord or Tenant to insist upon the performance of any provision of this Lease or to exercise any right or remedy upon a breach or default hereof constitutes a waiver of any such breach or default. Any such waiver may be made only by a writing signed by the party providing the waiver. One or more waivers by a party is not to be construed as a waiver by that party of a subsequent breach or default of the same provision.
ARTICLE 15
CREDITORS; ESTOPPEL CERTIFICATES
15.1    Subordination. Subject to Tenant’s receipt of a non-disturbance agreement in form reasonably acceptable to Tenant (“SNDA”) from the holder of any existing or future Mortgage, this Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Premises, is subject and subordinate to any existing or future Mortgage. The subordination to any future Mortgage provided for in this Section is expressly conditioned upon the Mortgage holder’s execution of an SNDA evidencing the Mortgage holder’s agreement that as long as no Event of Default occurs under this Lease, the holder of the Mortgage (and any purchaser at the foreclosure of any Mortgage) will not disturb Tenant’s rights of possession and quiet enjoyment under this Lease. Tenant will, within twenty (20) days following request, execute and deliver to Landlord an SNDA with the holder of a future Mortgage. Subject to Tenant’s receipt of the SNDA, Tenant will, within twenty (20) days of request, execute and deliver to Landlord or to any other person Landlord designates any commercially reasonable instruments or other documents reasonably required to confirm subordination of this Lease as provided in this Section to any Mortgage. The lien of any existing or future Mortgage will not cover Tenant’s Personal Property. Landlord represents and warrants to Tenant effective as of the Effective Date, there is no existing Mortgage.

15.2    Attornment. If any ground lessor, the holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord’s interest in this Lease or the Premises, subject to Tenant’s receipt of an SNDA in form reasonably acceptable to Tenant from the holder of such Mortgagee or any transferee, Tenant will attorn to and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.
15.3    Mortgagee Protection Clause. At the same time Tenant notifies Landlord, Tenant will give the holder of any Mortgage, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord has previously notified Tenant in writing pursuant to this Lease of the name and address of such holder. If Landlord, Tenant, and the holder of any Mortgage enter into any separate agreement regarding the matters addressed in Sections 15.1, 15.2 and 15.3 of this Lease, then to the extent of any conflict between the provisions of such separate agreement and the provisions of Sections 15.1,15.2 or 15.3 of this Lease, the provisions of such separate agreement shall control.
15.4    Estoppel Certificates.
15.4.1    Contents. Upon either party’s (the “Requesting Party’s”) written request, the other party (the “Non-Requesting Party”) will execute, acknowledge and deliver to the Requesting Party a written statement in form satisfactory to the Requesting Party certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by the Requesting Party under this Lease known to the Non-Requesting Party, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of the Non-Requesting Party against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as the Requesting Party, any lender, prospective lender, investor or purchaser may request. The Non-Requesting Party will deliver the statement to the Requesting Party within 10 Business Days after the Requesting Party’s request. The Requesting Party may give any such statement by the Non-Requesting Party to any lender, prospective lender, investor or purchaser of all or any part of the Premises and any such party may conclusively rely upon such statement as true and correct.
15.4.2    Failure to Deliver. If the Non-Requesting Party does not timely deliver to the Requesting Party the statement referenced in Section 15.4.1, the Requesting Party and any lender, prospective lender, investor or purchaser may conclusively presume and rely that, except as otherwise represented by the Requesting Party, (a) the terms and provisions of this Lease have not been changed; (b) this Lease has not been canceled or terminated; (c) not more than one month’s Rent has been paid in advance; and (d) the Requesting Party is not in default in the performance of any of its obligations under this Lease. In such event, the Non-Requesting Party is estopped from later contesting any inaccuracy in such presumptions.
ARTICLE 16
SURRENDER; HOLDING OVER
16.1    Surrender of Premises. Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, Casualty and Taking and Landlord’s repair and maintenance and other obligations hereunder excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant’s payment of Basic Rent or as Landlord or Property Manager otherwise directs. Tenant will at such time remove all of Tenant’s Personal Property from the Premises and, provided that Landlord notified Tenant in writing at the time of Landlord’s consent to a Major Alterations, as provided pursuant to Section 8.1 above, that removal of such portions of the Major Alterations was required, all such specified Alterations Tenant placed on the Premises. Tenant will promptly repair any damage to the Premises caused by such removal. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, that Tenant is allowed to leave at the Premises. To the fullest extent allowable under the Laws, Tenant will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any Claims resulting from Tenant’s failure or delay in surrendering the Premises in accordance with this Section. Following the expiration or earlier termination of the Term of this Lease, subject to applicable Laws, all property of Tenant not removed on or before the last day of the Term is deemed abandoned. Landlord may remove all such abandoned property from the Premises and cause its transportation and storage in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor Landlord may, subject to applicable Laws, cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Except to the extent arising from landlord’s negligence or willful misconduct. Landlord will not be liable for damage, theft, misappropriation or loss of any such property or in any other manner in respect thereto.
16.2    Holding Over. If Tenant remains In possession of the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord’s prior written consent, then Tenant is deemed to be occupying the Premises without claim of right (but subject to all provisions, conditions and obligations of this Lease) and, in addition to Tenant’s liability for failing to surrender possession of the Premises as provided in Section 16.1 and all other rights and remedies of Landlord related to such holding over, Tenant will pay Landlord a charge for each day of occupancy after the Term in an amount equal to 150% of the Basic Rent payable by Tenant in the last year of the Term (on a daily basis), plus Excess Insurance Expenses and all other Additional Rent applicable to such holdover period as described in this Lease.
ARTICLE 17
INITIAL IMPROVEMENTS
The Initial Improvements will be installed by Tenant (or on Tenant’s behalf), at Tenant’s sole cost and expense, In accordance with the Work Letter. Upon completion of the Initial Improvements, the Initial Improvements (to the extent permanently attached to the Premises) shall become part of the realty of which the Premises is a part and be deemed to be owned by Landlord, and Tenant shall not have any obligation to remove such Initial Improvements (or any replacements thereof) at the expiration or earlier termination of the Lease. Landlord shall have no obligation to pay for any of the Initial Improvements or be required to install any of the Initial Improvements. Within sixty (60) days after completion of the Initial Improvements, Tenant shall provide written notice to Landlord of the total cost of the Initial Improvements incurred by Tenant, together with reasonable backup documentation supporting the cost of the Initial Improvements incurred by Tenant.
ARTICLE 18
ADDITIONAL PROVISIONS
18.1    Security Deposit. [***]

18.2    Signage. Tenant may install and utilize throughout the Term, at Tenant’s sole cost and expense, all signage permitted upon the interior and exterior of the Premises by applicable Laws; provided, however, all signs proposed by Tenant for the exterior of the Building shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant may not install signage on the exterior of the Building for the primary purpose of advertising for third parties who are not subleasing or occupying space in the Building (including, but not limited to, billboards). Any and all signs placed on the Premises by Tenant shall be maintained in compliance with rules and regulations governing such signs and all Laws, and Tenant shall be responsible to repair any damage caused by installation, use or maintenance of said signs. Tenant, upon the expiration or earlier termination of this Lease, shall remove such signs and repair all damage incident to such removal.
18.3    [Intentionally Deleted.]
18.4    [***]
18.5    No Access Rights at Rear of Premises. Tenant acknowledges and agrees that (a) there are no current access rights or easement rights that provide Landlord or any tenants of the Premises the right to access Stanford Street through the rear of the Premises and (b) Tenant shall (and shall use commercially reasonable efforts to not permit any of the Tenant Parties) to access Sanford Street across the properties locate to the Northeast of the Premises (other than the public sidewalk).
18.6    Increase In Rentable Square Feet. If the rentable square feet of the Premises increases for purposes of the Permitted Use, from the rentable square feet of the Premises as of the Effective Date, as a result of the Initial Improvements or Alterations made by Tenant or on Tenant’s behalf which increase the physical size of the Building (e.g. the construction by Tenant of a new floor or floor(s) to the Building), effective on the date of completion of such improvements, monthly Basic Rent shall be increased an amount equal to
18.7    Letter of Credit. [***]
ARTICLE 19
MISCELLANEOUS PROVISIONS
19.1    Notices. All Notices must be in writing and must be sent by personal delivery, by United States registered or certified mail (postage prepaid), or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this Section. Notices given by mail are deemed delivered within four Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed delivered on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.
19.2    Transfer of Landlord’s Interest. If Landlord Transfers (other than for collateral security purposes) its ownership interest in the Premises, the transferor is automatically relieved and released of all obligations on the part of Landlord arising and accruing under this Lease from and after the date of the Transfer, but only to the extent that (a) the transferee agrees in writing to assume such obligations, and (b) the transferor delivers or credits to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit or letter of credit). Landlord’s covenants and obligations in this Lease bind each successive Landlord only during and with respect to matters arising and accruing during each successive landlord’s respective period of ownership. However, notwithstanding any such Transfer, each transferor and its respective “Landlord Parties” remain entitled to the benefits of Tenant’s releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising and accruing during such transferor’s period of ownership.
19.3    Successors. Subject to the express provisions of this Lease, the covenants and agreements contained in this Lease (a) bind Landlord and its successors and assigns, and inure to the benefit of Landlord, its successors and assigns; and (b) bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.
19.4    Captions and Interpretation. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.
19.5    Relationship of Parties. This Lease does not create, between the parties to this Lease, the relationship of principal and agent, or of partnership or joint venture, or any other association or relationship, other than that of landlord and tenant.
19.6    Entire Agreement; Amendment. The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into and made a part of this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease is binding on Landlord or Tenant unless it is in writing and signed by Landlord and Tenant.
19.7    Severability. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.
19.8    Landlord’s Limited Liability. Tenant will look solely to Landlord’s interest in the Premises (and any rent income and proceeds arising therefrom) for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that no individual officer or employee of Landlord or any other individual officer or employee of any Landlord Party will be personally liable hereunder for any judgment or deficiency decree. In no event shall either party be liable to the other for consequential, indirect, special or punitive damages.
19.9    Survival. All of a party’s obligations under this Lease accruing prior to expiration or other termination of this Lease, or which this Lease expressly states are to survive termination, will survive the expiration or other termination of this Lease until fully paid and/or performed by such party. Interest on surviving payment obligations will continue to accrue at the rates stated in this Lease until fully paid. Further, all releases and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease until any possible Claims to which the same might apply have been absolutely barred by all applicable statutes of limitation.
19.10    Attorneys’ Fees. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenditures) from the non-prevailing party.
19.11    Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except for the Brokers) and each releases and agrees to indemnify the other from and against any Claims based on the indemnifying party’s breach of the foregoing representation and warranty. Landlord will pay the Brokers named in the Basic Terms in accordance with the applicable listing agreement executed by Landlord for the Premises and shall indemnify and hold Tenant harmless from any and all Claims for a commission, fee or other compensation made by such Brokers.
19.12    Chance Events. To the fullest extent allowable under the Laws, but subject to the last sentence of this Section 19.12 and as otherwise provided in this Lease, Tenant agrees that the Landlord Parties are not liable to Tenant for, and Tenant releases the Landlord Parties from and waives, any and all Claims resulting or arising, directly or indirectly, from (a) any breakage, defect, insufficiency, inadequacy, malfunction, interruption, failure, breakdown or similar problem in the Premises; or (b) any occurrence, event, situation, activity, injury, emergency, condition or happening whatsoever at the Premises, regardless of the cause (including, without limitation, any (i) act, omission, negligence, fault or misconduct of other tenants or occupants of, or visitors to, the Premises; or (ii) Force Majeure. Nothing in this Section, however, relieves Landlord from any liability td Tenant (and the foregoing release and waivers of Claims shall not apply to) (A) Claims resulting or arising, directly or indirectly from the breach of any obligation of Landlord which is expressly set forth in this Lease; (B) with respect to any remedy of Tenant which is expressly set forth in this Lease; (C) any and all Claims resulting or arising, directly or indirectly, from Landlord’s negligence or willful misconduct; or (D) Landlord’s obligations pursuant to any provision of this Lease, including, without limitation, Section 7.1 and Articles 10, 11 and 12 of this Lease.
19.13    Governing Law. This Lease is governed by, and must be interpreted under, the internal laws of the state in which the Premises is located. Any suit against Landlord or Tenant relating to this Lease must be brought in the county in which the Premises is located or, if the suit is brought in federal court, in any federal court appropriate for suits arising in such county; Landlord and Tenant waive the right to bring suit against each other elsewhere.
19.14    Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
19.15    Joint and Several Liability. If more than one party is signing this Lease on behalf of a party, all of such parties are jointly and severally liable for performing all of such party’s obligations under this Lease.
19.16    Independent Obligations. Except for any right of offset or abatement which may be expressly and specifically set forth in this Lease, Tenant’s covenants and obligations to pay Rent are independent from any of Landlord’s covenants, obligations, warranties or representations in this Lease.
19.17    Authority. Each party signing this Lease separately represents and warrants that such party and the individuals executing this Lease on behalf of such party are duly authorized to sign on behalf of and to bind such party and that this Lease is a duly authorized, binding and enforceable obligation of such party.

19.18    Force Majeure. Except as otherwise expressly provided herein, if either party is delayed in or prevented from performing any obligation under this Lease (excluding, however, the payment of money) by reason of Force Majeure, such party’s performance of such obligation will be excused for a period equal to the period of delay actually caused by the Force Majeure event. Except as otherwise expressly provided herein, in no event will the occurrence of any event of Force Majeure excuse or suspend any of Tenant’s obligations to pay Rent under this Lease after the Commencement Date has occurred.
19.19    Management. Property Manager is authorized to manage the Premises. Landlord appointed Property Manager to act as Landlord’s agent for managing and operating the Premises. The Property Manager then serving is authorized to take actions and give notices and demands under this Lease on Landlord’s behalf.
19.20    Financial Statements. In the event of (i) an Event of Default, or (ii) a proposed financing or sale of the Building, or (iii) a proposed Transfer by Tenant of Tenant’s entire interest in the Premises or this Lease, then within fifteen (15) days after Landlord’s written request from time to time (but no more often than twice per calendar year with respect to each of a proposed financing or sale of the Premises) Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders in the ordinary course of business. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, purchasers or investors, or other agents (who shall be subject to the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease.
19.21    No Recording. Tenant will not record this Lease or any memorandum of this Lease.
19.22    CASP Disclosure. California Civil Code Section 1938 requires Landlord to notify Tenant whether the Premises has undergone inspection by a Certified Access Specialist (“CASp”), as defined in California Civil Code Section 55.52. Landlord hereby states to Tenant that, as of the date this Lease is executed, the Premises has not undergone such inspection.
19.23    Nondisclosure of Lease Terms. The terms and conditions of this Lease constitute proprietary information that Tenant and Landlord will keep confidential. Disclosure of the terms and conditions of this Lease could adversely affect the other party’s ability to negotiate other leases and, with respect to Tenant, impair Tenant’s relationship with its subtenants. Accordingly, Landlord and Tenant will not, directly or indirectly, disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Premises or to any other person or entity other than their respective employees, attorneys, prospective buyers of the Premises, financial advisors, lenders and agents (and in the case of Tenant, Tenant’s subtenants or prospective subtenants) who have a legitimate need to know such information (and who will also keep the same in confidence) unless, and only to the extent, any such disclosure is required by law or appropriate judicial order
19.24    Construction of Lease and Terms. The terms and provisions of this Lease are the result of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by legal counsel and/or other advisors of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease are to be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions are to be interpreted or construed against the party who drafted the same. Landlord’s submission of this instrument to Tenant in draft or final form for examination or signature does not constitute any reservation of, or agreement or option to lease, the Premises. When executed by Tenant and delivered to Landlord, this Lease will be construed as an offer from Tenant to lease the Premises on the terms set forth in this Lease. Tenant’s offer to lease may be accepted, and a binding agreement between Tenant and Landlord created, only by Landlord’s execution of this Lease and delivery of the fully-executed Lease to Tenant. Once so delivered by Landlord, this Lease shall be deemed effective as of the Effective Date.
19.25    Rooftop Rights. Subject to applicable Laws and Landlord’s approval, which shall not be unreasonably withheld, delayed or conditioned, Tenant shall have the right to install and maintain telecommunications and other equipment on the roof of the Building (“Telecommunications Equipment”) throughout the Term provided such Telecommunications Equipment (a) directly serves Tenant and/or other occupants of the Building, (b) do not void any roof warranties, and (c) comply with Article 8 governing Alterations. Tenant’s installation, operation and maintenance of the Telecommunications Equipment is subject to Tenant receiving and maintaining all governmental approvals required for the Telecommunications Equipment. All Telecommunications Equipment will remain the personal property of Tenant (or any subtenant or assignee of Tenant, as applicable), will be located and maintained at Tenant’s sole cost and risk, and must be properly removed by Tenant at the end of the Term pursuant to the provisions of Article 16.

Landlord and Tenant have each caused this Lease to be executed and delivered as of the Effective Date by their duly authorized representatives.

LANDLORD:

NORTHSHORE RESOURCES V LP,
[***]

By:	Northshore Resources, Inc.,
[***]

By:	/s/ John V. Fox, President

By:	/s/ Jeffery Fox, CFO/Secretary

Dated:	January 30, 2015

TENANT:

SOMA HUB LLC,
[***]

By:	/s/ Allan Young

Name:	Allan Young

Title:	Managing Member

Dated:	January 30, 2015

EXHIBIT “A”
DEFINITIONS
“Additional Rent” means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.
“Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person or entity. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.
“Alteration” means any change, alteration, addition or improvement to the Premises made by Tenant.
“Bankruptcy Code” means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.
“Base Year” means the one-year period commencing [***] and ending [***].
“Base Year Insurance Expenses” means the actual amount of Insurance Expenses paid by Landlord for the Base Year (which amount shall be subject to adjustment as provided in Section 3.2 of this Lease).
“Basic Rent” means the basic rent payable by Tenant under this Lease, initially in the amounts specified in the Basic Terms.
“Basic Terms” means the terms of this Lease identified as the “Basic Terms” located before Article 1 of this Lease.
“Brokers” shall mean the brokers specified in Paragraph 9 of the Basic Terms.
“Building” means that certain building containing approximately 45,000 rentable square feet as of the Effective Date, and all additions and Alterations thereto, existing on the Land, commonly known as 144 Townsend, San Francisco, California.
“Business Days” means any day other than Saturday, Sunday or a legal holiday in California.
“Casualty” means any physical loss, destruction or damage to property which is caused by fire, windstorm, hail, lightning, vandalism, theft, explosion, collision, accident, flood, earthquake, collapse, or any other peril or similar event (including, without limitation, malfunctions or failures of equipment, machinery, sprinkling devices, or air conditioning, heating or ventilation apparatus; occurrences or presence of water, snow, frost, steam, gas, sewage, sewer backup, odors, noise, hail or excessive heat or cold; broken or falling plaster, ceiling tiles, fixtures or signs; broken glass; or the bursting or leaking of pipes or plumbing fixtures).
“Claims” means ail claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any obligation under this Lease.
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“Commencement Date” means the date a fully executed original or copy of this Lease and exclusive possession of the Premises, vacant and unoccupied, is delivered to Tenant.
“Condemning Authority” means any person or entity with a statutory or other power of eminent domain.
“Effective Date” means the date set forth in the first paragraph of this Lease.
“Estimated Insurance Expenses” means Landlord’s commercially reasonable, good faith estimate of the amount of Excess Insurance Expenses for the Expense Year at issue.
“Excess Insurance Expenses” means the total amount of actual Insurance Expenses for any Expense Year of the Term minus the total amount of Base Year Insurance Expenses, all as determined pursuant to Article 3.
“Expense Year” means each twelve (12) month period ([***] through [***]) of the Term following the expiration of the Base Year and such shorter period, if any, between the termination of the last full twelve (12) month Expense Year and the last day of the Term.
“Event of Default” means the occurrence of any of the events specified in Section 14.1 of this Lease or the occurrence of an event that this Lease expressly labels as an “Event of Default” in Section 13.1 of the Lease and in Section 1 of Exhibit “F” of this Lease.
“Fair Market Basic Rent” means the fair market base rental rate for the Premises for the Extension in relation to comparable (in quality, location and size) buildings and premises in the South of Market area of San Francisco, California, with due consideration given to the following factors regarding the Premises and Tenant, on the one hand, and the comparable buildings and tenants), on the other hand: (a) the financial condition of the tenant; (b) the location, quality and age of the building(s); (c) the extent and quality of leasehold improvements (existing or to be provided by the landlord) in the premises; (d) rent abatements, if any; (e) the location of the premises and proximity to public transportation; (f) the length of the term; (g) the nature and extent of services provided by the landlord; (h) expenses paid by tenants, if any; (i) any other concessions given; and (j) other pertinent factors. The Fair Market Basic Rent may include annual escalations.
“Force Majeure” means acts of God; strikes; lockouts; labor troubles; inability to procure materials; acts of war; terrorist actions; inclement weather; governmental laws or regulations; Casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond either party’s reasonable control.
“Hazardous Materials” means any of the following, in any amount in excess of ordinary quantities typically used for office or retail use in compliance with applicable Hazardous Materials Laws: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “Hazardous materials,” “extremely hazardous wastes,” “ restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same
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may be interpreted by government offices and agencies, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) infectious waste; provided, however, that notwithstanding all of the foregoing, for all purposes of this Lease the term “Hazardous Materials” does not and is not intended to include fungus, mold or mildew of any type or kind, or any spores, secretions, or other substances or odors emanating from or relating to any fungus, mold or mildew of any type or kind.
“Hazardous Materials Laws” means any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define Hazardous Materials,
“Initial Improvements” means the construction of the initial improvements to the Premises by Tenant (at Tenant’s sole cost and expense) as provided in the Work Letter. The Initial Improvements include all improvements to the Premises (including, without limitation, to the Building) made by Tenant (or on Tenant’s behalf by Tenant’s contractor or agent) for Tenant’s proposed use of the Building, including a new roof to the Building and other improvements as may be elected in Tenant’s sole discretion, which may include, without limitation, the following: mechanical, plumbing, electrical, fire/life safety improvements, ADA compliance, an additional elevator, triple pane windows, flooring, walls, lighting and skylights, widening the staircases per building code, interior finishing, seismic and ADA upgrades (as may be required by applicable governmental agencies) and exterior improvements, including, without limitation, lighting, signage and replacing the roof of the Building, as set forth more particularly in Exhibit C.
“Insurance Expenses” means the actual premiums paid by Landlord for the insurance policies required to be maintained by Landlord pursuant to this Lease with respect to the Premises pursuant to Section 10.2.1 of this Lease for a particular Expense Year during the Term. Landlord shall use commercially reasonable efforts to minimize Insurance Expenses in a manner consistent with prudent property management practices.
“Land” means that certain real property legally described on the attached EXHIBIT “B.”
“Landlord” means the landlord identified in this Lease (or any such successor-in-interest to Landlord’s interest or this Lease and the Premises).
“Laws” means any law, regulation, rule, order, statute or ordinance of any governmental entity in effect on or after the Effective Date and applicable to the Premises or the use or occupancy of the Premises, including, without limitation, Hazardous Materials Laws.
“Lease” means this Lease Agreement, as the same may be amended or modified after the Effective Date.
“Major Alterations” means Alterations involving (a) any modifications to the structural portions of the Building, (b) material modifications to the mechanical, electrical, fire/life safety or heating, ventilating and air conditioning systems of the Building or (c) any modifications to any portion of the exterior of the Building.
“Maximum Rate” means interest at a rate equal to the lesser of (a) Prime plus 5% per annum, or (b) the maximum interest rate permitted by law.
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“Mortgage” means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Premises and any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and each advance (including future advances) made under any such instrument.
“Notices” means all notices, deliveries, demands or requests that may be or are required to be given, provided, demanded or requested by either party to the other as provided in this Lease.
“Permitted Encumbrances” means all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters of record as of the Effective Date with respect to the Premises and the Land, as shown on the attached “Exhibit G” and any other matters of record (a) approved by Tenant or (b) recorded at the request or direction of Tenant following the Effective Date.
“Premises” means the Land and the Building and all improvements located thereon.
“Prime” means the rate announced from time to time by Bank of America, N.A., as its prime or reference rate. If Bank of America shall cease to announce its prime or reference rate, then Landlord shall select the rate of another national financial institution to be substituted therefor.
“Property Manager” means any property manager Landlord may appoint from time to time to manage the Premises. Landlord shall give Tenant written notice of the name and contact information for all Property Managers appointed by Landlord hereunder.
“Property Taxes” means any general real property tax, improvement tax, assessment, special tax, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including, but not limited to, (a) any city, county, state or federal entity, (b)any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, (d) any community facility district or (e) any private entity having the authority to assess the Premises under any of the Permitted Encumbrances. The term “Property Taxes” includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Premises, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Premises. Tenant and Landlord intend that all new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies, and charges be included within the definition of “Property Taxes” for purposes of this Lease and shall be payable by Landlord.
“Rent” means, collectively, Basic Rent and Additional Rent.
“Security Deposit” means the security deposit to be provided to Landlord in the initial amount set forth in the Basic Terms, as such amount may be reduced pursuant to Section 18.1.2.
“Taking” means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Premises, either by accepting a deed in lieu of condemnation or by any other manner.
“Tenant” means the tenant identified in this Lease and such tenant’s permitted successors and assigns.
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“Tenant Parties” means the tenant identified in this Lease, its Affiliates, and their respective officers, directors, partners, shareholders, members and employees.
“Tenant’s Personal Property” means any trade fixtures, inventory, equipment, vehicles, or other personal property of any type or kind located at or about the Premises which is owned or leased by, or is otherwise under the care, custody or control of, Tenant.
“Term” means the initial term of this Lease specified in the Basic Terms and, if applicable, the Extension.
“Transfer” means an assignment, mortgage, pledge, transfer, sublease, license or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any right, title or interest in or created by this Lease or the Premises. The term “Transfer” also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant that results in a change of control of Tenant.
“Work Letter” means the work letter attached as EXHIBIT “C.”
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EXHIBIT “B”
LEGAL DESCRIPTION OF THE LAND
Real property In the City of San Francisco, County of San Francisco, State of California, described as follows:
PARCEL I:
BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF TOWNSEND STREET, DISTANT THEREON 344 FEET AND 3 7/8 INCHES SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF SECOND STREET; RUNNING THENCE SOUTHWESTERLY ALONG SAID NORTHWESTERLY LINE OF TOWNSEND STREET, 60 FEET TO A POINT DISTANT THEREON, 226 FEET AND 7 1/8 INCHES NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF CLARENCE STREET; THENCE AT A RIGHT ANGLE TO SAID LINE OF TOWNSEND STREET NORTHWESTERLY, 275 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 60 FEET TO A LINE DRAWN FROM THE POINT OF BEGINNING AT A RIGHT ANGLE TO SAID NORTHWESTERLY LINE OF TOWNSEND STREET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY ALONG SAID LAST MENTIONED UNE SO DRAWN AT A DISTANCE OF 275 FEET TO THE POINT OF BEGINNING.
BEING A PART OF 100 VARA BLOCK NO. 360.
PARCEL II:
TOGETHER WITH AN EASEMENT FOR THE PURPOSE AND SUBJECT TO THE CONDITIONS SET FORTH IN THAT CERTAIN DEED FROM [***], TO [***].
OVER AND UPON THE PROPERTY DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT 275 FEET NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF THIRD STREET, MEASURED ALONG A LINE DRAWN AT RIGHT ANGLES THERETO, WHICH POINT IS ALSO DISTANT 275 FEET NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF TOWNSEND STREET, MEASURED ALONG A LINE DRAWN AT RIGHT ANGLES THERETO; THENCE NORTHWESTERLY AND PARALLEL WITH THE NORTHEASTERLY UNE OF THIRD STREET, 17 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY AND PARALLEL WITH THE SAID UNE OF TOWNSEND STREET, 137 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE SOUTHEASTERLY AND PARALLEL WITH THE SAID UNE OF THIRD STREET, 17 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY AND PARALLEL WITH THE SAID UNE OF TOWNSEND STREET, 137 FEET AND 6 INCHES, TO THE POINT OF BEGINNING.
BEING A PORTION OF 100 VARA BLOCK NO. 360.
PARCEL III:
TOGETHER WITH AN EASEMENT FOR THE PURPOSE AND SUBJECT TO THE CONDITIONS SET FORTH IN THE CERTAIN DEED FROM [***], TO [***].
OVER AND UPON THE PROPERTY DESCRIBED AS FOLLOWS:
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BEGINNING AT A POINT 217 FEET AND 6 INCHES SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF STANFORD STREET, AND 275 FEET SOUTHEASTERLY FROM THE SOUTHEASTERLY LINE OF BRANNAN STREET; THENCE NORTHWESTERLY 17 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY 8 FEET AND 7 1/8 INCHES; THENCE EASTERLY ABOUT 90 AND 15/100 FEET ALONG THE LINE OF A CURVE HAVING A RADIUS OF ABOUT 238 AND 7/10 FEET TO A POINT 88 AND 31/100 FEET NORTHEASTERLY FROM THE POINT OF BEGINNING; THENCE 88 AND 31/100 FEET SOUTHWESTERLY TO THE POINT OF BEGINNING.
PARCEL IV:
A NON-EXCLUSIVE EASEMENT FOR EMERGENCY EGRESS AS PROVIDED IN AGREEMENT RECORDED OCTOBER 28, 1993, IN BOOK F994 OF FOR, PAGE 504, RECORDER’S SERIAL NO. F475202, OVER THE NORTHWESTERLY 6 FEET AND THE NORTHEASTERLY 6 FEET OF THE NORTHWESTERLY 45 FEET OF THE FOLLOWING DESCRIBED PROPERTY:
BEGINNING A POINT ON THE NORTHWESTERLY LINE OF TOWNSEND STREET, DISTANT THEREON 80 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF STANFORD STREET; RUNNING THENCE SOUTHWESTERLY ALONG SAID LINE OF TOWNSEND STREET, 68 FEET, 10 7/8 INCHES; THENCE AT A RIGHT ANGLE NORTHWESTERLY 275 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY 68 FEET 10 7/8 INCHES; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 275 FEET TO THE POINT OF BEGINNING.
APN: LOT: 009A, BLOCK: 3788
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EXHIBIT “C”
WORK LETTER
This Work Letter defines the scope of the Initial Improvements which Tenant shall be obligated to construct or install in the Premises. This Work Letter is incorporated by reference into the Lease. Capitalized terms which are not otherwise defined in this Work Letter shall have the meanings set forth in the Lease. Any breach or default by Tenant beyond the expiration of any applicable notice and cure period hereunder also shall constitute a default under the Lease (subject to applicable notice and cure periods pursuant to Section 14.1 of the Lease).
ARTICLE 1
PLANNING AND CONSTRUCTION DRAWINGS AND SPECIFICATIONS
1.1    Space Plan. Tenant will engage a licensed architect reasonably acceptable to Landlord (“Architect”) to develop and design a space plan (“Space Plan”) for the Initial Improvements. Tenant will provide Landlord with the Space Plan for Landlord’s reasonable approval. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning and shall be in sufficient detail to show locations, types and requirements for all floor loads, power and plumbing, HVAC, ADA requirements, telephone and communication equipment and electrical and lighting related power, and electrical and telephone switches. Landlord shall respond within ten (10) days following Tenant’s written request to Landlord for approval of the Space Plan and Landlord’s failure to respond within such time period shall be deemed Landlord’s approval of such request. In the event Landlord disapproves of any request for approval made by Tenant, Landlord shall provide detailed reasons therefor in writing. This process shall be repeated until Landlord approves of the Space Plan.
1.2    Construction Drawings and Specifications. After Landlord receives and approves Tenant’s Space Plan, Tenant shall cause the Architect to prepare construction drawings and specifications for the Initial Improvements (the “Construction Drawings and Specifications”). Tenant will provide Landlord with the Construction Drawings and Specifications for Landlord’s reasonable approval. If Landlord disapproves the Construction Drawings and Specifications, Tenant will provide appropriately revised Construction Drawings and Specifications to Landlord for Landlord’s reasonable and prompt approval (or disapproval) until Landlord has approved the Construction Drawings and Specifications. The Construction Drawings and Specifications will show the specifications for all of the Initial Improvements, including, without limitation the new roof for the Building. Landlord shall advise Tenant within ten (10) days after Landlord’s receipt of the Construction Drawings and Specifications if the same are unsatisfactory or incomplete in Landlord’s reasonable judgment and detail the specific reasons therefor. Landlord’s failure to so respond within such time period shall be deemed Landlord’s approval of such request. If Tenant is so advised, Tenant shall promptly (i) revise the Construction Drawings and Specifications in accordance with such review and any reasonable disapproval of Landlord in connection therewith, and (ii) deliver such revised Construction Drawings and Specifications to Landlord. Landlord shall then respond to Tenant again within ten (10) days and detail the specific reasons for any reasonable disapproval by Landlord. Landlord’s failure to so respond within such time period shall be deemed Landlord’s approval of such request. This process shall be repeated until Landlord approves of the Construction Drawings and Specifications.
1.3.    Changes to Construction Drawings and Specifications. After Landlord’s approval of the Construction Drawings and Specifications, no changes, modifications or alterations which would materially and adversely affect the Building or Building systems may be made to the Construction Drawings and Specifications without Landlord’s prior written consent, which consent shall not be
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unreasonably withheld, delayed or conditioned. Landlord’s failure to respond within ten (10) days following Landlord’s receipt of Tenant’s written request for Landlord’s approval shall be deemed Landlord’s approval of such request. Landlord shall specify in writing the reasons for any such reasonable disapproval and this process shall be repeated until Landlord approves of any such changes.
1.4.    Landlord’s Approval Rights. Landlord may withhold its approval of the Space Plan, Construction Drawings and Specifications or any changes to the Initial Improvements requested by Tenant if they require work which: (a) violates any agreement which affects the Building or binds Landlord as of the date of this Lease and of which Landlord has informed Tenant in writing prior to the date of this Lease; (b) Landlord reasonably believes will materially and adversely affect the market value of the Premises or Building; (c) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; or (d) materially and adversely affects the exterior appearance of the Building; provided, however, Landlord shall not withhold approval of any Space Plan Construction Drawings and Specifications or changes to the same, to the extent the aforementioned plans, drawings or specifications relate to interior generic office improvements. Landlord shall reasonably cooperate with Tenant (at no cost or expense to Landlord) in executing permit applications and performing other reasonable acts necessary to enable Tenant to obtain any permit or certificate of occupancy (at no cost or expense to Landlord).
ARTICLE 2
CONSTRUCTION OF INITIAL IMPROVEMENTS AND TENANT WORK
2.1    Construction of Initial Improvements. Tenant will cause a contractor approved by Landlord (which approval will not be unreasonably withheld, conditioned or delayed) (“Contractor”) to construct the Initial Improvements in accordance with the approved Construction Drawings and Specifications. All of the Initial Improvements and Tenant Work (defined below) must be undertaken and performed in accordance with the provisions of the Lease and this Work Letter. Prior to commencing the Initial Improvements, Tenant will obtain payment and performance bonds from Tenant’s general contractor, naming Landlord and Tenant as joint obligees, in an amount not less than the full cost of the Initial Improvements.
2.2    Tenant’s General Obligations. Tenant will, before commencing any construction or delivering (or accepting delivery of) any materials to be used in connection with Initial Improvements, deliver to Landlord copies of all contracts in excess of $50,000.00, copies of all contractor safety programs, copies of all necessary permits and licenses and such other information relating to the construction as Landlord reasonably requests. Tenant will also deliver to Landlord (a) reasonable evidence that Tenant or Contractor have in force builder’s “all risk” insurance in an amount at least equal to the estimated cost of the Initial Improvements naming Landlord as an additional insured; and (b) reasonable evidence that Tenant and each of Tenant’s contractors have in force liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10 of the Lease and naming Landlord as an additional insured (specifically including coverage for completed operations). Tenant will not commence construction before Landlord has provided Landlord’s written approval of the foregoing deliveries, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s failure to respond within five (5) days following Landlord’s receipt of Tenant’s written request for Landlord’s approval shall be deemed Landlord’s approval of such request. Landlord shall specify in writing the reasons for such reasonable disapproval.
2.3    Liens and Claims. Tenant will keep the Premises free from any mechanics’, materialmens’, designers’ or other liens arising out of any work performed, materials furnished or
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obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will upon request record and post notices of non-responsibility or such similar protective notices as Landlord may reasonably request. If any such liens are filed and Tenant, within 30 days after such receipt of written notice of such filing, does not release the same of record or provide Landlord with a bond or other surety reasonably satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under the Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord actually pays (including, without limitation, reasonable attorneys’ fees and costs) to release such liens. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of the Initial Improvements, and any Tenant Work, except to the extent such Claims arise from or relate to Landlord’s negligence or willful misconduct, a default by Landlord under this Lease or a failure of Landlord to disclose to Tenant in writing any condition related to the Building.
2.4    Tenant Work. “Tenant Work” means all finish work and decoration and other work desired by Tenant and not included within the Initial Improvements as set forth in the approved Construction Drawings and Specifications installed for the initial occupancy of the Premises, including specifically, without limitation, all computer systems, telephone systems, telecommunications systems, fixtures, furnishings, equipment and any Alterations. All Tenant Work will be designed, furnished and installed by Tenant at Tenant’s sole expense. If any Tenant Work is not submitted and approved with the Construction Drawings and Specifications and the provisions of the Lease relating to Alterations require Landlord’s consent for such Tenant Work, Tenant will secure Landlord’s prior consent for such Tenant Work in the same manner and following the same procedures provided for in the Lease for Alterations which require Landlord’s consent.
2.5    Conformance with Laws. All Initial Improvements and Tenant Work must be done in conformance with all Laws, including without limitation all applicable codes and regulations of governmental authorities having jurisdiction over the Building and the Premises. Valid building permits and other necessary authorizations from appropriate governmental agencies (when required) must be obtained by Tenant for the Initial Improvements and Tenant Work at Tenant’s expense. Any Initial Improvements or Tenant Work not acceptable to the applicable governmental authority or otherwise not in conformance with all Laws must be promptly corrected, replaced, or brought into compliance with such applicable codes and regulations and Laws at Tenant’s expense. No failure by Landlord to object to any such nonconforming Initial Improvements or Tenant Work relieves Tenant from its obligations or imposes any responsibility or liability therefor upon Landlord. If the applicable governmental agencies require any upgrades to the Premises or the Building in connection with the Initial Improvements or the Tenant Work (including, without limitation, any seismic or structural upgrades and/or ADA improvements), Tenant shall be required to make such improvements without any reimbursement from Landlord. Without limiting the foregoing, Landlord shall have no obligation to make any repairs, improvements or upgrades to the Premises or the Building required by any applicable governmental agency in connection with the Initial Improvements.
2.6    Landlord’s Inspections. Landlord shall have the right to inspect and observe Contractor’s work during construction and to Inspect the Premises; provided, should Landlord become aware from its inspections that any portion of the Initial Improvements are not in compliance with Laws or the Approved Working Drawings, Landlord shall notify Tenant promptly in writing and specify the
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items not so in compliance. Notwithstanding such rights, Landlord is under no obligation to inspect or supervise construction of any of the Initial Improvements or Tenant Work, and no inspection by Landlord shall be construed as a representation that the Initial Improvements or Tenant Work (a) are in compliance with the Construction and Drawings and Specifications; (b) are or will be free from faulty or defective material or workmanship; or (c) are in conformance with any building codes or other applicable regulations or Laws.
2.7.    Responsibility for Function and Maintenance. Tenant will be responsible for the function and operation of all the Initial Improvements whether or not approved by Landlord or installed by Landlord at Tenant’s request. Landlord’s preparation and/or approval of any design or construction documents will not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of the Initial Improvements in the Premises.
2.8.    Construction Warranty. Tenant shall use its commercially reasonable efforts to cause Contractor to fully warrant and guaranty to Landlord the Initial Improvements for a period of not less than one (1) year after substantial completion.
ARTICLE 3
CONSTRUCTION REPRESENTATIVES
3.1    Tenant’s Representative. Tenant has designated [***] as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Work Letter from Landlord will be made to Tenant’s Representative. Landlord will communicate solely with Tenant’s Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Tenant, including Tenant’s architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter.
3.2    Landlord’s Representative. Landlord has designated [***], as its representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter from Tenant will be made to Landlord’s representative. Tenant will communicate solely with Landlord’s Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter.
ARTICLE4
MISCELLANEOUS
4.1.    Applicability. The construction of any additions or improvements to the Premises not contemplated by this Work Letter shall only be performed pursuant to the provisions of the Lease governing Alterations unless Landlord elects to prepare a separate work letter agreement, in the form then being used by Landlord and specifically addressed to such construction.
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4.2.    Risk of Loss. All materials, work, installations and decorations of any nature brought upon or installed in the Premises prior to final completion of the Initial Improvements shall be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant prior to such date, except in the event caused by Landlord’s gross negligence or willful misconduct.
4.3.    No Coordination Fee. No coordination or construction management fee shall be paid to Landlord by Tenant in connection with the Initial Improvements or Tenant’s Work.
4.4.    Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof, and the time period allowed for such approval, shall be repeated until the document is approved by Landlord
4.5 Landlord Delay. “Landlord Delay” means any delay in the completion of the Initial Improvements or Tenant’s Work which is due to any act or omission of Landlord (wrongful, negligent or otherwise), its agents or contractors; provided, however, Tenant shall give notice (a “Landlord Delay Notice”) to Landlord of any delay constituting a Landlord Delay and Landlord shall have two (2) Business Days following receipt of such Landlord Delay Notice to cure such delay before a Landlord Delay is deemed to have occurred. If Tenant fails to give such written notice or if Landlord cures the delay specified by Tenant in its written notice within three (3) Business Days following receipt of such notice, Tenant shall be deemed to have waived Tenant’s right to claim any such Landlord Delay and any potential relief or remedy arising therefrom. The term Landlord Delay shall include, but shall not be limited to any: (1) delay in the giving of authorizations or approvals by Landlord; (2) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Initial Improvements or Tenant’s Work; (3) delay attributable to the interference of Landlord, its agents or contractors with the completion of Initial Improvements or Tenant’s Work or the failure or refusal of any such party to permit Tenant, its agents or contractors, access to and use of the Building, which access and use are required for the orderly and continuous performance of the work necessary to complete Initial Improvements or Tenant’s Work; and (4) any delay attributable to Landlord’s delay in delivering possession of the Premises to Tenant. In the event of any Landlord Delay not caused by Tenant which delays completion of the Initial Improvements or Tenant’s Work, such Landlord Delay extends the Free Rent Basic Rent Period for a period equal to the duration of the act, occurrence or omission that constitutes the Landlord Delay.
4.6    Staging Area. Prior to the Commencement Date, Tenant shall have the right, without the obligation to pay Rent, to use empty space in the Building designated by Landlord for the purposes of storing and staging. With respect to this free storage space, Tenant shall be responsible for providing all insurance and for providing any necessary fencing or other protective facilities.
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EXHIBIT “D”
COMMENCEMENT DATE MEMORANDUM
This Commencement Date Memorandum (the “Memorandum”) is made and entered into to be effective as of June 5, 2020, by and between SOMA HUB LLC, a California limited liability company (“Landlord”), and USER TESTING, INC., a California corporation (“Tenant”), with reference to the following facts:
RECITALS
A.    Landlord and Tenant have entered into that certain Lease Agreement dated April 30, 2020 (the “Lease”), for the leasing of certain premises containing approximately 45,000 rentable square feet of space located at 144 Townsend Street, San Francisco, California (the “Premises”), as such Premises are more fully described in the Lease.
B.    All capitalized terms not otherwise defined in this Memorandum have the meanings given them in the Lease.
C.    Pursuant to Section 3.1.1 of the Lease, Landlord and Tenant wish to confirm certain dates relating to the Lease, including the Commencement Date, the Rent Commencement Date and the Expiration Date and specific dates for corresponding months of the Lease Term set forth in the Monthly Base Rent chart.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Recitals: Landlord and Tenant agree that the above recitals are true and correct.
2.    Confirmation of Certain Dates: Landlord and Tenant hereby agree that:
(i)    the Delivery Date (as defined in Section 3.1.1 of the Lease) occurred on June 5, 2020;
(ii)    the Commencement Date (as defined in Section 1.4 of the Lease) is June 5, 2020;
(iii)    the Rent Commencement Date (as defined in Section 1.5 of the Lease) is September 3, 2020; and
(iv)    the Expiration Date (as defined in Section 1.6 of the Lease) is August 31, 2025 (unless extended or terminated pursuant to the terms of the Lease).
3.    Confirmation of Dates in Monthly Base Rent Chart: Landlord and Tenant hereby agree that the Monthly Base Rent chart set forth in Section 1.8 of the Lease is hereby modified by substituting the following new Monthly Base Rent chart (with specific dates referenced for corresponding months of the Lease Term) in place thereof:
[***]
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4.    Effect of Memorandum: Except as otherwise expressly modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Memorandum, the terms and conditions of this Memorandum shall prevail.
5.    Authority; Counterparts: Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Memorandum. This Memorandum may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and both of which when taken together shall constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered, valid and effective for all purposes and binding upon the parties hereto.
///signature page follows///
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///continued from previous page///
IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date and year first above written.

LANDLORD:

SOMA HUB LLC,
a California limited liability company

By:	/s/ Allan Young
Name:	Allan Young
Title:	Managing Member

TENANT:

USERTESTING, INC.,
a California corporation

By:	/s/ Tien Anh Nguyen
Name:	Tien Anh Nguyen
Title:	CFO
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EXHIBIT “E”
FORM OF LANDLORD’S CONSENT TO SUBLEASE
THIS CONSENT TO SUBLEASE (this “Consent”) is made by and between ________________, a ______________ (“Landlord”) and ____________, a ______________ (“Tenant”), as of the date below Landlord’s signature below (the “Effective Date”).
RECITALS:
A.    Landlord and Tenant are parties to that certain Lease Agreement dated as of                         , 201     , (as may be amended from time to time, the “Lease”). Pursuant to the Lease, Landlord leases to Tenant the building located at 144 Townsend, San Francisco, California.
B.    Tenant has sublet a portion of the Premises to                                         , a                                          (“Subtenant”) pursuant to that certain Sublease Agreement, a copy of which is attached hereto as Exhibit “A” (the “Sublease”).
C.    Tenant has requested that Landlord consent to the Sublease pursuant to Article 13 of the Lease, and Landlord has agreed to consent to the Sublease pursuant to this Consent. All capitalized terms used in this Consent will have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein.
AGREEMENT:
NOW, THEREFORE, in consideration of the mutual covenants contained in this Consent, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.
1.    Consent. Landlord consents to the Sublease upon the terms and conditions set forth in this Consent. Neither the Sublease nor this Consent will: (a) release Tenant from any liability, whether past, present or future, under the Lease; (b) alter the primary liability of Tenant to pay the Rent and perform all of Tenant’s obligations under the Lease; (c) be construed as a waiver of Landlord’s right to consent to any proposed Transfer after the date hereof by Tenant under the Lease or Subtenant under the Sublease, or as a consent to any portion of the Premises being used or occupied by any other party; (d) limit Landlord’s right, in the event of a proposed future Transfer; (e) grant any rights to Subtenant greater than those rights granted to Tenant under the Lease; (f) be deemed consent to any other Transfer; (g) be construed as consent by Landlord to a term in the Sublease beyond the term of the Lease; (h) require Landlord to recognize Subtenant in the event of a default in the Lease by Tenant; (i) enlarge or in any manner increase Landlord’s obligations or duties under the Lease; U) create obligations or costs to Landlord with regard to the Sublease; (k) require Landlord to proceed in any action under the Lease or this Consent against either Tenant or Subtenant without first exhausting Landlord’s remedy against the other or (I) except as otherwise expressly set forth provided in Section 3(m) of this Consent, modify, waive, amend, or otherwise affect any provision of the Lease.
2.    Relationship With Landlord.
(a)    Assignment of Tenant’s Interest to Landlord. Tenant assigns and transfers to Landlord Tenant’s interest in the Sublease and all rentals and income arising from the Sublease, subject to the terms of this Section 2. Landlord, by consenting to the Sublease, agrees that, until Tenant defaults
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(beyond the expiration of applicable notice and cure periods) in performing its obligations under the Lease, Tenant may receive, collect, and enjoy the rents accruing under the Sublease.
(b)    Effect of Tenant Default Under Lease. If Tenant defaults in the performance of its obligations to Landlord, under the Lease (whether or not Landlord terminates the Lease), Landlord may, in connection with the remedies set forth in Article 14 of the Lease, at its option by notice to Tenant, (i) terminate the Sublease or (ii) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 2(c) below.
(c)    Landlord’s Election to Receive Rents. Landlord will not, as a result of the Sublease, or as a result of the collection of rents or any other sums from Subtenant under Section 2(b)(ii), above, be liable to Subtenant for any failure of Tenant to perform any obligation of Tenant under the Sublease. Tenant irrevocably authorizes and directs Subtenant, on receipt of any written notice from Landlord stating that a default (beyond the expiration of applicable notice and cure periods) exists in the performance of Tenant’s obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant has the right to rely on any such statement from Landlord, and that Subtenant will pay those rents and other sums to Landlord without any obligation or right to inquire as to whether a default exists and despite any notice or claim from Tenant to the contrary. Tenant will not have any right or claim against Subtenant for those rents or other sums paid by Subtenant to Landlord. Landlord will credit Tenant with any rent received by Landlord under this assignment, but the acceptance of any payment on account of rent from Subtenant as the result of a default by Tenant will not: (i) be an attornment by Landlord to Subtenant or by Subtenant to Landlord; (ii) be a waiver by Landlord of any provision of the Lease; or (iii) release Tenant from any liability under the terms, agreements, or conditions of the Lease. No payment of rent by Subtenant directly to Landlord, regardless of the circumstances or reasons for that payment, will be deemed an attornment by Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to that effect.
(d)    Landlord’s Election of Subtenant’s Attornment. In the event the Lease is terminated prior to the expiration of the term of the Sublease, Landlord shall have the right, pursuant to notice to Subtenant, to succeed to Tenant’s interest in the Sublease and cause Subtenant to attorn to Landlord. Landlord will assume the obligations of Tenant under the Sublease from the time of the exercise of the option, but Landlord will not be: (i) liable for any rent paid by Subtenant to Tenant more than one month in advance of the date due, or any security deposit paid by Subtenant to Tenant (except to the extent transferred to Landlord): (ii) liable for any act or omission of Tenant under the Lease or for any default of Tenant under the Sublease which occurred prior to the Landlord’s assumption: (iii) subject to any defenses or offsets that Subtenant may| have against Tenant which arose prior to Landlord’s assumption (except to the extent such defenses or offsets relate to a breach by Landlord of its obligations under the Lease; or (iv) bound by any changes or modifications made to the Sublease without the written consent of Landlord.
3.    Miscellaneous.
(a)    No Modification. Except as otherwise expressly provided in Section 3(m) of this Consent, neither the Sublease nor this Consent will be construed to modify, waive, impair or alter any of the provisions of the Lease, any of the rights or obligations of Landlord under the Lease, or any of the rights or obligations of Tenant under the Lease. Any amendment or modification to the Sublease shall require Landlord’s written consent.
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(b)    No Approval of Sublease. Landlord does not approve nor disapprove of any of the terms, conditions or agreements of the Sublease, is not party to the Sublease, is not bound by the Sublease and assumes no liability or obligation under the Sublease.
(c)     Subordination. The Sublease will at all times be subject and subordinate to the Lease and all of the provisions of the Lease. In the event of any inconsistency or conflict between the terms of this Consent and the Sublease, the terms and conditions of this Consent shall prevail. No merger shall result from the Sublease, any surrender of the Lease, or any mutual cancellation of the Lease, and in any of such events, Landlord may either terminate the Sublease or succeed to the interest of Tenant or any other person therein.
(d)    Tenant’s Liability. Tenant will be liable to Landlord for any default of Tenant’s obligations under the Lease, whether such default is caused by Tenant, Subtenant or anyone claiming by, through or under either Tenant or Subtenant. Tenant shall remain primarily liable to pay Rent and all other amounts payable by Tenant under the Lease and to perform all other obligations of Tenant under the Lease. If Subtenant or any of its successors or assigns defaults under the Lease, Landlord may proceed directly against Tenant without pursuing any remedies whatsoever against Subtenant or any other person.
(e)    Termination of Lease. Except as otherwise provided in Section 2(d) of this Consent, if the Lease expires or terminates for any reason (or Tenant’s right to possession terminates without termination of the Lease), the Sublease and Subtenant’s right to possession will simultaneously expire and terminate.
(f)    No Privity. In no event will Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Lease.
(g)    No Breaches or Defaults. Tenant and Landlord each hereby agree that (a) the Lease, as the same may have been amended, is in full force and effect; and (b) that, to its actual knowledge, without duty of inquiry, except for                            , there are no breaches or defaults thereunder on the part of the other party, nor does any condition exist that, with the passage of time or the giving of notice or both, would constitute such a breach or default on the part of the other party under the Lease.
(h)     Conditioned Consent. Landlord’s consent is conditioned upon (a) Landlord’s, Tenants and Subtenant’s execution of this Consent and (b) the payment to Landlord of the costs and expenses Landlord incurs in connection with this Consent, as set forth in Section 13.2 of the Lease.
(i)    Entire Agreement; Waiver. This Consent constitutes the final, complete and exclusive statement between the parties to this Consent pertaining to the terms of Landlord’s consent to the Sublease, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors and assigns. No party has been induced to enter into this Consent by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Consent. Any agreement made after the Effective Date is ineffective to modify, waive, or terminate this Consent, in whole or in part, unless that agreement is in writing, is signed by the parties to this Consent, and specifically states that agreement modifies this Consent.
3

(j)    Brokerage Commission. Tenant and Subtenant agree that Landlord will not be liable for any brokerage commission or finder’s fee in connection with the consummation of the Sublease or this Consent. Tenant and Subtenant will protect, defend, indemnify, and hold Landlord harmless from any brokerage commission or finder’s fee in connection with the consummation of the Sublease or this Consent, and from any cost or expense (including attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission or finder’s fee. The provisions of this Section 3(j) shall survive the expiration or earlier termination of the Sublease and this Consent.
(k)    Execution. This Consent may be executed in counterparts, each of which, when taken together, shall constitute one fully executed original. Facsimile signatures and PDF signatures sent by electronic mail shall be binding for all purposes of this Consent.
(l)    Survival. If any term, covenant, or condition in this Consent is, to any extent, held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Consent, or the application of that term, covenant, or condition to persons or circumstances other than those as to which it is held to be invalid or unenforceable, will not be affected by that invalidity or unenforceability, and all other terms, covenants, and conditions of this Consent will be valid and enforceable to the fullest extent permitted by law.
(m)    Insurance; Waiver of Subrogation. Notwithstanding anything to the contrary contained in Section 10.1.1 of the Lease, if the Sublease is for less than 15,000 square feet, Landlord hereby agrees that the liability insurance that Subtenant shall be required to maintain pursuant to the Sublease shall be required to have “per occurrence” and “general aggregate” limits of Two Million Dollars ($2,000,000) (rather than Five Million Dollars ($5,000,000).
IN WITNESS WHEREOF, Landlord and Tenant have executed this Consent as of the Effective Date.

a	a

By:			By:
Name:			Name:
Title:			Title:

Date:	,	20,
(to be completed by Landlord)
4

SUBTENANT’S ASSUMPTION OF LEASE
The undersigned hereby assumes all of the obligations of Tenant under the Lease, as the same may have been amended, and agrees to be bound by all of the same and to fully and promptly perform all of the same to the extent applicable to the portion of the Premises subject to the Sublease (other than the payment of any monthly rental and other amounts in excess of the amount payable under the Sublease). Subtenant further acknowledges all of the terms and conditions of Landlord’s Consent set forth above, accepts each and every term and provision thereof, and agrees to be bound thereby (to the extent applicable to Subtenant and the portion of the Premises that is proposed to be sublet to Subtenant).

SUBTENANT:
Date:
a

By:
Name:
Title:

Subtenant’s address for notice:

5

EXHIBIT “F”
LETTER OF CREDIT
[***]

EXHIBIT “G”
PERMITTED ENCUMBRANCES
[***]

First Amendment to Lease Agreement
This First Amendment to Lease Agreement (the “Amendment”) is made and entered into as of October 29, 2015 (“Amendment Date”), by and between NORTHSHORE RESOURCES V LP, a California limited partnership (“Landlord”) and SOMA HUB, LLC, a California limited liability company (“Tenant”), with reference to the following facts.
Recitals
A.    Landlord and Tenant entered into that certain Lease Agreement dated as of January 30, 2015 (the “Lease”), for the leasing of premises located at 144 Townsend Street, San Francisco, California (the “Premises”), as such Premises are more fully described in the Lease.
B.    Pursuant to the Lease, Tenant is required to pay the second installment of the Security Deposit (as defined in the Lease) on November 1, 2015.
C.    Landlord and Tenant now wish to amend the Lease to provide for, among other things, the extension of the date on which the second installment of the Security Deposit is due, all upon and subject to the terms, conditions and provisions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.    Recitals; Defined Terms: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full. Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have meanings assigned to such terms in the Lease.
2.    Security Deposit: Subject to satisfaction of the Amendment Conditions (defined below), Landlord and Tenant agree that from and after the Amendment Date, subparagraph (b) of the first sentence of Section 18.1.1 of the Lease shall be deleted in its entirety and the following subparagraph shall be inserted in lieu thereof:
“(b) on or prior to February 1, 2016, Tenant will deposit with Landlord the remaining fifty percent (50%) of the Security Deposit (i.e., $[***] (the “Second Installment”), so that as of February 1, 2016, the total amount of the Security Deposit held by Landlord shall be [***] Dollars ($[***] (the “Original Security Deposit Amount”). Notwithstanding the foregoing, if an Event of Default occurs prior to February 1, 2016, the Second Installment shall become immediately due and payable by Tenant to Landlord.”
3.    Late Fee and Interest: If Landlord does not receive the Second Installment on or prior to February 1, 2016, Tenant will pay Landlord: (i) a late payment charge equal to ten percent (10%) of the Second Installment (i.e., $[***]); and (ii) interest on the delinquent amount of the Second Installment calculated at the Maximum Rate from the date the Second Installment is due up to the date the Second Installment is received by Landlord. The parties agree that such amounts represent a fair and reasonable estimate of the damages Landlord will incur by reason of such late payment. Such late payment charge and interest will be considered Additional Rent.
4.    Amendment Conditions: Landlord and Tenant agree that this Amendment is expressly conditioned upon the satisfaction (or waiver in writing by Landlord) of the following conditions (collective, the “Amendment Conditions”): (i) Tenant’s payment to Landlord on or prior to November 1, 2015 of the monthly installment of Basic Rent payable pursuant to the Lease for the month of November 2015; and (ii) Tenant’s payment to Landlord of $[***] for legal fees incurred by Landlord in connection with Landlord’s review and negotiation of this Amendment, which payment shall be made on or prior to November 1, 2015. In the event the Amendment Conditions are not satisfied on or prior to the respective dates specified in (i) and (ii) of the immediately preceding sentence, this Amendment shall automatically terminate and be null and void, and neither Landlord nor Tenant shall have any rights or obligations hereunder, and the Lease shall remain in full force and effect in accordance with its terms, unmodified by this Amendment.
5.    Brokers: Tenant and Landlord represent and warrant that neither of them has had any dealings with any real estate broker or agent in connection with the negotiation of this Amendment. If either party has dealt with any person, real estate broker or agent with respect to this Amendment, such party shall be solely responsible for the payment of any fee due to said person or firm, and such party shall indemnify, defend and hold the other party free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorney’s fees and costs.
6.    Effect of Assignment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.
7.    Successors and Assigns: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.
8.    Incorporation: The terms and provisions of the Lease are hereby incorporated in this Amendment.
9.    Entire Agreement: This Amendment constitutes the entire understanding of the parties with respect to the subject matter in this Amendment and all prior agreements, representations, and understandings between the parties with respect thereto, whether oral or written, are deemed null, all of the foregoing having been merged into this Amendment. The parties acknowledge that each party and/or its counsel have reviewed and revised this Amendment and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment or any amendments or exhibits to this Amendment or any document executed and delivered by either party in connection with this Amendment.

10.    Severability:    If for any reason any provision of this Amendment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Amendment.
11.    Counterparts: This Amendment may be executed in one or more counterparts. All executed counterparts shall constitute one agreement and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Amendment had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signatures.

///continued on next page///

///continued from previous page///
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“LANDLORD”

NORTHSHORE RESOURCES V LP,
a California partnership

By:	Northshore Resources, Inc.
a California corporation, its general partner

By:	/s/ John V. Fox
Name:	John V. Fox
Title:	President

By:	/s/ Jeffrey Fox
Name:	Jeffrey Fox
Title:	CFO/Secretary

“TENANT”

SOMA HUB LLC,
a California limited liability company

By:	/s/ Komendi Kosasih
Name:	Komendi Kosasih
Title:	Manager

EXHIBIT B
FLOOR PLANS
[***]

EXHIBIT C
DISABILITY ACCESS OBLIGATIONS NOTICE
UNDER SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38
[***]

EXHIBIT D
TENANT’S ALTERATIONS
[***]

EXHIBIT E
EXISTING FF&E
[***]

EXHIBIT F
TENANT’S S

EXHIBIT G
TENANT’S TERMINATION NOTICE
TO:     [***]
RE:    144 Townsend Lease Agreement, dated [** TBD **] (“Lease”) between Soma Hub LLC, a California limited liability company (“Landlord”), and User Testing, Inc., a California corporation (“Tenant”)

[***]:
In accordance with the Lease referenced above, Tenant hereby notifies Landlord that it is exercising its right to terminate the Lease pursuant to Section 3.1.2. The Lease shall terminate effective on May 1, 2020 and neither party shall have any liability or obligations under the Lease.
Sincerely,

USERTESTING, INC.,
a California corporation

By:
Name:
Title:

RIDER 1
LETTER OF CREDIT RIDER
This Letter of Credit Rider (“Letter of Credit Rider”) is made and entered into by and between SOMA HUB LLC, a California limited liability company (“Landlord”), and USER TESTING, INC., a California corporation (“Tenant”), and is dated as of the date of the 144 Townsend Street Lease Agreement (“Lease”) by and between Landlord and Tenant to which this Letter of Credit Rider is attached. The agreements set forth in this Letter of Credit Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Letter of Credit Rider are inconsistent with the terms of the Lease, the terms of this Letter of Credit Rider shall control.
1.    Concurrently with Tenant’s execution of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and to compensate Landlord for all losses and damages Landlord may suffer under the Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Schedule 1 and containing the terms required herein, payable in the City and County of San Francisco California, running in favor of Landlord issued by a solvent, nationally recognized commercial bank (the “Bank”) that is acceptable to Landlord in its sole discretion and (1) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (2) has a long term rating of B or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Fitch Ratings Ltd (Fitch), under the supervision of the Superintendent of Banks of the State of California, or a national banking association (the “Letter of Credit Issuer Requirements”), in the amount of One Million Eight Hundred Sixty Seven Thousand Five Hundred and 00/100 Dollars ($1,867,500.00) (the “Letter of Credit Amount”). Landlord hereby approves of Western Alliance Bank as the Bank.
2.    The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect, whether through replacement, renewal or extension, for the period from the Lease Commencement Date and continuing until the date (the “Letter of Credit Expiration Date”) which is one hundred twenty (120) days after the Lease Expiration Date, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication #590, (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statement that such amount is due to Landlord under the terms and conditions of the Lease, or (2) in the event Tenant, as applicant, shall have failed to provide to Landlord a new or renewal Letter of Credit satisfying the terms of this Letter of Credit Rider at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, (3) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or (4) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity) and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement.

3.    The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

4.     If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Letter of Credit Rider, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19 of the Lease, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Landlord not later than thirty (30) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Letter of Credit Rider, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Letter of Credit Rider, and the proceeds of the Letter of Credit may be applied by Landlord for Tenant’s failure to fully and faithfully perform all of Tenant’s obligations under this Lease and against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets.

5.     Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit in the event Tenant fails to fully and faithfully perform all of Tenant’s obligations under this Lease and to compensate Landlord for all losses and damages Landlord may suffer under the Lease and Landlord may, at any time, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, for such purposes. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of

Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

6.     Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its sole discretion, then Tenant shall within five (5) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease, including without limitation, the Letter of Credit Issuer Requirements. Notwithstanding anything in this Lease to the contrary, Tenant’s failure to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such 5-day period Landlord shall constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by
Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Letter of Credit Rider, and Tenant shall within five (5) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Letter of Credit Rider and that meets the Letter of Credit Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in this Letter of Credit Rider or the Lease to the contrary, constitute a material default for while there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid 5-day period).

7.     Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

SCHEDULE 1 TO LETTER OF CREDIT RIDER
[***]